SCHEDULE 14A
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PVH CORP.

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Notice of
Annual Meeting
of  Stockholders
PROXY
STATEMENT
Meeting Date:
June 20, 2019

Our Business
PVH is one of the largest branded apparel companies in the world, with a history going back over 135 years. We have over 38,000 associates operating in over 40 countries and generated $9.7 billion in revenues in 2018. Our brand portfolio consists of nationally and internationally recognized trademarks, including the global designer lifestyle brands, Tommy Hilfiger  and CALVIN KLEIN, as well as Van Heusen, IZOD, ARROW, Warner’s, Olga, True&Co., and Geoffrey Beene. We also license brands from third parties, including Speedo, Kenneth Cole New York, Kenneth Cole Reaction, Unlisted, a Kenneth Cole Production, MICHAEL Michael Kors, Michael Kors Collection, DKNY and Chaps. Our brand portfolio also includes various other owned, licensed, and private label brands.
We design and market branded dress shirts, neckwear, sportswear, jeanswear, performance apparel, intimate apparel, underwear, swimwear, swim products, handbags, accessories, footwear and other related products. Our brands are positioned to sell globally at various price points and in multiple channels of distribution. This enables us to offer products to a broad range of consumers, while minimizing competition among our brands and reducing our reliance on any one demographic group, product category, price point, distribution channel, or region. We also license the use of our trademarks to third parties and joint ventures for product categories and in regions where we believe our licensees’ expertise can better serve our brands.
Our directly operated businesses in North America in 2018 consisted principally of wholesale sales under our TOMMY HILFIGER, CALVIN KLEIN, Van Heusen, IZOD, ARROW, Speedo, Warner’s, Olga and Geoffrey Beene trademarks; the operation of digital commerce sites under the TOMMY HILFIGER, CALVIN KLEIN, Speedo, True&Co., Van Heusen and IZOD trademarks, and the styleBureau.com digital commerce site; and the operation of retail stores, principally in premium outlet centers, primarily under our TOMMY HILFIGER, CALVIN KLEIN, and certain of our heritage brand trademarks. Our directly operated businesses outside of North America consisted principally of our wholesale and retail sales in Europe and Asia under our TOMMY HILFIGER trademarks; our wholesale and retail sales in Europe, Asia and Latin America under our CALVIN KLEIN trademarks; and the operation of digital commerce sites under the TOMMY HILFIGER and CALVIN KLEIN trademarks. Our licensing activities principally related to the licensing worldwide of our TOMMY HILFIGER and CALVIN KLEIN trademarks for a broad array of product categories and for use in numerous discrete jurisdictions.

Notice of 2019
Annual Meeting of Stockholders

The meeting will be held:
THURSDAY, JUNE 20, 2019
8:45 AM (ET)
The Graduate Center
City University of New York
365 Fifth Avenue
Elebash Recital Hall
New York, NY 10016
Purpose
PROPOSAL 1
Vote on the election of 12 nominees for director to serve a one-year term

PROPOSAL 2
Vote on an advisory resolution to approve our executive compensation

PROPOSAL 3
Vote to approve an amendment to our Certificate of Incorporation to eliminate the requirement of an 80% supermajority vote for stockholders to approve certain transactions with certain stockholders

PROPOSAL 4
Vote to approve an amendment to our Certificate of Incorporation to eliminate the requirement of an 80% supermajority vote for stockholders to amend our By-Laws

PROPOSAL 5
Vote to ratify the appointment of auditors to serve for the current fiscal year

PROPOSAL 6
Transact other business that may properly come before the meeting

Who can attend
■
Holders of record as of the record date of PVH Corp. common stock or their proxies

■
Beneficial owners with evidence of ownership

■
Invited guests of PVH

Who can vote
Stockholders of record at the close of business on April 23, 2019

How to vote

YOUR VOTE IS IMPORTANT
Even if you plan to attend the annual meeting, we encourage you to vote your shares in advance to ensure they are counted.
Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on June 20, 2019
Our Annual Report to Stockholders for our fiscal year ended February 3, 2019, the Proxy Statement and all other proxy materials are available at www.pvhannualmeetingmaterials.com
BY INTERNET*	BY PHONE*	IN PERSON	BY MAIL

www.proxypush.com/pvh	In the U.S. or Canada dial toll-free 1-866-883-3382	Attend the meeting and cast your vote	Cast your ballot, sign your proxy card, and send in our prepaid envelope
*
You have until 12:00 p.m. (CT) on June 19, 2019, to vote through the Internet or by phone. If you vote by Internet or by phone, you do not need to mail back your proxy card.

You must present a picture ID to be admitted to the annual meeting. If you hold stock through a bank or broker, you should bring an account statement as of the record date as evidence of ownership.
Even if you plan to attend the annual meeting, we encourage you to vote your shares in advance to ensure they are counted.
By order of the Board of Directors,
Mark D. Fischer
Secretary
New York, New York
May 7, 2019

PVH CORP. 2019 PROXY STATEMENT	i

Dear Fellow Stockholders
We live by the belief that success is not defined only by our bottom line but also by our commitment to doing the right thing, including responsible governance

MAY 7, 2019
The Power of PVH – the incredible makeup of our organization, encompassing our iconic brands, our talented teams and our wide range of global growth opportunities – was fully on display in 2018. We leveraged our diversified business model to grow revenues by 8% to a record $9.7 billion and to achieve GAAP earnings per share of  $9.65, representing 41% growth year-over-year (EPS on a non-GAAP basis of  $9.60*, representing 21% growth year-over-year). Our results significantly exceeded our initial expectations.
We live by the belief that success is not defined only by our bottom line. We are proud of our efforts to protect the environment and the rights of the over one million workers in our supply chain, and to enrich the lives of the people and communities where we live and work. We believe our commitment to inclusion and diversity strengthens our organization. We have pledged to promote inclusion and diversity both in our company and outside, among our suppliers and other business partners and in our industry generally. Lastly, we believe our dedication to associate engagement and development, and our promotion of our values of individuality, partnership, passion, integrity and accountability, define our culture and make PVH a truly unique organization.
Our commitment to doing the right thing has, with little fanfare, also historically extended to governance. We moved to annual election of directors from a classified structure in the mid-1990s, well before it became a standard practice. Our Audit & Risk Management Committee has a long record of independence and rigorous oversight that pre-dates the Sarbanes-Oxley Act requirements by decades. Our proxy statements have been cited from time to time for robust and transparent disclosures.
2018 is no exception to this history. The most obvious change is the document you are reading now. We made the commitment to – and have now executed – a major re-write of our Proxy Statement. We hope you find it easier to read and understand, not to mention more attractive and consistent with the PVH brand. More importantly, we hope you find the expanded disclosure and increased use of graphics more informative. We are pleased with the results and hope you are as well.
When you read the Proxy Statement, you will see some new concrete measures we took to enhance our governance in 2018. We adopted proxy access – without ever having received any inquiry or request to do so – and we are putting forward, on our own, two amendments to our certificate of incorporation to eliminate supermajority voting provisions. We believe it is not good governance to have supermajority voting requirements. Approval of each of the proposed amendments requires an affirmative vote of at least 80% of our outstanding shares – not just 80% of the shares voted. Therefore, I urge you to be certain to vote.
Finally, I would be remiss if I did not take this opportunity to thank you for your confidence in and support of PVH. I hope to see you at our 2019 Annual Meeting.
Sincerely,
EMANUEL CHIRICO
Chairman and Chief Executive Officer
* Reconciliations to GAAP amounts appear on Exhibit A.
PVH CORP. 2019 PROXY STATEMENT	iii

iv	PVH CORP. 2019 PROXY STATEMENT

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting. Disclosures in this Proxy Statement generally pertain to matters related to our most recently completed fiscal year, which began on February 5, 2018, and ended on February 3, 2019. References to “2018” and other years refer to fiscal years, which are designated by the calendar year in which they begin.
The meeting will be held:
THURSDAY, JUNE 20, 2019
8:45 AM (ET)
The Graduate Center
City University of New York
365 Fifth Avenue
Elebash Recital Hall
New York, NY 10016
Record Date	April 23, 2019
Voting	■ Stockholders as of the record date are entitled to vote. ■ Each share of our common stock is entitled to one vote.
Admission
■
Attendance at the meeting will be limited to holders of record as of the record date of our common stock or their proxies, beneficial owners with evidence of ownership and guests of PVH.

■
If you hold stock through a bank or broker, you can bring an account statement as of the record date as evidence of ownership.

■
Attendees must present a picture ID.

Voting Matters and Vote Recommendation	Board’s recommendation	For more information
PROPOSAL 1 Election of directors	FOR each Director nominee	7
PROPOSAL 2 Advisory vote on executive compensation	FOR	29
PROPOSAL 3 Approval of an amendment to our Certificate of Incorporation to eliminate the requirement of an 80% supermajority vote for stockholders to approve certain transactions with certain stockholders	FOR	72
PROPOSAL 4 Approval of an amendment to our Certificate of Incorporation to eliminate the requirement of an 80% supermajority vote for stockholders to amend our By-Laws	FOR	73
PROPOSAL 5 Ratification of Ernst & Young LLP as our independent auditor for fiscal year 2019	FOR	74
What’s new?
We have reorganized and redesigned our Proxy Statement. It features new and expanded disclosures, as well as improved graphics. This was intended to improve transparency, readability and comprehension. Perhaps more significantly, even though we already had strong corporate governance practices, we took measures to improve them further. In April 2019, our Board adopted proxy access, without having ever been approached by an investor to do so. Please see page 18. In addition, we are asking stockholders to approve at the Annual Meeting two amendments to our Certificate of Incorporation to eliminate supermajority requirements for certain transactions with certain stockholders and for stockholders to approve amendments of our By-Laws.
PVH CORP. 2019 PROXY STATEMENT	1

Proxy Summary Director Election
Director Election (page 7)
The following table introduces our director nominees, all of whom currently serve on our Board. All directors are elected annually by a majority of votes cast.
All of our directors are independent except Mr. Chirico.
					Current Committee Memberships
Director nominee	Age	Director Since Tenure	Principal Occupation	Other Public Company Boards	Audit & Risk Management	Compensation	Corporate Responsibility	Nominating, Governance & Management Development
MARY BAGLIVO	61	2007 12	Chief Executive Officer,/The Baglivo Group; Former Vice Chancellor of Communications and Marketing at Rutgers University	2			■
BRENT CALLINICOS	53	2014 5	Former Chief Operating and Chief Financial Officer, Virgin Hyperloop One; Former Chief Financial Officer, Uber Technologies, Inc.	1			■
EMANUEL CHIRICO	61	2005 14	Chairman and Chief Executive Officer, PVH Corp.	1
JUAN R. FIGUEREO	63	2011 8	Venture Partner, Ocean Azul Partners; Former Executive Vice President and Chief Financial Officer, Revlon, Inc.	0	■
JOSEPH B. FULLER	62	1991 28	Professor of Management Practice in Business Administration, Harvard Business School; Visiting Fellow, American Enterprise Institute; Founder, Joseph Fuller LLC	0				■
V. JAMES MARINO	68	2007 12	Retired Chief Executive Officer, Alberto-Culver Company	1	■
G. PENNY McINTYRE	57	2015 4	Former Chief Executive Officer, Sunrise Senior Living, LLC	0			■
AMY McPHERSON	57	2017 2	Principal investor and consultant; Retired President and Managing Director, Europe, Marriott International, Inc.	0	■
HENRY NASELLA	72	2003 16	Presiding Director, PVH Corp.; Partner and Co-Founder, LNK Partners	0		■		■
EDWARD R. ROSENFELD	43	2014 5	Chief Executive Officer, Steven Madden, Ltd.	1	■
CRAIG RYDIN	67	2006 13	Operating Partner, LNK Partners; Former Chairman of the Board of Directors, Yankee Holding Corp.; Former Non-Executive Chairman, The Yankee Candle Company, Inc.	1		■		■
AMANDA SOURRY (Judith Amanda Sourry Knox)	55	2016 2	President, Unilever North America	0		■		■
Number of meetings in 2018					11	7	4	5
■ Committee Chair
2	PVH CORP. 2019 PROXY STATEMENT

Proxy Summary Director Diversity
Director Diversity
Director Skills
Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills that are vital to the success of our business.
OPERATING EXPERIENCE	of 12 nominees
Current/Recent Public Company CEO, COO or CFO Within a Global Company	4
Financial Expertise	6
Operations Leader Experience	12
INDUSTRY EXPERIENCE
Consumer Products or Services	10
Digital/eCommerce	8
Technology/Cyber Risk	2
Regulatory/Corporate Governance	8
International Experience	11
PVH CORP. 2019 PROXY STATEMENT	3

Proxy Summary 2018 Business Highlights
2018 Business Highlights
PVH demonstrated the power of its diversified business model throughout 2018. We leveraged our portfolio of iconic brands, our strong global platforms and our multi-channel distribution model to grow revenue and earnings. Through the passion and dedication of our associates and our collective focus on continual evolution, our results exceeded our initial expectations despite weaker than expected results at Calvin Klein, the challenging retail landscape (including several retail bankruptcies), geopolitical pressures and a weakening macro-economic picture. That we were able to exceed our financial plans against this backdrop demonstrates the “Power of PVH” — the incredible makeup of our organization that encompasses our iconic brands, our talented teams and the wide range of our global growth opportunities.
$9.7B	$9.65	$9.60*
Revenue, an increase of 8% over 2017	In GAAP earnings per share, representing 41% growth year-over-year	In non-GAAP earnings per share, representing 21% growth year-over-year
We have outperformed our peer group for the one-, two- and three-year periods ended 2018 based on revenue growth and earnings per share (on a non-GAAP basis as reported by us), and, other than the one-year period, based on total stockholder return (“TSR”).
1
Earnings per share amounts used are on a non-GAAP basis, as reported by us.

2
Total stockholder return vs. S&P 500 is based on the S&P 500 companies as of March 12, 2019, which differs from the S&P 500 companies used to determine the performance share units payout for the performance period ended April 25, 2019 (see discussion on page 41).

3
Overall percentile ranking excludes TSR vs. S&P 500.

1
Earnings per share amounts used are on a non-GAAP basis, as reported by us.

2
Total stockholder return vs. S&P 500 is based on the S&P 500 companies as of March 12, 2019, which differs from the S&P 500 companies used to determine the performance share units payout for the performance period ended April 25, 2019 (see discussion on page 41).

*
Reconciliations to GAAP amounts appear in Exhibit A.

4	PVH CORP. 2019 PROXY STATEMENT

Proxy Summary Executive Compensation Highlights
Executive Compensation Highlights (page 30)
Our compensation program is a pay-for-performance model based upon the philosophy that we should incentivize our executive officers to improve our financial performance, profitably grow our businesses and increase stockholder value, and reward them only if they attain these objectives.
Compensation Mix
Compensation Changes From 2017 to 2018
The following table shows how compensation for the NEOs was adjusted for 2018.
	Base Salary	Bonus	Restricted Stock Units1	Stock Options	Performance Share Units
Emanuel Chirico	Increased ↑ $150,000 to $1,500,000	Threshold bonus opportunity increased ↑ to 100% of base salary from 75%; target bonus opportunity increased ↑ to 200% from 150%; maximum bonus opportunity increased ↑ to 400% from 300%	Increased ↑ to $3,000,000 grant date value from $1,850,000	Decreased ↓ to $2,000,000 target grant date value from $2,775,000	Unchanged ↔
Michael Shaffer	Increased ↑ $25,000 to $925,000	Unchanged ↔	Increased ↑ to $800,000 grant date value from $750,000	Increased ↑ to $800,000 target grant date value from $750,000	Unchanged ↔
Francis K. Duane2	Increased ↑ $25,000 to $1,150,000	Unchanged ↔	Increased ↑ to $3,300,000 grant date value from $550,000	None granted; previously received $550,000	Unchanged ↔
Daniel Grieder	Increased ↑ ₣25,000 to ₣1,000,0003	Unchanged ↔	Unchanged4 ↔	Unchanged ↔	Unchanged ↔
Steven Shiffman	Increased ↑ $25,000 to $975,000	Unchanged ↔	Unchanged ↔	Unchanged ↔	Unchanged ↔
1
Restricted stock unit (“RSU”) awards made prior to 2018 to Messrs. Chirico, Shaffer, Duane and Shiffman, who are based in the U.S., were subject to a condition intended to satisfy the requirement for deductibility under Section 162(m) of the U.S. Internal Revenue Code (the “Code”). No similar condition was included on the 2018 awards, as the changes to the Code under the Tax Cuts and Jobs Act of 2017 eliminated the deduction.

2
We entered into a new employment agreement with Mr. Duane in March 2018 under which his salary and the terms of his bonus and equity awards are fixed. The agreement sets forth the equity awards to be granted to Mr. Duane during the three-year term, including a one-time award of RSUs in lieu of the annual grant of RSUs and stock options. The grant date target value ($3.3 million) was equal to three times the aggregate target grant date value of his annual award of RSUs ($550,000) and stock options ($550,000) in 2017. See discussion on page 41.

3
Mr. Grieder’s base salary is tied to Swiss francs because he is a resident of Switzerland. See discussion on page 34.

4
Mr. Grieder had received an incremental increase to his annual award of RSUs in 2017 to reflect outperformance in 2016. The incremental award was not repeated in 2018.

PVH CORP. 2019 PROXY STATEMENT	5

Proxy Summary Governance Highlights

Say-on-Pay
Our stockholders overwhelmingly approved the compensation of our Named Executive Officers at our 2018 Annual Meeting, with 94% of the votes cast in favor of the advisory proposal. We are pleased that our stockholders have consistently supported our executive compensation program since we began holding say-on-pay votes in 2012.

Governance Highlights (page 14)
PVH is committed to excellence in corporate governance, as evidenced by the policies and practices summarized below.
Independence
■
All non-employee directors are independent

■
Independent directors meet regularly in executive session

■
All members of the Board’s standing committees are independent

Accountability
■
Directors are elected annually by a majority vote (in uncontested elections)

■
We have held an annual stockholder advisory vote to approve named executive officer compensation since 2012

■
Incentive compensation for executives is subject to our Clawback Policy

Alignment with Stockholder Interests
■
Our executive compensation program emphasizes pay for performance

■
We have established robust stock ownership guidelines for executive officers and directors

■
Directors and officers are prohibited from hedging and pledging our common stock

Board Practices
■
We have an independent presiding director

■
Our Corporate Governance Guidelines are publicly available and reviewed annually

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We have a rigorous annual Board, committee and individual director self-evaluation process

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We have formal succession planning processes—both for the Board and for the CEO and other members of senior management

Corporate Responsibility and Governance
■
We are committed to driving “fashion forward—for good,” and provide substantial information about our corporate responsibility practices and policies on our website and in our annual Corporate Responsibility Report

■
We first adopted our A Shared Commitment code of conduct for suppliers and business partners in 1991 and have since expanded its scope and evolved its goals to improve the lives of the over one million people across our value chain and to improve the communities and preserve the environment in the places we live and work

■
We promote our values of individuality, partnership, passion, integrity and accountability

■
We are committed to the development of our associates and recognize that they are our greatest asset and key to our continued success

■
We continuously review governance practices and consider adoption of best practice principles

■
We embrace clear, understandable and detailed financial reporting and corporate disclosure

■
Our Code of Business Conduct and Ethics, our Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the charters for all of our Board committees are available on our website

6	PVH CORP. 2019 PROXY STATEMENT

PROPOSAL 1
Election of Directors
Our Board of Directors has twelve members, all of whom are nominees for election at the 2019 Annual Meeting of Stockholders. All nominees elected as directors at the annual meeting will serve for a term of one year or until their successors are elected and qualified. The Board of Directors is not currently aware of any reason why any nominee might be unable to serve.

The Board of Directors recommends a vote FOR the election of the twelve nominees named below.
Proxies received in response to this solicitation will be voted FOR the election of the nominees unless the stockholder specifies otherwise.

Nominees for Election
Mary Baglivo	Chief Executive Officer, /The Baglivo Group

EXPERIENCE
Ms. Baglivo founded /The Baglivo Group (a brand strategy advisory consultancy) in July 2018. From October 2017 through December 2018, she was Vice Chancellor of Communications and Marketing at Rutgers University. Prior to that, she was Chief Marketing Officer/VP Global Marketing at Northwestern University from October 2013 to October 2017. Ms. Baglivo had an extensive career in major advertising agencies, including serving for six years as Chairman & Chief Executive Officer, The Americas, and three years before that as Chief Executive Officer, New York, at Saatchi & Saatchi Worldwide.

INDEPENDENT AGE: 61 DIRECTOR SINCE 2007 COMMITTEE Corporate Responsibility Committee
EXPERTISE
Ms. Baglivo brings to the Board valuable marketing, advertising and strategic planning expertise along with general management know-how. She has extensive experience building high-performing brands via creative integrated programs and has led digital transformations for brand and agency organizations. Her clients have included leading global companies in consumer package goods, healthcare, retail, hospitality, spirits and financial services.
OTHER PUBLIC COMPANY BOARDS ■ Host Hotels & Resorts, L.P. (since 2013) ■ Ruth’s Hospitality Group, Inc. (since 2017)
PVH CORP. 2019 PROXY STATEMENT	7

Proposal 1: Election of Directors Nominees for Election
Brent Callinicos	Former Chief Operating and Chief Financial Officer, Virgin Hyperloop One; Former Chief Financial Officer, Uber Technologies, Inc.

EXPERIENCE
Mr. Callinicos was Chief Operating and Chief Financial Officer of Virgin Hyperloop One (an autonomous transportation company) from January 2017 to March 2018. Before that, he was an advisor at Uber Technologies Inc. (an on-demand car service company) from 2015 to 2016 and Uber’s Chief Financial Officer from 2013 to 2015. Mr. Callinicos was Vice President, Treasurer and Chief Accounting Officer of Google Inc. (a global technology leader now known as Alphabet Inc.) from 2012 to 2013 and Vice President and Treasurer of Google for five years before that.

INDEPENDENT AGE: 53 DIRECTOR SINCE 2014 COMMITTEE Corporate Responsibility Committee
EXPERTISE
Mr. Callinicos is a CPA with extensive experience working in treasury, financial and accounting roles in public companies and working with public company boards. He has been a senior executive at four companies and has served in several board advisory roles. He has substantial experience with corporate responsibility initiatives, including having run Green Energy Investing at Google.
OTHER PUBLIC COMPANY BOARDS ■ Baidu, Inc. (since 2015)
Emanuel Chirico	Chairman and Chief Executive Officer, PVH Corp.

EXPERIENCE
Mr. Chirico has had a 25-year career at PVH Corp. He became Chief Executive Officer in 2006 and added the Chairman role in 2007. Before that, he served in roles of increasing responsibility, including six years as Controller, six years as Chief Financial Officer, and several months as President and Chief Operating Officer. Prior to joining PVH, Mr. Chirico was a Partner at the international accounting firm Ernst & Young LLP, running its Retail and Apparel Practice Group.

AGE: 61 DIRECTOR SINCE 2005
EXPERTISE
Mr. Chirico has extensive knowledge of the operational and financial aspects of PVH developed during his many executive positions in the company, as well as during his service as audit partner on the PVH account. In addition, Mr. Chirico provides the Board with valuable insight into PVH’s business and management’s strategic vision.
OTHER PUBLIC COMPANY BOARDS ■ Dick’s Sporting Goods, Inc. (since 2003)
8	PVH CORP. 2019 PROXY STATEMENT

Proposal 1: Election of Directors Nominees for Election
Juan R. Figuereo	Venture Partner, Ocean Azul Partners; Former Executive Vice President and Chief Financial Officer, Revlon, Inc.
INDEPENDENT AGE: 63
EXPERIENCE
Mr. Figuereo has been a Venture Partner in Ocean Azul Partners (an early stage venture capital fund) since 2018. He was Executive Vice President and Chief Financial Officer of Revlon, Inc. (a global beauty and personal care products company) from April 2016 to June 2017. Before that, he served as Executive Vice President and Chief Financial Officer of NII Holdings, Inc. (a provider of differentiated mobile communications in Latin America) from 2012 to 20151; Executive Vice President and Chief Financial Officer of Newell Rubbermaid, Inc. (a consumer and commercial products company now known as Newell Brands, Inc.) from 2009 to 2012; Executive Vice President and Chief Financial Officer of Cott Corporation (a Canada-based beverage and foodservice company) from 2007 to 2009; and Vice President of Mergers & Acquisitions at Wal-Mart International from 2003 to 2007.

DIRECTOR SINCE 2011 COMMITTEE Audit & Risk Management Committee (Chair)
EXPERTISE
Mr. Figuereo has a strong background in finance and accounting—principally with large multinational public companies. He also has extensive experience in the consumer goods and retail industries, including brand building and driving innovation. He has lived and worked in international markets where PVH has significant operations or is planning to expand operations. In particular, Mr. Figuereo provided leadership to Wal-Mart’s international growth strategy through acquisitions, partnerships and joint ventures in global markets.
OTHER PUBLIC COMPANY BOARDS ■ None
Joseph B. Fuller	Professor of Management Practice in Business Administration, Harvard Business School

EXPERIENCE
Mr. Fuller joined the faculty at Harvard Business School in 2013, where he teaches general management classes and co-leads an initiative called “Managing the Future of Work.” Before that, he was Founder, Director and Vice-Chairman of Monitor Company LP (an international management consulting firm) from 1983 to 2013.2 Mr. Fuller is a Visiting Fellow at the American Enterprise Institute and founded Joseph Fuller LLC (a business consulting firm) in 2013.

INDEPENDENT AGE: 62 DIRECTOR SINCE 1991 COMMITTEE Nominating, Governance & Management Development Committee (Chair)
EXPERTISE
Mr. Fuller has extensive experience advising management with respect to strategy, corporate finance, governance and marketing (including with respect to channel management, pricing trends and pressures, and innovation). In addition, as a professor at a renowned business school, he has knowledge of management principles used by leading businesses worldwide.
OTHER PUBLIC COMPANY BOARDS ■ None

1
On September 15, 2014, NII Holdings, Inc. filed for bankruptcy protection in New York, New York.

2
On January 11, 2013, Deloitte Consulting LLP acquired all of the business of Monitor Company pursuant to an agreement entered into on November 7, 2012. To help facilitate the acquisition, Monitor Company filed for bankruptcy protection on November 7, 2012, in Wilmington, Delaware. The sale was accomplished by means of a bankruptcy court-approved sale under the U.S. Bankruptcy Code.

PVH CORP. 2019 PROXY STATEMENT	9

Proposal 1: Election of Directors Nominees for Election
V. James Marino	Retired Chief Executive Officer, Alberto-Culver Company

EXPERIENCE
Mr. Marino was President and Chief Executive Officer of Alberto-Culver Company (a global consumer products company) for five years until his retirement in 2011. Before that, he served in roles of increasing responsibility for 10 years, including President of Alberto-Culver Consumer Products Worldwide from 2004 to November 2006, and President of Alberto Personal Care Worldwide, a division of Alberto-Culver Company, from 2002 to 2004.

INDEPENDENT AGE: 68 DIRECTOR SINCE 2007 COMMITTEE Audit & Risk Management Committee
EXPERTISE
Mr. Marino has significant senior executive leadership experience in the consumer products industry. During his tenure at Alberto-Culver, he developed expertise on both a domestic and an international basis in areas including corporate strategy development and execution, brand building and multichannel distribution. He also has in-depth knowledge of public company reporting. In addition, his work on the Boards of Directors of OfficeMax and Office Depot has provided him with perspective on the retail landscape, consumer goods, and governance of public companies.
OTHER PUBLIC COMPANY BOARDS ■ Office Depot, Inc. (since 2013), ■ OfficeMax Incorporated (from 2011 to 2013, when OfficeMax merged into Office Depot) ■ Alberto-Culver Company (2006 to 2011)
G. Penny McIntyre	Former Chief Executive Officer, Sunrise Senior Living, LLC

EXPERIENCE
Ms. McIntyre was Chief Executive Officer of Sunrise Senior Living, LLC (a provider of senior living services) from November 2013 to May 2014. Before that, she served as President of the Consumer Group of Newell Brands for one year, and Group President of Newell Brands’ Office Products Group for three years. Earlier in her career, she spent almost 11 years at The Coca-Cola Company, including as Senior Vice President, General Manager, Functional Beverages (overseeing still beverages, such as water, tea and coffee), as well as in a series of marketing positions of escalating responsibility, including Group Marketing Director, Europe, Asia and Middle East.

INDEPENDENT AGE: 57 DIRECTOR SINCE 2015 COMMITTEE Corporate Responsibility Committee (Chair)
EXPERTISE
Ms. McIntyre has extensive general management experience gained through operating consumer packaged goods businesses in multiple channels and across multiple geographies. She has led sales, marketing and operations teams in Europe, Africa, Japan and the U.S. She has a background in consumer insights, brand building and digital commerce gained through her employment with Coca-Cola, Newell Brands and SC Johnson Wax.
OTHER PUBLIC COMPANY BOARDS ■ None
10	PVH CORP. 2019 PROXY STATEMENT

Proposal 1: Election of Directors Nominees for Election
Amy McPherson	Principal investor and consultant; Retired President and Managing Director, Europe, Marriott International, Inc.

EXPERIENCE
Ms. McPherson recently retired as President and Managing Director, Europe at Marriott (a global lodging company) and is taking on a role as a principal investor and consultant to a children-focused media business. She joined Marriott in 1986 and served in roles of increasing responsibility, including Executive Vice President of Global Sales and Marketing, Senior Vice President of Business Transformation and Integration, and Vice President of Finance and Business Development.

INDEPENDENT AGE: 57 DIRECTOR SINCE 2017 COMMITTEE Audit & Risk Management Committee
EXPERTISE
Ms. McPherson has considerable experience in overseeing business operations and development in Europe, having overseen multiple brands of hotels for Marriott, the world’s largest hotel company. She has overseen acquisitions and strategic partnerships and implemented and executed strategies on both a regional and global basis. In addition, Ms. McPherson has experience managing Marriott’s global and field sales, marketing, loyalty program, revenue management, e-commerce, worldwide reservation sales and customer care, and sales channel strategy and analysis.
OTHER PUBLIC COMPANY BOARDS ■ None
Henry Nasella	Partner and Co-Founder, LNK Partners

EXPERIENCE
Mr. Nasella has been a partner at LNK Partners (a private equity investment firm) since he co-founded the firm in 2005. Earlier in his career, Mr. Nasella was a Venture Partner at Apax Partners, where he was a senior member of the U.S. Consumer and Retail Group. Before Apax, Mr. Nasella led the successful buyout of Star Markets (a regional supermarket chain), and served as Chairman and CEO of the company until it was sold to Sainsbury Plc. He was the first President of Staples, where he built the company from a startup into a global leader in office supply retailing.

INDEPENDENT AGE: 72 DIRECTOR SINCE 2003 PRESIDING DIRECTOR SINCE 2007 COMMITTEES Compensation Committee (Chair) Nominating, Governance & Management Development Committee
EXPERTISE
Mr. Nasella has significant management experience gained in senior executive positions in publicly traded retail companies and as a partner in private equity firms. In addition, Mr. Nasella has extensive experience serving on boards of directors and board committees of several retail companies.
OTHER PUBLIC COMPANY BOARDS ■ Staples, Inc. (1988 to 1993) ■ Panera Bread Co. (1995 to 2001) ■ Dennys Corp. (2004 to 2008)
PVH CORP. 2019 PROXY STATEMENT	11

Proposal 1: Election of Directors Nominees for Election
Edward R. Rosenfeld		Chief Executive Officer, Steven Madden, Ltd.

EXPERIENCE
Mr. Rosenfeld has been part of the executive management team of Steven Madden (a fashion footwear and accessories company) since 2005, serving in finance and strategic planning roles before becoming Chief Executive Officer in 2008. Before joining Steven Madden, he was an investment banker in a mergers and acquisitions practice focused on the retail and apparel industries.

INDEPENDENT AGE: 43 DIRECTOR SINCE 2014 COMMITTEE Audit & Risk Management Committee	EXPERTISE Mr. Rosenfeld brings over 20 years of experience focused on the retail, apparel and footwear industries as both an executive and an investment banker.	OTHER PUBLIC COMPANY BOARDS ■ Steven Madden, Ltd. (since 2008)
Craig Rydin	Operating Partner, LNK Partners

EXPERIENCE
Mr. Rydin has been an operating partner at LNK Partners (a private equity investment firm) since 2014. Before that, he was Chairman of the Board of Directors of Yankee Holding Corp., and Non-Executive Chairman of The Yankee Candle Company, Inc. (a designer, manufacturer, and branded marketer of premium scented candles) for 12 years. He spent 23 years at Campbell Soup Company, where he held positions of increasing responsibility, including President of Godiva Chocolatier Worldwide and senior management and marketing positions at Pepperidge Farm.

INDEPENDENT AGE: 67 DIRECTOR SINCE 2006 COMMITTEES Compensation Committee Nominating, Governance & Management Development Committee
EXPERTISE
Mr. Rydin has significant management and leadership experience, which he gained in over 30 years in various executive positions in the consumer products and retail industry. In addition, Mr. Rydin has extensive experience serving on the audit and compensation committees of several public and private company boards of directors.
OTHER PUBLIC COMPANY BOARDS ■ Booking Holdings Inc. (since 2005) ■ Yankee Holding Corp. (2001 to 2013)
12	PVH CORP. 2019 PROXY STATEMENT

Proposal 1: Election of Directors Nominees for Election
Amanda Sourry	President, Unilever North America

EXPERIENCE
Ms. Sourry assumed her current role at Unilever (a personal care, foods, refreshment, and home care consumer products company) in 2018. She also held the title Head of Global Customer Development, Unilever, from 2018 to 2019. Ms. Sourry has spent almost her entire career — over 30 years — in roles of increasing responsibility at Unilever, including President, Global Foods Category of Unilever plc from 2015 to 2017; Executive Vice President, Global Haircare from 2014 to 2015; and Executive Vice President, U.K. and Ireland from 2010 to 2014.

INDEPENDENT AGE: 55 DIRECTOR SINCE 2016 COMMITTEES Compensation Committee Nominating, Governance & Management Development Committee
EXPERTISE
Ms. Sourry has extensive global marketing and business experience in consumer product goods, as well as consumer development, including overseeing Unilever’s digital efforts. She has held roles in the U.S. and throughout Europe and served in global product positions. Ms. Sourry is actively involved in Unilever’s global diversity, gender balance and sustainable living initiatives.
OTHER PUBLIC COMPANY BOARDS ■ None
PVH CORP. 2019 PROXY STATEMENT	13

Corporate Governance
Independence
The Board of Directors has evaluated the independence of each of the directors and nominees for director in relation to the rules of the New York Stock Exchange (“NYSE”). The independence inquiry included the additional criteria for service on the Audit & Risk Management Committee and the Compensation Committee for the directors who are members of those committees. The Board determined that Mr. Chirico, as our only management director, is not independent, and that each of our other current directors is independent.
In making these independence determinations, the Board of Directors considers whether a director has or had a relationship with PVH that would disqualify the individual under applicable regulation from being considered independent, that would be disclosable under applicable regulation, or that might otherwise be deemed material to the director, the director’s family or PVH. None of the directors, other than Mr. Chirico, has a material relationship with PVH, either directly or as a partner, stockholder, or officer of an organization that has a relationship with PVH, nor does any other director have a direct or indirect material interest in any transaction involving PVH.
The Board of Directors did consider that PVH employs Ms. Baglivo’s daughter when making its independence decision with respect to her. In concluding that Ms. Baglivo is independent, the Board noted that her daughter’s annual compensation is well below the threshold of  $120,000 that would require disclosure under applicable SEC rules.
No family relationship exists between any director or executive officer of PVH with any other director or executive officer.
Leadership Structure of the Board
Our Chief Executive Officer currently serves as Chairman of the Board of Directors. The Board believes that no single leadership model is necessarily best for PVH and that the decision to combine or separate the offices of Chief Executive Officer and Chairman should depend on the circumstances. Right now, the Board believes that combining these two roles is the most effective leadership structure for us. Mr. Chirico’s combined role has promoted unified leadership and direction for the Board and executive management, and has allowed for a single, clear focus for the chain of command to execute our strategic initiatives and business plans. Mr. Chirico’s extensive knowledge of and tenure at PVH makes him uniquely qualified for this leadership role.
Our Corporate Governance Guidelines provide that, if the Chief Executive Officer serves as Chairman, the independent directors must elect an independent director to serve as presiding director. The Nominating, Governance & Management Development Committee is responsible for nominating the director to serve in such role.
Mr. Nasella has been our presiding director since 2007. The duties of the presiding director include:
■
leading all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

■
serving as liaison between the Chairman and the non-management directors;

■
guiding the annual review of the Chief Executive Officer’s performance and compensation;

■
serving as a sounding board for, and providing advice and guidance to, the Chief Executive Officer;

■
discussing with management or approving non-routine information sent to the Board;

■
reviewing and approving meeting agendas;

■
ensuring there is sufficient time for discussion of all agenda items;

■
calling meetings of the independent directors, if appropriate; and

■
participating in, or consulting on, communications with stockholders, when appropriate.

In addition to creating a strong, independent, clearly defined presiding director role, the Board has adopted a number of governance practices to ensure effective independent oversight. The members of all key Board committees must meet the independence requirements prescribed by the NYSE. The Board holds executive sessions of the independent directors at the end of every Board meeting, as well as at other times the independent directors choose.
14	PVH CORP. 2019 PROXY STATEMENT

Corporate Governance Risk Oversight
Risk Oversight
The Board of Directors
oversees the management of risks related to the operation of our business. As part of its oversight, the Board receives periodic reports from members of senior management on various aspects of risk, including our enterprise risk management program, business continuity planning and cybersecurity. Each Board committee oversees the management of risks that fall within its area of responsibility. In performing this function, each committee has full access to management, as well as the authority to engage advisors. Committee Chairpersons report on their Committee’s activities, including agenda items relating to risk, at each Board meeting following a Committee meeting and can raise risk issues with the full Board at that time.
The Audit & Risk Management Committee
has principal responsibility for risk assessment and risk management. As part of this role, the Audit & Risk Management Committee:
■
monitors the operation of our enterprise risk management program;

■
receives an annual enterprise risk management report, in which management identifies our most significant operating risks and the mitigating factors that exist to control those risks, based on the results of an annual, in-depth exercise in which a broad spectrum of associates and executives from key areas and all regions work with an outside expert to identify relevant areas of risks and mitigating factors;

■
receives reports at its in-person meetings on our cybersecurity and data privacy efforts, including an annual in-depth review of strategy and initiatives for the coming year, presented by our Vice President, Information Security;

■
receives reports on risks and developments relating to our IT systems upgrades, financial reporting, security issues, insurance, legal matters, compliance training and reporting, and other areas of risk and risk management; and

■
meets privately on a regular basis with representatives of our independent auditors to discuss our auditing and accounting processes and management.

The Compensation Committee
considers as part of its oversight of our executive compensation program whether the incentive awards it administers are properly aligned with stockholder value creation, corporate objectives, and our Code of Business Conduct and Ethics. As part of this role, the Compensation Committee:
■
receives an annual risk assessment from its compensation consultant that analyzes the risks represented by each component of the program, as well as mitigating factors; and

■
develops policies, such as our Clawback Policy, to mitigate potential risks.

The Compensation Committee performed in 2018 an extensive analysis of incentive compensation arrangements throughout the company to ensure they do not create excessive or unwanted risk. The review was initiated in light of certain news reports over the year involving poor pay practices at other companies. When the review was completed, the Compensation Committee determined that our incentive compensation programs are appropriate and do not encourage excessive risk. In addition, the Committee adopted a Clawback Policy to provide for the recoupment of incentive compensation from certain current and former executives for material violations of our Code of Business Conduct and Ethics policy and other material policies. The Clawback Policy extended the existing recoupment provisions of our incentive compensation plans, which had covered a more limited set of executives and only related to certain restatements of our financial statements. For more information, see “Risk Considerations in Compensation Programs,” which begins on page 49.

The Nominating, Governance & Management Development Committee
oversees risks related to governance issues. As part of this role, the Nominating, Governance & Management Development Committee:
■
administers an active succession planning process for the Chief Executive Officer to reduce risks in the event our Chief Executive Officer needs to be replaced on an emergency basis, as well as in anticipation of his eventual retirement;

■
considers changes in principal employment of directors and new directorships sought by directors to ensure there are no conflicts of interest or loss of skill set; and

■
conducts an annual evaluation program to determine if the directors, Board and Board committees are performing effectively and in the best interests of PVH and our stockholders.

The Corporate Responsibility Committee
is responsible for advising the Board and management with respect to potential risks to PVH’s reputation and our role as a socially responsible organization. As part of this role, the Corporate Responsibility Committee:
■
monitors human rights, work conditions and environmental programs administered by our global CR compliance teams, mainly with respect to the operations of suppliers and factories in our supply chain; and

■
monitors significant events and activities in the industry generally, such as our participation in the Accord on Fire and Building Safety in Bangladesh, a binding commitment of over 200 brand owners and retailers to remediate safety issues in garment factories in Bangladesh undertaken in the wake of the Rana Plaza disaster.

PVH CORP. 2019 PROXY STATEMENT	15

Corporate Governance Board, Committee and Director Evaluations
Board, Committee and Director Evaluations
The Board believes it is important to address its role, the presentation topics at its meetings, and its capabilities and effectiveness on a regular basis. Conducting Board, director and committee evaluations — and discussing the results of those evaluations — are an important part of this process. The Nominating, Governance & Management Development Committee oversees the annual Board evaluation process.
16	PVH CORP. 2019 PROXY STATEMENT

Corporate Governance Board Refreshment
Board Refreshment
Evaluating current Board composition
The Nominating, Governance & Management Development Committee initiated a formal, ongoing process for director succession in 2016. The process had several goals:
■
identifying qualities and skills needed for service on our Board;

■
identifying the qualities and skills each current director possesses;

■
assessing how the current directors exercise their qualities and skills;

■
determining whether any additional skill sets or other attributes are necessary to fill gaps in the current Board;

■
establishing a succession strategy and executing against the strategy, including planning well in advance of upcoming mandatory retirements; and

■
performing on-boarding and transitioning for new directors.

The Nominating, Governance & Management Development Committee uses a skills matrix to assess the strengths and needs of the Board in relation to our current business strategy, expected future strategic needs, and the current state of our industry. The matrix incorporates areas of operating and industry experience that Committee members have determined should be represented on our Board. Using directors’ self-assessments and assessments from the other directors and management, including our Executive Vice President, Global Talent Management, the Committee populates the matrix, showing the extent to which each current director has the desired qualities and skills.
The Nominating, Governance & Management Development Committee reviews the skills matrix, along with individual director demographics, tenure and committee memberships, and considers our total Board composition and demographics compared to our peers, to determine whether we need to add a director with specific qualities or skills. The Committee believes our Board of Directors is most effective when its members represent a mix of the attributes, skills and experience shown below.
Director Nominee Skills
	Operating Experience			Industry Experience
	Current/Recent Public Company CEO, COO or CFO Within a Global Company	Financial Expertise	Operations Leader Experience	Consumer Products or Services	Digital/ eCommerce	Technology/ Cyber Risk	Regulatory/ Corporate Governance	International Experience
MARY BAGLIVO			■	■	■			□
BRENT CALLINICOS		■	■		■	■	■	□
EMANUEL CHIRICO	■	■	■	■			■	□
JUAN R. FIGUEREO		■	■	■		■	■	■
JOSEPH B. FULLER			■				■	□
V. JAMES MARINO		■	■	■			■	□
G. PENNY McINTYRE			■	■	■			■
AMY McPHERSON	■	■	■	■	■			■
HENRY NASELLA			■	■	■		■
EDWARD R. ROSENFELD	■	■	■	■	■		■	□
CRAIG RYDIN			■	■	■		■	□
AMANDA SOURRY	■		■	■	■			■
■
C-suite experience managing a business with an ecommerce component to the business vs. direct experience managing an e-commerce business
□
C-Suite experience managing a business with international operations vs. actually operating within an internationally based business
PVH CORP. 2019 PROXY STATEMENT	17

Corporate Governance Board Refreshment
Identifying potential new directors
In evaluating potential new directors, the Nominating, Governance & Management Development Committee will consider the needs identified by our formal review process and the resulting skills matrix, and also may consider factors such as each candidate’s professional experience; business, charitable or educational background; performance in current position; reputation; age; and service on other boards of directors. Potential candidates have been identified at various times by members of the Board, by a third-party search and recruiting firm retained for that purpose, and by senior executives.
The Nominating, Governance & Management Development Committee will consider a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee, and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary. The expectation is that candidates recommended by stockholders would be evaluated in a similar manner as candidates identified by the Committee.
Proxy access
We amended our By-Laws in April 2019 to adopt a proxy access provision. This provision allows stockholders to nominate director candidates for election to our Board, and for those director candidates to be included in our proxy materials. Under our proxy access by-law, a group of up to 20 stockholders that collectively has owned at least 3% of our common stock for at least three years may nominate director candidates constituting up to the lesser of two directors and 20% of our Board, subject to certain informational and procedural requirements.
The Nominating, Governance & Management Development Committee evaluated a number of different factors and potential formulations in adopting our proxy access by-law before recommending it to the Board for approval. We believe the version we adopted provides stockholders with meaningful participation in the director nomination process, while also imposing reasonable thresholds to avoid unnecessary administrative costs and to ensure the nominating stockholders have an appropriate and genuine interest in PVH and its governance.
Diversity
The Nominating, Governance & Management Development Committee considers the diversity of the Board and potential candidates in selecting new directors but does not have a specific policy in that regard. In practice, the Committee reviews whether a candidate would contribute to the diversity of skills, abilities, and experiences represented in our skills matrix, as well as the candidate’s race, ethnicity and gender. We are proud of the diversity of backgrounds that characterize our current Board of Directors, including that one-third of our directors are women, and believe that our diversity provides significant benefits to PVH.
Mandatory retirement
Directors cannot be nominated for re-election if they will be 72 on the date of the applicable annual meeting, absent a waiver by the Nominating, Governance & Management Development Committee and the full Board. The Board has granted a waiver to Mr. Nasella due to his continued strong leadership, performance, and contributions to the Board and the committees on which he sits. The Board believes that imposing a mandatory retirement age is an effective way to ensure director refreshment. To that end, two of the directors who have joined the Board in recent years were nominated in anticipation of then upcoming retirements, which have now occurred.
18	PVH CORP. 2019 PROXY STATEMENT

Corporate Governance Stockholder Engagement
Stockholder Engagement

We regularly engage with stockholders to understand their perspectives on our company, our business and their concerns. We held discussions during 2018 with almost 80% of our top 15 stockholders who are active managers (i.e., excluding index funds and others who do not meet with management). We meet with stockholders during appearances by management at scheduled events, as well as in private meetings held throughout the year.

Our discussions with stockholders cover a wide range of topics, but generally our conversations involve the following issues:
■
Our acquisition strategy and plans, including with regard to our stated intention to continue to assert more direct control over our global lifestyle brands, TOMMY HILFIGER and CALVIN KLEIN

■
Our growth opportunities for each of our branded businesses, including regional and category opportunities

■
Our long-term growth targets

■
Our plans and perspectives on, as well as expected impact on us of, macroenvironmental issues, such as the prospect of additional tariffs on imports to the United States of goods manufactured in China, tax reform in the United States and elsewhere, the economic slowdown in China, and rising labor and raw material costs

■
The competitive landscape and how we are positioned to gain market share

■
Our consumer engagement initiatives, both globally and regionally

■
Our initiatives to grow digital commerce

■
Infrastructure investments, including developing a consumer data platform for improving insights and data analytics, as well as for supply chain optimization and speed to market initiatives

■
Capital allocation, including stock repurchases and dividend policy

■
Our corporate responsibility program

We also engage with stockholders on our compensation practices, most notably on CEO compensation, and periodically seek input from them regarding our compensation program and the compensation paid to Mr. Chirico and the other senior executives. The Compensation Committee has discussed and considered communications received from stockholders relating to our compensation program, and the Committee Chairman has responded to inquiries, where appropriate. In addition, the members of the Compensation Committee typically attend our Annual Meeting and are available to answer questions regarding our compensation program.
In general, feedback from our stockholders is positive and we have not generally received any requests to undertake changes to our compensation practices, adopt corporate governance measures, undertake additional (or enhance existing) corporate responsibility initiatives, or expand our engagement practices.
Director Resignation Policy
The election of directors in an uncontested election requires the affirmative vote of a majority of the votes cast at an annual meeting. Our Corporate Governance Guidelines provide that a director seeking re-election who does not obtain a majority vote of stockholders must offer a letter of resignation. The Nominating, Governance & Management Development Committee will make a recommendation to the full Board on whether to accept or reject any such resignation, or whether other action should be taken. The Board must act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date election results are certified. Our Corporate Governance Guidelines provide that the Nominating, Governance & Management Development Committee and the Board may consider any factors and information that they consider appropriate and relevant in making their respective decisions. The director who has tendered a resignation cannot participate in the Committee or Board discussions regarding that resignation.
PVH CORP. 2019 PROXY STATEMENT	19

Corporate Governance Director On-Boarding
Director On-Boarding
We conduct a comprehensive on-boarding process for new directors. We believe a wide-ranging orientation is important in positioning new directors for success. The process includes pairing a new director with a seasoned member of the Board who serves as a peer mentor for the first three to six months. In addition, new directors participate in a corporate, business and financial orientation program that involves substantive individual meetings with senior executives. For example, the Chief Executive Officer will brief new directors on current business and strategy; the Chief Operating & Financial Officer will speak about our financial performance; the Treasurer and Senior Vice President, Business Development and Investor Relations will discuss our capital structure, the stockholder base and investor relations; the General Counsel will discuss corporate governance, periodic reporting and stock-related matters; and the Chief Human Resources Officer will report on human resources strategies, key talent and succession planning. In addition, senior executives in our Tommy Hilfiger, Calvin Klein and Heritage Brands businesses provide an overview of their respective businesses. The orientation also includes an introductory session with the Chair or members of the Board committee on which the new director will sit and may also include executives and outside advisors who work with that committee. SEC filings and other information are provided as a background resource. We endeavor to have all new directors visit our European headquarters in Amsterdam within their first year of service.
Ongoing Director Education
We have created a website for directors that is part of our PVH University learning management system. The site provides directors with access to information on director educational conferences and programs, our PVH Complies compliance training courses, and the extensive library of courses we offer to our associates. The site identifies programs, conferences and classes recommended by other directors and our Talent Development Team.
We encourage directors to pursue educational opportunities to enable them to better perform their duties and to learn about emerging issues. In addition, we provide access to educational materials and resources, including subscriptions to outside publications relevant to governance and our industry, and membership in governance organizations. We do not limit the amount of time or money that can be spent on director education, although we do evaluate the courses and conferences to make certain that the subject matter is appropriate for the director and their role. Directors are allowed to determine the amount of education they deem appropriate. However, our Corporate Governance Guidelines strongly encourage directors to attend at least one external director education program per year.
The Nominating, Governance & Management Development Committee may request that directors seek out particular education programs or that the Board receive presentations based on results from the Board questionnaires and individual director self-assessments.
We often incorporate travel to PVH facilities and facilities operated by business partners to educate directors on our global operations, as well as matters related to the committees on which they serve. For example, the entire Board traveled in 2018 to Hong Kong, Shanghai and Tokyo to visit our offices and retail operations there, and members of the Corporate Responsibility Committee have traveled to see factories where our goods are produced.
Management Succession Planning
The Nominating, Governance & Management Development Committee has implemented a detailed plan regarding succession planning. Succession plans for the Chief Executive Officer and the senior management team are updated at least annually, and the Committee presents a status report on succession plans annually to the full Board. The succession-planning process includes both identifying and developing plans for promising internal candidates and identifying external candidates. The plan includes mid-term and long-term solutions and arrangements in the event an emergency arises.
20	PVH CORP. 2019 PROXY STATEMENT

Corporate Governance Political and Lobbying Activities
Political and Lobbying Activities
PVH does not contribute to political candidates, parties or causes. We do occasionally participate in lobbying activities, principally through our membership in industry associations. For example, we are involved in ongoing efforts not to have apparel and footwear imported into the U.S. from China subjected to additional tariffs. We believe additional tariffs would be damaging to retail sales, cause price increases and job losses, and would be excessive given the already elevated level of tariffs on these imports as compared to other product categories.
We were involved in 2017 in industry efforts on proposed U.S. tax reform and, in particular, lobbying against the suggestion that a border adjustment tax on imports be included in the broader reform plan. We were actively involved in 2014 and 2015 in seeking an extension of the African Growth and Opportunity Act (“AGOA”), which offers incentives for African countries to continue their efforts to open their economies and build free markets. We believe East Africa provides a potential opportunity for us to be involved in the vertically integrated production of apparel in an environment where our corporate responsibility standards can be implemented from the outset, including adherence to best practices in working conditions, workers’ rights, building and fire safety, and use of green energy sources. We continue to monitor the eligibility of the countries in sub-Saharan Africa where we produce in order to participate in AGOA benefits, which, for producers like PVH, allows us to import goods into the U.S. on a duty-free basis.
Values and Corporate Responsibility
We believe that PVH is truly a unique organization, from our associates’ embodiment of our values — individuality, partnership, passion, integrity and accountability — to our ongoing commitment to Corporate Responsibility (“CR”), to our efforts to invest in the long-term success of our associates. We recognize our responsibility as an industry leader to consider CR throughout our strategic business decisions to positively affect human rights, protect the environment, foster inclusion and diversity, and sponsor community engagement. We believe that our success is not only measured by our business results, but how we achieve them.
As the conscience of our industry shifts toward more responsible, sustainable practices, we are positioning our business to be at the forefront of what’s next. We recently unveiled the next evolution of our CR strategy — Forward Fashion. The heart of this ambitious vision for the future is to reduce negative impact to zero, increase positive impacts to 100% and improve the over one million lives across our value chain. We believe that this strategy truly represents our purpose and the way we should all do business.
PVH would not be where it is today without our industry-leading talent. We believe our associates are a reflection of our organization and that it is our responsibility to encourage an inclusive environment, which ultimately inspires change from within. We believe we are developing a strong foundation for continued success by creating a workplace that appreciates our associates and acknowledges that our people are our greatest asset. We are proud to note that our efforts regularly are recognized publicly in a variety of ways, including appearing on Forbes’ list of Best Employers for Diversity, Fortune magazine’s list of the World’s Most Admired Companies, Forbes’ inaugural list of Best Employers for Women, and Top Five Lead Awards from HR.com in five categories, including Best Corporate University.
We invite you to read our annual CR Report and learn more about how we drive fashion forward — for good — by visiting the Corporate Responsibility section of our website at PVH.com/responsibility.
You can learn more about our recognitions — which highlight the Power of PVH — by visiting the Recognitions section of our website at PVH.com/company/recognitions.
PVH CORP. 2019 PROXY STATEMENT	21

Corporate Governance Meetings
Meetings

Our Corporate Governance Guidelines require all members of the Board of Directors to use reasonable efforts to attend, in person or by telephone or video conference, all meetings of the Board and of any committees on which they serve, as well as the annual meeting of stockholders. All of our directors attended the 2018 Annual Meeting of Stockholders, and we expect them all to attend the 2019 meeting as well. There were five meetings of the Board of Directors during 2018. All but one of the directors attended 100% of the aggregate number of meetings of the Board and the committees on which they served. One director missed one Board meeting.

Board meetings typically cover four categories of business, as described below.
Corporate governance matters. These discussions include approval of minutes and dividends, committee reports and the review of Board and committee charters, Board policies, and Securities and Exchange Commission (“SEC”) filings.
Standing agenda items. These discussions address matters such as business and financial updates, budget review and approval, corporate strategy and strategic opportunities/alternatives, capital structure, and updates on enterprise risk management, corporate responsibility and other programs.
Topical issues. The Board receives presentations on and, as appropriate, considers, matters such as competitive and industry developments, advertising and marketing campaigns, regulatory updates, capital programs, and initiatives like speed-to-market, Africa sourcing and organizational restructurings.
Transaction-related discussions and approvals. The Board discusses issues such as financings, acquisitions and joint ventures when they arise.

To ensure that the Board is fully informed about issues under discussion, meetings often include presentations by our corporate officers, senior executives or internal subject matter experts, and outside advisors and consultants. One meeting each year is convened offsite for several days to give directors an opportunity to consider and discuss at length matters such as strategy, opportunities, business strengths and weaknesses, and competitive threats. The offsite meeting also provides the directors with exposure to and the opportunity to interact with a large contingent of executives from the global management team. These interactions help the Board assess the talent pool globally.
Executive Sessions
Each Board meeting begins in an executive session of all of the directors (along with the corporate Secretary). This session includes an overview of the agenda by the Chairman and Chief Executive Officer and a preview of some of the key issues confronting management. In addition, the executive session gives directors an opportunity to prepare possible lines of questioning for management and outside advisors and enables the Board to discuss issues that they do not want to raise with the rest of management present. On occasion, other members of management other than the CEO will be invited to participate with respect to discrete items.
Our independent directors also meet at the end of each regular meeting (and other times) in executive session to discuss Board presentations, management performance and the performance of our Chief Executive Officer. Mr. Nasella, our presiding director, leads these executive sessions.
CEO Evaluation
Mr. Nasella meets with our Chief Executive Officer at least annually to discuss the Board’s feedback on the CEO’s performance and areas for improvement. The feedback is elicited through a written performance evaluation completed by each director that solicits both quantitative and qualitative responses regarding five key areas of performance: Leadership and People; Strategic Planning; Financial Results; External Relations; and Board Relations.
22	PVH CORP. 2019 PROXY STATEMENT

Corporate Governance Transactions with Related Persons
Transactions with Related Persons
SEC rules require us to disclose certain transactions with “related persons.” These are transactions, subject to certain exceptions, involving amounts in excess of  $120,000 between PVH on one side and one of the following categories of people on the other side:
■
a current director or executive officer;

■
a person who, during our most recently completed fiscal year, served as a director or executive officer;

■
a nominee for director;

■
a holder of more than 5% of our common stock; or

■
an immediate family member of any of the foregoing persons.

The only transaction that meets these criteria is that Dominic Chirico, a son of Emanuel Chirico, has worked in our Calvin Klein business since September 2010. In 2018, Dominic Chirico received compensation of  $295,611 consisting of salary and bonus.
The Audit & Risk Management Committee is required to review and approve any transaction between PVH and any director or executive officer that will, or is reasonably likely to, require disclosure under SEC rules. In determining whether to approve any such transaction, the Committee will consider the following factors, among others, to the extent relevant to the transaction:
■
whether the terms of the transaction are fair to PVH and on the same basis as would apply if the transaction did not involve a related person;

■
whether there are business reasons for PVH to enter into the transaction;

■
whether the transaction would impair the independence of an outside director; and

■
whether the transaction would present an improper conflict of interest for a director or executive officer, taking into consideration such factors as the Committee deems relevant, such as the size of the transaction, the overall financial position of the individual, the direct or indirect nature of the individual’s interest in the transaction, and the ongoing nature of any proposed relationship.

Additionally, under our Code of Business Conduct & Ethics and our Conflict of Interest Policy, our directors and associates, including executive officers, have a duty to report all potential conflicts of interest, including transactions with related persons. We have established procedures for reviewing and approving disclosures under the Conflict of Interest Policy and all disclosures are discussed annually with the Audit & Risk Management Committee.
Governing Documents
Corporate Governance Guidelines. Our Corporate Governance Guidelines address matters such as director qualifications and responsibilities, Board committees and their charters, the responsibilities of the presiding director, director independence, director access to management, director compensation, director orientation and education, evaluation of management, management development and succession planning, and annual performance evaluations for the Board. The Nominating, Governance & Management Development Committee reviews the Corporate Governance Guidelines annually and determines whether to recommend changes to the Board.
Code of Ethics for Chief Executive Officer and Senior Financial Officers. Our Code of Ethics is designed to ensure full, fair, accurate, timely and understandable disclosure in the periodic reports we file with the SEC. We intend to disclose on our website any amendments to, or waivers of, the Code of Ethics that would otherwise be reportable on a Current Report on Form 8-K. Any such disclosure will be posted within four business days following the date of the amendment or waiver.
Code of Business Conduct and Ethics. The Code of Conduct, which applies to all PVH directors, officers and associates, addresses matters such as conflicts of interest, insider trading, confidentiality of PVH’s proprietary information, and discrimination and harassment.
All of these documents are posted on our website at PVH.com/investor-relations/governance.
PVH CORP. 2019 PROXY STATEMENT	23

Corporate Governance How to Contact the Board
How to Contact the Board
Stockholders and other interested parties may send communications to the Board of Directors (or specified group of individual directors, such as the non-management directors and the presiding director). Any such communication should be addressed to the Board (or individual director) in care of the Secretary of PVH Corp., 200 Madison Avenue, New York, New York, 10016-3903.
Committees
The Board of Directors has four standing committees: Audit & Risk Management; Compensation; Nominating, Governance & Management Development; and Corporate Responsibility. Each committee has a written charter adopted by the Board of Directors that is available on our website at PVH.com/investor-relations/governance.
Audit & Risk Management Committee
Juan Figuereo (Chair), V. James Marino, Amy McPherson and Edward Rosenfeld 11 meetings in 2018
The Audit & Risk Management Committee is directly responsible for the appointment, compensation, and oversight of the work of the outside auditing firm. In addition, the Audit & Risk Management Committee helps the Board fulfill its oversight functions relating to the quality and integrity of our financial reports by:
■
monitoring our financial reporting process and internal audit function;

■
monitoring the outside auditing firm’s qualifications, independence, and performance; and

■
performing such other activities consistent with its charter and our By-laws as the Committee or the Board deems appropriate.

The Board has determined that all members of the Audit & Risk Management Committee are independent for purposes of audit committee service under NYSE listing standards and SEC rules, and each also qualifies as an “audit committee financial expert,” as defined in SEC rules.

Compensation Committee
Henry Nasella (Chair), Craig Rydin and Amanda Sourry 7 meetings in 2018
The Compensation Committee discharges the Board’s responsibilities relating to the compensation of our executive officers. The Compensation Committee also has overall responsibility for evaluating and approving, or recommending to the Board approval of, all of our compensation plans, policies, and programs, and is responsible for preparing the Compensation Committee Report that appears in this Proxy Statement. The Compensation Committee is authorized to delegate limited authority to enable the Chief Executive Officer to make equity awards subject to parameters the Committee establishes. For more information on the CEO’s ability to grant equity awards, see “Compensation Committee Process,” which begins on page 35.
Our Chief Executive Officer; Chief Human Resources Officer; Senior Vice President, Global Compensation, Benefits and HR Systems; and General Counsel regularly attend and participate in Compensation Committee meetings, as do representatives of ClearBridge Compensation Group, the Committee’s independent compensation consultant since 2009. For more information on the independent compensation advisor, see “Independent Compensation Consultant,” which begins on page 36.
The Board has determined that all members of the Compensation Committee satisfy the independence requirements under NYSE listing standards and SEC rules. Each member also qualifies as an “outside” director, as defined under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as such section was in effect immediately before it was amended pursuant to the U.S. Tax Cuts and Jobs Act of 2017, and as a “non-employee” director under SEC Rule 16b-3.
There were no interlocks or relationships involving any member of the Compensation Committee during 2018 that are required to be disclosed under the SEC’s rules or proxy regulations.

24	PVH CORP. 2019 PROXY STATEMENT

Corporate Governance Committees
Nominating, Governance & Management Development Committee
Joseph Fuller (Chair), Henry Nasella, Craig Rydin and, since June 2018, Amanda Sourry 5 meetings in 2018
The Nominating, Governance & Management Development Committee is charged with:
■
identifying individuals qualified to become Board members;

■
recommending director nominees to the Board;

■
recommending members for each Board committee;

■
recommending the Corporate Governance Guidelines relating to Board service;

■
conducting Chief Executive Officer succession planning, and monitoring succession planning for senior management;

■
monitoring senior management development; and

■
overseeing Board evaluations.

The Board has determined that all members of the Nominating, Governance & Management Development Committee satisfy the independence requirements under NYSE listing standards.

Corporate Responsibility Committee
G. Penny McIntyre (Chair), Mary Baglivo and Brent Callinicos 4 meetings in 2018
The Corporate Responsibility Committee is charged with acting in an advisory capacity to the Board and management with respect to policies and strategies that affect PVH’s role as a socially responsible organization. The Committee also receives reports on our Inclusion & Diversity program, PVH University, The PVH Foundation (our charitable and philanthropic organization), our business resource groups (affinity groups for working parents, Black associates, members of the LGBTQ community and other communities within PVH), and other ways we advance our core values.
The Board has determined that all members of the Corporate Responsibility Committee are independent under NYSE listing standards; the listing standards do not require committee members to be independent.

PVH CORP. 2019 PROXY STATEMENT	25

Director Compensation
Annual Retainers
Non-employee directors are paid annually in a combination of cash and restricted stock units, as shown below.
Recipient	Type of payment
Each non-employee director	$85,000, in cash
Each non-employee director	RSUs of our common stock with a value of approximately $145,000 on the grant date1
Chairperson of the Audit & Risk Management Committee	$40,000, in cash
Other members of the Audit & Risk Management Committee	$20,000, in cash
Chairperson of the Compensation Committee	$35,000, in cash
Other members of the Compensation Committee	$15,000, in cash
Chairpersons of the Nominating, Governance & Management Development Committee and the Corporate Responsibility Committee	$25,000, in cash
Other members of the Nominating, Governance & Management Development Committee and the Corporate Responsibility Committee	$10,000, in cash
Presiding director	$30,000, in cash
1
Each of our non-employee directors who was elected on June 21, 2018 received a grant of 940 RSUs.

In addition to these annual retainers, non-employee directors are reimbursed for their meeting-related expenses.
Directors who join the Board after our annual meeting are paid a pro rata portion of the applicable fees for the year but do not receive an award of RSUs. We do not pay fees or make equity grants to non-employee directors who are designated for election by a stockholder having director nomination rights. We currently have no such directors.
Our non-employee directors receive very limited benefits and perquisites. They are entitled to the same discounts at our retail stores as are available to all associates. In addition, we provide business accident travel insurance for directors and their spouses, which is at no additional cost to us because we maintain coverage for our associates globally. Finally, non-employee directors are eligible to participate at their own cost in our group umbrella insurance program, which may offer more favorable rates than they can obtain on their own.
Stock Ownership Guidelines
Our non-employee directors are required under our stock ownership guidelines to own shares of our common stock with an aggregate value equal to five times the annual cash retainer payable to directors. New directors have five years from the date they are elected to attain this ownership level. All of our non-employee directors who have served on the Board for five years or more are currently in compliance with this requirement. Our stock ownership guidelines require directors to hold 50% of the shares received upon the vesting of their equity awards (after payment of taxes) until they satisfy the guideline. There are no stock ownership guidelines for directors designated for election by a stockholder having director nomination rights, of which we currently have none.
26	PVH CORP. 2019 PROXY STATEMENT

Director Compensation Stock Ownership Guidelines
The following table provides information concerning the compensation of all individuals who served as directors during any portion of 2018, other than Mr. Chirico, whose compensation as an executive is set forth on the Summary Compensation Table on page 51.
Name	Fees Earned or Paid in Cash1 ($)	Stock Awards2,3 ($)	Option Awards3 ($)	All Other Compensation ($)	Total ($)
Mary Baglivo	102,500	145,136	N/A	N/A	247,636
Brent Callinicos	95,000	145,136	N/A	N/A	240,136
Juan R. Figuereo	125,000	145,136	N/A	N/A	270,136
Joseph B. Fuller	110,000	145,136	N/A	N/A	255,136
V. James Marino	105,000	145,136	N/A	N/A	250,136
G. Penny McIntyre	110,000	145,136	N/A	N/A	255,136
Amy McPherson	105,000	145,136	N/A	N/A	250,136
Henry Nasella	160,000	145,136	N/A	N/A	305,136
Edward R. Rosenfeld	105,000	145,136	N/A	N/A	250,136
Craig Rydin	110,000	145,136	N/A	N/A	255,136
Amanda Sourry	105,000	145,136	N/A	N/A	250,136
1
The fees earned or paid in cash to the directors consist of the following:

Name	Annual Director Fees ($)	Committee Chair Fees ($)	Committee Member Fees ($)	Presiding Director Fee ($)	Total ($)
Mary Baglivo	85,000	N/A	17,500	N/A	102,500
Brent Callinicos	85,000	N/A	10,000	N/A	95,000
Juan R. Figuereo	85,000	40,000	N/A	N/A	125,000
Joseph B. Fuller	85,000	25,000	N/A	N/A	110,000
V. James Marino	85,000	N/A	20,000	N/A	105,000
G. Penny McIntyre	85,000	25,000	N/A	N/A	110,000
Amy McPherson	85,000	N/A	20,000	N/A	105,000
Henry Nasella	85,000	35,000	10,000	30,000	160,000
Edward R. Rosenfeld	85,000	N/A	20,000	N/A	105,000
Craig Rydin	85,000	N/A	25,000	N/A	110,000
Amanda Sourry	85,000	N/A	20,000	N/A	105,000
2
The amounts are the aggregate grant date fair value of RSUs granted in 2018, which were the only equity awards granted to our directors in 2018. The fair value is equal to $154.40, the closing price of our common stock on the date of grant, multiplied by the number of RSUs granted.

PVH CORP. 2019 PROXY STATEMENT	27

Director Compensation Stock Ownership Guidelines
3
The number of unexercised stock options and aggregate number of unvested RSUs for each of our directors as of February 3, 2019, were as follows:

Name	Option Awards (#)	Stock Awardsa (#)
Mary Baglivo	N/A	940
Brent Callinicos	N/A	940
Juan R. Figuereo	N/A	6,129b
Joseph B. Fuller	N/A	22,080c
V. James Marino	N/A	940
G. Penny McIntyre	N/A	5,006d
Amy McPherson	N/A	940
Henry Nasella	N/A	22,080c
Edward R. Rosenfeld	N/A	6,170e
Craig Rydin	N/A	12,028f
Amanda Sourry	N/A	940
a
Stock awards consist of unvested restricted stock units, which vest on the first anniversary of the date of grant.

b
Settlement of 5,189 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

c
Settlement of 21,140 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

d
Settlement of 4,066 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

e
Settlement of 5,230 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

f
Settlement of 11,088 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

28	PVH CORP. 2019 PROXY STATEMENT

PROPOSAL 2
Advisory Vote on Executive Compensation
We are asking stockholders to provide advisory approval of the compensation of our Named Executive Officers, as described in the Compensation Discussion & Analysis and Executive Compensation Tables sections that follow. While the results of this vote are non-binding, the Compensation Committee intends to consider carefully those results when making future compensation decisions.
The following is a summary of key points that stockholders may wish to consider in connection with their voting decision. We encourage you to review the entire Compensation Discussion and Analysis for detailed information on our executive compensation program.
Our compensation program emphasizes performance-based variable pay and equity performance to ensure a rigorous pay-for-performance culture. A significant majority (approximately 74% to 90% based on target level compensation) of each NEO’s compensation package consists of short-term and long-term awards that pay out only upon the achievement of specific financial targets, and equity awards that are linked to increases in stock price and stockholder value over time.

The Board of Directors recommends a vote FOR approval of the compensation paid to our Named Executive Officers.
Proxies received in response to this solicitation will be voted FOR this proposal unless the stockholder specifies otherwise.

Our performance targets are meaningful and are designed to encourage our executives to perform at high levels. We must achieve earnings per share that falls within the earnings per share guidance range that management provides to the financial market at the beginning of each fiscal year to pay out bonuses at the target level, and business unit executives must achieve earnings goals for their respective business units. In both cases, the goals are based on the annual budget reviewed and approved by the Board of Directors, and the target levels typically are established above the prior year’s performance.
Our compensation program reflects sound pay practices.
■
We generally do not provide our NEOs with any guarantees as to salary increases, bonuses, incentive plan awards or equity compensation.

■
Our perquisites are very modest and do not include tax reimbursements or “gross-ups” for severance payments.

■
We have adopted stock ownership guidelines (including holding requirements until ownership levels are achieved) for our NEOs that are intended to align their long-term interests with those of our stockholders and to encourage a long-term focus.

Our total compensation packages are comparable to our peers. When we establish compensation packages each year, we compare the total compensation that each NEO can earn to compensation for the most comparable executives at the companies in our peer group. We confirm the accuracy of such comparisons by reviewing actual amounts paid or expected to be paid at the end of each year. The compensation package for our Chief Executive Officer, consistent with our emphasis on pay for performance, is heavily weighted on long-term and performance-based elements. Compensation packages for our other NEOs are also heavily weighted on these elements, although not to the same degree as the CEO’s compensation package. In all cases, the weighting is consistent with those of their counterparts at our peers.
Our compensation program works as intended. We believe the information disclosed in this Proxy Statement, in particular the Compensation Discussion & Analysis and Executive Compensation Tables sections, demonstrates that our executive compensation program is well-designed, is working as intended, emphasizes pay for performance without encouraging undue risk, incorporates sound corporate governance practices, and foregoes elements that are considered poor pay practices.
The Board submits the following resolution to stockholders to indicate their non-binding advisory approval:
RESOLVED, that the compensation paid to PVH’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion & Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.
PVH CORP. 2019 PROXY STATEMENT	29

Compensation
Discussion & Analysis
This section explains our compensation program for the following individuals, who we refer to as our Named Executive Officers or NEOs:
NEO	Age	Years of Service	Title
EMANUEL CHIRICO	61	25	Chairman and Chief Executive Officer, PVH Corp.
MICHAEL A. SHAFFER	56	28	Executive Vice President and Chief Operating & Financial Officer, PVH Corp.
FRANCIS K. DUANE	62	20	Vice Chairman, PVH Corp. and Chief Executive Officer, Heritage Brands
DANIEL GRIEDER	57	221	Chief Executive Officer, Tommy Hilfiger Global and PVH Europe
STEVEN B. SHIFFMAN	61	26	Chief Executive Officer, Calvin Klein
1
Includes service with Tommy Hilfiger prior to our 2010 acquisition, as well as service as an independent sales agent for Tommy Hilfiger.

Executive Summary
2018 Performance Highlights
Our 2018 results exceeded our plans and our long-term growth targets despite weaker than expected results in our Calvin Klein business, several department store bankruptcies and continued store closings, geopolitical pressures and a weakening macro-economic picture. We believe the ability of our teams to over-deliver against our Board-approved financial plans against this backdrop demonstrates the “Power of PVH” — the combination of our iconic brands, our talented teams and the wide range of global growth opportunities in front of us.
We believe that significant opportunities for growth remain, as we continue to execute on our strategic priorities with an emphasis on driving long-term stockholder value creation. We expect these priorities, which include global expansion, a focus on driving consumer experience, investing in our operating platforms, and using our balance sheet to drive returns, will enable us to attain top line and bottom line growth over the next several years.
30	PVH CORP. 2019 PROXY STATEMENT

CD&A EXECUTIVE SUMMARY  2018 Performance Highlights
$9.65	$9.7B
Earnings per share compared to $6.84 in 2017 ($9.60* vs. $7.94* on a non-GAAP basis)
In revenue, an 8% increase over 2017. The revenue increase included:
■
A 12% increase (10%* on a constant currency basis) in our Tommy Hilfiger business, driven principally by strong performance in all regions and channels.

■
An 8% increase (7%* on a constant currency basis) in our Calvin Klein business, driven by growth in Europe and Asia, as well as our North America wholesale business.

■
A 1% increase in our Heritage Brands business.

$892M
Earnings before interest and taxes (“EBIT”) increased to $892 million, inclusive of a $5 million positive impact due to foreign currency translation, from $632 million in 2017. EBIT on a non-GAAP basis for 2018 was $971 million*, inclusive of a $5 million positive impact due to foreign currency translation, compared to $864 million* on a non-GAAP basis in 2017.

Our earnings per share, EBIT, and revenue performance over the past three years was as follows:
PVH CORP. 2019 PROXY STATEMENT	31

CD&A EXECUTIVE SUMMARY  2018 Compensation Highlights
2018 Compensation Highlights
The following table shows the principal elements of the compensation program for our Named Executive Officers and the value attributable to each element for 2018, with the following conditions:
■
Base salaries are shown at the highest level for the year for NEOs who received mid-year salary increases.

■
Annual bonuses are shown at the target level payouts.

■
RSUs, stock options and performance share units (“PSUs”) are shown at the grant date value.

Some of the compensation figures discussed in this section will not be the same as the figures provided in the Executive Compensation Tables section that begins on page 51 because of the foregoing conditions or for reasons otherwise explained.

Short-Term		Long-Term		
	Base Salary	Annual Bonus	Restricted Stock Units	Stock Options	Performance Share Units
Frequency	Reviewed annually	Eligibility reviewed annually	Eligibility reviewed annually	Eligibility reviewed annually	Eligibility reviewed annually
Form	Cash →		Equity →		
Fixed vs. At Risk	Fixed →	At Risk →			
Performance Cycle/Vesting	N/A	1 year	4 years: vesting 25% on each of the first four anniversaries of the grant date[1]	4 years: vesting 25% on each of the first four anniversaries of the grant date	3 years
Performance Measures	N/A	▪ EPS for all NEOs ▪ Business unit operating income for NEOs with divisional responsibilities ▪ Awards may be modified based on individualized non-financial strategic goals	N/A[2]	N/A	Absolute stock price growth (50%) and relative TSR (50%)
2018 VALUES					
EMANUEL CHIRICO	$1,500,000	$3,000,000	$3,000,067	$2,054,910	$5,008,641
MICHAEL A. SHAFFER	$925,000	$925,000	$800,577	$809,280	$599,235
FRANCIS K. DUANE	$1,150,000	$862,500	$3,300,264	N/A	$399,546
DANIEL GRIEDER	€877,501[3]	€877,501[3]	$700,270	$708,120	$199,857
STEVEN B. SHIFFMAN	$975,000	$731,250	$600,589	$606,960	$399,546

1
Mr. Duane’s restricted stock unit grant was subject to a three-year ratable vesting period, vesting on each of the first three anniversaries of the grant date pursuant to the terms of his employment agreement. Please see discussion on page 41.

2
Awards granted to US-based NEOs prior to 2018 were subject to achievement of a financial goal intended to satisfy the condition for deductibility under Section 162(m) of the Code. The measure was not included on awards made in 2018 and is not expected to be used in the future, as the U.S. Tax Cuts and Jobs Act of 2017 eliminated the deduction for performance-based compensation under Section 162(m).

3
Mr. Grieder’s salary and bonus are paid in euros and have been converted from Swiss francs at a franc-to-euro exchange rate of 0.8775, which was the closing rate on February 1, 2019, the last business day of 2018. See “Special note about compensation for Mr. Grieder” on page 34.

32	PVH CORP. 2019 PROXY STATEMENT

CD&A EXECUTIVE SUMMARY  Compensation Best Practices
Compensation Best Practices
We follow the practices described below because we believe they align our compensation program, and the interests of our NEOs, with the interests of our stockholders and avoid excessive risk.
Things We Do	Things We Do Not Do
We engage with stockholders regarding our compensation practices.

The Chairman of the Compensation Committee is available at our Annual Meeting to answer questions.

Most executive compensation varies based on long-term performance of PVH and our common stock.

Performance targets for our incentive plans are rigorous but do not encourage excessive risk.

We use different financial metrics as performance measures for annual bonuses and PSU awards so executives focus on the business as a whole and not on any one particular metric.

We regularly reassess the financial measures used with our performance-based awards, as well as the mix of elements that make up our compensation program, to ensure they promote increases in stockholder value and align with investor priorities.

Our NEOs are subject to stringent stock ownership guidelines — 6x base salary for the CEO and 3x base salary for the other NEOs — and there are limits on the amount of stock they can dispose of before they satisfy the applicable guideline.

Our change-in-control arrangements are “double trigger.”

We provide comprehensive and transparent disclosure of our compensation program and each NEO’s compensation package, with thorough explanations of performance measures, goal setting, targets, and payouts.

We have a Clawback Policy that allows us to recover or cancel incentive compensation awards and payouts in the event of a restatement of our financial statements or a material breach of a material company policy.3

The Compensation Committee consists of three independent directors who have engaged the services of an independent compensation advisor.

Awards under our incentive plans are capped to prevent undue efforts to surpass the target for any particular metric.

We conduct an annual risk assessment of our executive compensation program.

Our compensation peer group is realistic, comprising a mix (by revenue) of larger and smaller companies in our industry.

We do not make awards to our NEOs solely based on retention or to replace awards that did not or are not expected to pay out.

We do not grant discretionary awards that are not substantiated by company and individual performance.

We do not allow “retesting” or use multiple one-year targets with our annual bonus awards that provide NEOs with more than one opportunity to receive the same payout.

We do not permit repricing of underwater stock options.

We do not accrue dividends or dividend equivalents on PSUs during the performance cycle.

Pension and welfare benefits and perquisites are not a significant part of our NEOs’ compensation.

NEO employment agreements do not provide for tax gross-ups.

We do not permit our NEOs to pledge our securities, hold securities in a margin account, or engage in hedging or similar transactions.

We do not provide any special benefits or compensation upon the death of an NEO.

Our employment agreements do not provide for tax gross-ups or include long-term compensation in the calculation of the amount of severance payable.

3
This policy was adopted in 2018. Previously, all of our incentive compensation plans included clawback provisions. See “Clawback Policy” on page 48.

PVH CORP. 2019 PROXY STATEMENT	33

CD&A  2018 EXECUTIVE COMPENSATION PROGRAM
2018 EXECUTIVE
COMPENSATION PROGRAM
Philosophy and Approach
Our compensation program is a pay-for-performance model. We believe we should incentivize our executive officers to improve our financial performance, profitably grow our businesses and increase stockholder value, and reward them only if they attain these objectives. To that end, the bulk of each Named Executive Officer’s compensation package consists of short-term and long-term incentive awards that pay out only if we achieve specific financial and strategic targets, and equity awards that are linked to increases in stock value over time. Our strategic targets include advancing our corporate responsibility commitments to our associates, the workers in our value chain, and the communities where we live and work, as we firmly believe these efforts help strengthen our organization and improve our performance by managing risk, maximizing efficiencies and driving value.
We also believe our compensation program should be competitive. An organization of our size and breadth can only operate effectively and profitably if it is managed by a team of talented executives, and executives with the right background and skill sets are in demand. To ensure that we can recruit and retain the right people for PVH, when we establish compensation packages each year, we compare the total potential compensation that each Named Executive Officer can earn to the compensation awarded to the most comparable executives at the companies in our peer group. (For more information on the peer group, see “Peer Group,” which begins on page 43.)
Our compensation program and plans have flexibility that permits the use of a variety of compensation elements and varying terms. The Compensation Committee reviews the program annually, keeping abreast of regulatory changes, following marketplace developments and analyzing practices within our peer group. This effort is intended to ensure that our practices are consistent with stockholder interests and enable us to recruit, retain and motivate qualified associates. In administering the program each year, the Compensation Committee determines what elements to use, the terms of all awards and, with respect to performance cycles concluded, the achievement of financial goals and any payouts to be made.
SPECIAL NOTE ABOUT COMPENSATION FOR MR. GRIEDER
The compensation package for Mr. Grieder is somewhat different from the compensation paid to the other NEOs due to a number of factors, including his employment outside of the U.S. and his status as a non-U.S. taxpayer. Accordingly, not all of the discussion regarding our NEOs pertains to him. The principal differences relate to benefits (which are largely dictated by statute in Europe) and currency. Mr. Grieder’s cash compensation is paid in euros but is based on a base salary level tied to Swiss francs because he is a resident of Switzerland. The Swiss franc-to-euro exchange rate we use to determine salary payments to Mr. Grieder is reset quarterly. Historically, the construction of the compensation packages for our U.S.-based NEOs took into consideration the tax deductibility of performance-based compensation. This consideration was not relevant to Mr. Grieder’s compensation. As a result, there were some differences in the design of his compensation package. We have largely left the design of our U.S.-based NEO compensation packages intact even though the tax deduction for performance-based compensation has been eliminated (effective for compensation awarded beginning in 2018).
34	PVH CORP. 2019 PROXY STATEMENT

CD&A  Executive Compensation Overview
Executive Compensation Overview
Elements of Compensation
Our executive compensation program currently consists of six components with the following purposes:
1.
Base salary, which provides a competitive amount of fixed compensation.
2.
Bonus awards under the Performance Incentive Bonus Plan, which provide an annual opportunity to earn additional cash if PVH achieves predetermined objective performance goals.
3.
Stock options under the 2006 Stock Incentive Plan, which provide an opportunity to benefit from long-term appreciation in the price of our common stock.
4.
Restricted stock units under the 2006 Stock Incentive Plan, which directly align recipients’ long-term interests with those of our stockholders by constantly mimicking the value of our common stock.
5.
Performance share units under the 2006 Stock Incentive Plan, which provide an opportunity to earn equity if PVH achieves predetermined long-term objective performance goals.
6.
GRIP (“growth and retention incentive plan”) awards under the Long-Term Incentive Plan, which provide an opportunity to earn additional cash if predetermined long-term objective performance goals are achieved.

Individual NEOs may not receive all six forms of compensation every year. Awards under the Long-Term Incentive Plan, in particular, are only made from time to time; no GRIP awards were made in 2018. Messrs. Duane, Grieder and Shiffman are the only NEOs who currently have outstanding GRIP awards. Payouts under those awards require their respective business units to achieve predetermined levels of earnings over a three-year period ending at the end of 2019.
Compensation Committee Process
Considerations when setting compensation
The Compensation Committee reviews annually the compensation packages for each of our Named Executive Officers. This includes their base salaries, annual and long-term bonus opportunities, the value of their unvested stock options and RSU awards, and the allocation among these elements. We do not prescribe a specific formula for the mix of pay elements other than to favor variable performance-based pay over fixed pay and long-term pay over short-term.
When setting the compensation packages for the NEOs, the Compensation Committee starts by looking at the median compensation for comparable executives within our peer group. (For more information, see “Peer Group,” which begins on page 43.) Then we consider both objective and subjective factors, such as:
■
job responsibility;

■
individual, business unit, and company performance;

■
potential for advancement;

■
tenure in role and with PVH;

■
internal pay equity;

■
pay history;

■
retention considerations; and

■
alignment with stockholder interests.

The Compensation Committee also receives input from management, particularly Mr. Chirico and the Chief Human Resources Officer, about compensation for the other NEOs.
Mr. Chirico’s compensation package is determined based upon the Board’s assessment of his performance. Input from each director on several performance metrics leads to the cumulative assessment of his performance (see discussion on page 22), which guides the Compensation Committee’s recommendation and the Board’s approval of his compensation package for the upcoming year. Generally speaking, we adjust Mr. Chirico’s compensation package less frequently than we adjust compensation for the other NEOs because the CEO’s compensation is more heavily weighted toward long-term elements than the compensation packages for the other NEOs, and the Committee prefers to look at several years of compensation results to determine whether preceding compensation adjustments worked as intended.
PVH CORP. 2019 PROXY STATEMENT	35

CD&A  Executive Compensation Overview
Authority to grant equity awards
The Compensation Committee has sole authority to grant equity awards to the NEOs. The Committee has annually delegated limited authority to our Chief Executive Officer to make equity awards to other PVH associates—principally in connection with promotions and new hires. Pursuant to this authority, the Chief Executive Officer may grant, on an annual basis, restricted stock units with an aggregate grant date value of  $5 million and a maximum value in a year to any one associate of  $300,000. In addition, in 2017 and 2018, the Committee delegated limited authority to our Chief Executive Officer to make discretionary equity awards to high-potential and high-performing executives below the senior executive level. Any awards made are in addition to an individual’s standard annual grant and subject to the parameters established by the Committee. For 2018, these awards were not permitted to exceed $5 million in the aggregate and generally did not exceed 50% of the individual’s standard annual award. The Committee receives a report annually on the awards granted pursuant to these delegations of authority.
Schedule for Compensation Committee meetings
The Compensation Committee generally makes decisions during the first quarter of each year about payouts of incentive plan awards for the recently completed fiscal year, and about base salaries, performance-based awards and equity grants for the current fiscal year. (See “Timing of Equity Awards” on page 47.) In addition, the Committee uses these first quarter meetings to consider and approve any new incentive compensation plans or arrangements that require Board or stockholder approval. The Compensation Committee’s other meetings typically are focused on reviewing our compensation programs generally and discussing potential changes to the program, including to address corporate governance and regulatory developments. The Committee also uses these other meetings to address compensation issues relating to changes in executives and promotions among the executive ranks. In addition, the Committee regularly reviews the types and mix of incentive awards included in our compensation program, the financial measures used in incentive awards, and alternative plans and financial measures.
Use of tally sheets
The Compensation Committee reviews tally sheets annually. Each NEO’s tally sheet covers prior year compensation and proposed compensation for the then-current year, including all elements of cash compensation, incentive compensation, perquisites, and benefits. Tally sheets also illustrate compensation opportunities and benefits and quantify payments and other value an executive would receive in various termination of employment scenarios, meaning they show full “walk away” values. As such, they enable the Compensation Committee to see and evaluate the full range of executive compensation; understand the magnitude of potential payouts as a result of retirement, change in control, and other events resulting in termination of employment; and consider changes to our compensation program, arrangements and plans in light of  “best practices” and emerging trends.
Independent Compensation Consultant
The Compensation Committee has retained ClearBridge Compensation Group (“ClearBridge”) as its independent compensation consultant since 2009. The Compensation Committee directs the compensation consultant, approves the scope of the compensation consultant’s work each year, and approves the associated fees.
ClearBridge meets and works with the Committee, our Chief Executive Officer, our Chief Human Resources Officer and our Senior Vice President, Global Compensation, Benefits and HR Systems, to develop each year’s compensation packages and overall compensation program. The Committee reviews the compensation program and related matters annually, and instructs the compensation consultant to provide information, analysis and recommendations to facilitate that review. Areas of focus in 2018 included performance measures, the relative allocation of target pay among the compensation elements, and whether to change the compensation program or the approach to constructing the NEO compensation packages in light of the change to the deductibility of performance-based compensation under U.S. tax law. The compensation consultant also assists the Committee in regard to its assessment of risks in our compensation program and consideration of tally sheets.
ClearBridge is engaged by, and reports directly to, the Compensation Committee, and has been determined by the Committee to be independent under SEC rules and NYSE listing standards. ClearBridge also advises, and reports to, the Nominating, Governance & Management Development Committee on matters relating to non-employee director compensation. Management is prohibited from retaining the compensation consultant without the prior approval of the Compensation Committee. No such approval has been sought.
Role of Management
The Chief Human Resources Officer, Senior Vice President, Global Compensation, Benefits and HR Systems, and the General Counsel review drafts of the materials the compensation consultant prepares for the Committee to ensure the accuracy of our internal data. These executives also provide guidance to the Committee regarding applicable matters such as associate perceptions and reactions, and legal and disclosure developments.
36	PVH CORP. 2019 PROXY STATEMENT

CD&A  Compensation Decisions for 2018
Compensation Decisions for 2018
Base Salaries
Objective
Base salaries provide our Named Executive Officers with a stable and secure source of income at a market-competitive level, and also serve to retain and motivate these individuals.
Considerations
Base salaries are established for each NEO primarily based upon market considerations, peer data, PVH’s overall performance, our expected performance, individual performance, and (for Messrs. Duane, Grieder and Shiffman) the performance of the business units for which an NEO has responsibility. For any particular NEO, the Compensation Committee also may consider time between salary increases, whether the NEO was recently promoted or assumed additional responsibilities, the NEO’s advancement potential and whether the NEO executed special or difficult assignments during the year. Finally, the Compensation Committee takes into account the relative salaries of our Named Executive Officers. Ultimately, base salary decisions are subjective; no specific weight is assigned to any deciding factor.
2018 decisions
Base salaries for our NEOs are shown below. The salary increases shown were effective on June 1, 2018.
Name	2018 base salary		2017 base salary		Increase %
EMANUEL CHIRICO		$1,500,000		$1,350,000	11.1%
MICHAEL A. SHAFFER		$925,000		$900,000	2.8%
FRANCIS K. DUANE		$1,150,000		$1,125,000	2.2%
DANIEL GRIEDER	₣	1,000,000	₣	975,000	2.6%
STEVEN B. SHIFFMAN		$975,000		$950,000	2.6%
Mr. Chirico’s base salary had last been increased in 2012.
Short-Term Incentives—Performance Incentive Bonus Plan
Objective
Annual bonus awards under our Performance Incentive Bonus Plan provide cash compensation that is at risk and contingent on the achievement of short-term company and, for some NEOs, business unit performance goals. We establish performance targets that we believe are rigorous, but not rigorous enough to encourage excessive risk. As evidence of this rigor, over the past five years, annual bonuses have been at or below target once, somewhat above target twice and at or near maximum twice.
Considerations
We believe annual bonuses are appropriate to motivate the Named Executive Officers to execute against the budget and business plans approved by our Board each year. These budgets are the basis of our earnings and other guidance, assessments of our performance in earnings releases, and discussions with and presentations to investors.
At the beginning of each year, the Compensation Committee makes three sets of decisions respecting annual bonuses:
PVH CORP. 2019 PROXY STATEMENT	37

CD&A  Compensation Decisions for 2018
2018 decisions
Potential bonus payouts
The Compensation Committee sets threshold, target and maximum payouts for each NEO, expressed as a percentage of the NEO’s base salary. For 2018, award opportunities were as follows:
Name	Threshold (% base salary)	Target (% base salary)	Maximum (% base salary)
EMANUEL CHIRICO	100	200	400
MICHAEL A. SHAFFER	50	100	200
FRANCIS K. DUANE	37.5	75	175
DANIEL GRIEDER	50	100	200
STEVEN B. SHIFFMAN	37.5	75	175
Mr. Chirico’s potential payouts were increased at each of threshold (from 75% to 100%), target (from 150% to 200%), and maximum (from 300% to 400%). There were no changes to the potential payouts for our other NEOs.
Financial metrics
Annual bonuses for Mr. Chirico and Mr. Shaffer were based entirely upon earnings per share of our common stock for the year. Bonuses for NEOs with divisional responsibilities were based on both corporate earnings per share and operating income for their respective business units, in the proportions shown below. We selected these two metrics because they are important to our investors.
Name	Earnings per share	Business unit operating income
EMANUEL CHIRICO	100%	N/A
MICHAEL A. SHAFFER	100%	N/A
FRANCIS K. DUANE Heritage Brands Portfolio	50%	50%
Daniel Grieder Tommy Hilfiger Global and Calvin Klein/Heritage Brands Europe	30%	70%
STEVEN B. SHIFFMAN Calvin Klein Global and The Underwear Group	30%	70%
Oversight of The Underwear Group was moved from Mr. Duane to Mr. Shiffman due to the importance of our Calvin Klein Underwear business to that group. Mr. Grieder’s responsibility for our Heritage Brands business activities in Europe was expanded beyond our Michael Kors dress furnishings business (his sole responsibility in 2017) to include an Izod sportswear business that was launched in Europe during 2018.
Non-financial criteria
Payouts for the NEOs also are based upon individual performance against pre-established non-financial strategic and performance criteria, which gives the Compensation Committee some flexibility to modify payouts (up or down) by up to 25% of an NEO’s base salary, so long as an adjusted award does not exceed the NEO’s maximum opportunity. We added this additional component to the bonus awards in 2017 to encourage and reward NEOs’ efforts to improve performance, develop and advance associates under their leadership, and lead progress against our corporate responsibility commitments. These items either do not get captured by the financial goals or are expected to yield benefits only in the future.
2018 results
Earnings per share
Payouts of bonuses for all the NEOs were contingent principally upon achievement of their respective earnings goals (earnings per share for all NEOs and business unit operating income for certain NEOs). The earnings per share and business unit earnings goals at target were based on the budget approved by the Board at the beginning of 2018 and included a planned level of share repurchases.
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CD&A  Compensation Decisions for 2018
The earnings per share goal at target also is typically at or near the midpoint of the earnings per share guidance range we give to investors at the beginning of each year. The earnings per share goal at target for 2018 was at the midpoint of our guidance, and was inclusive of an expected $0.35 per share positive impact related to foreign currency exchange rates. The actual positive impact was only $0.05 per share.
Once the target was established, we set the threshold performance goal at approximately 90% of target and the maximum performance goal at approximately 110% of target, as was the case in 2018. The threshold-to-maximum range can vary from year to year based on the Compensation Committee’s evaluation of business but has been approximately 90% to 110% for each of the past three years.
	Threshold	Target	Maximum
2018 earnings per share goal	$8.10	$9.05	$10.00
(Decrease) increase from 2017 bonus earnings per share results of $8.141	(0.5)%	11.2%	22.9%
2018 earnings per share2		$9.60
Goal achieved (as a percentage of target)		106.1%
1
This number is on a non-GAAP basis. Earnings per share on a GAAP basis for 2017 was $6.84.

2
This number is on a non-GAAP basis. Earnings per share on a GAAP basis for 2018 was $9.65.

Our earnings per share results were between the target and maximum goals. As a result, our NEOs received payouts on the EPS portion of their bonus awards calculated using straight-line interpolation between their respective target and maximum potential payouts.
Individual business units
Annual bonuses for Messrs. Duane, Grieder and Shiffman are based heavily on the operating income of the business units each leads. The threshold, target and maximum operating income goals applicable to each of these NEOs are set forth below, as well as the actual results and payout percentage for 2018. Threshold performance goals typically are set at approximately 90% of target, and maximum performance goals typically are set at approximately 110% of target, consistent with the awards based on earnings per share. The threshold-to-maximum range can vary from year to year based on the Compensation Committee’s evaluation of business conditions, but has been approximately 90% to 110% for each of the past three years.
Operating Income Goals
NEO	Business unit(s)	Threshold ($ and as % of target)	Target ($ and as % of target)	Maximum ($ and as % of target)	Actual ($ and as % of target)
FRANCIS K. DUANE	Heritage Brands Portfolio	$131,000,000	$153,525,000	$175,500,000	$157,982,000
		85%	100%	114%	103%
DANIEL GRIEDER	Tommy Hilfiger Global and Calvin Klein/ Heritage Brands Europe	€611,000,000	€657,233,000	€702,000,000	€704,627,000
		93%	100%	107%	107%
STEVEN B. SHIFFMAN	Calvin Klein Global and The Underwear Group	$507,000,000	$554,070,000	$600,000,000	$539,461,000
		92%	100%	108%	97%
Each of Messrs. Duane, Grieder and Shiffman qualified for a payout of the portion of their annual bonus awards attributable to the earnings performance of their business units. These payouts, subject to the adjustments described below, were calculated on a straight-line interpolation basis from the potential payouts shown above. Payouts on the business unit portion of the annual awards were between target and maximum for Mr. Duane, at maximum for Mr. Grieder, and between threshold and target for Mr. Shiffman.
PVH CORP. 2019 PROXY STATEMENT	39

CD&A  Compensation Decisions for 2018
Discretionary adjustments for non-financial criteria
In addition to the financial goals discussed above, each NEO’s bonus award potentially was subject to adjustment based on the NEO’s performance against prescribed non-financial strategic and performance criteria. The Compensation Committee adjusted Mr. Duane’s bonus upward based upon certain efforts he made in 2018 to grow the Heritage Brands business. Mr. Shiffman’s bonus was adjusted downward due to issues in the Calvin Klein business related to a strategy he had developed. See the discussion below.
2018 annual bonus amounts
Annual bonuses for the NEOs were calculated using the following formulas and were then subject to adjustment for non-financial criteria, as described immediately above:
For Messrs. Chirico and Shaffer:
For Messrs. Duane, Grieder and Shiffman:
The calculation of the actual bonus payout amounts is shown below.
	Earnings per share potential payouts (% of base salary)			Payout on earnings per share ($ and as % of base salary)	Business unit operating income potential payouts (% of base salary)			Payout on business unit operating income ($ and as % of base salary)	Discretionary adjustments ($ and as % of base salary)	Total annual bonus ($ and as % of base salary)
NEO	Threshold	Target	Maximum		Threshold	Target	Maximum
EMANUEL CHIRICO	100.00	200.00	400.00	$4,736,850					$ —	$4,736,850
				315.79%						315.79%
MICHAEL A. SHAFFER	50.00	100.00	200.00	$1,460,483					$ —	$1,460,483
				157.89%						157.89%
FRANCIS K. DUANE	18.75	37.50	87.50	$764,175	18.75	37.50	87.50	$547,860	$240,000	$1,552,035
				66.45%				47.64%	20.87%	134.96%
DANIEL GRIEDER1	15.00	30.00	60.00	€419,677	35.00	70.00	140.00	€1,240,339	€ —	€1,660,016
				47.37%				140.00%		187.37%
STEVEN B. SHIFFMAN	11.25	22.50	52.50	$388,733	26.25	52.50	122.50	$432,413	$(82,115)	$739,031
				39.87%				44.35%	-8.42%	75.80%
1
Mr. Grieder’s bonus is paid in euros but is based on a salary level tied to Swiss francs, converted at a franc-to-euro exchange rate of 0.8860, which was the average rate for March 2019, the month in which the payout was certified.

Mr. Duane received an upward adjustment of his bonus of  $240,000 (20.87% of his base salary) for his efforts leading our innovation program, the expansion of our digital efforts for the Heritage Brands business, including the launch of three owned e-commerce sites, and the licensing of IZOD for sales by our Europe team.
Mr. Shiffman received a downward adjustment of his bonus of  $82,115 (8.42% of his base salary). This adjustment was to reflect that Mr. Shiffman’s strategy for the Calvin Klein business resulted in performance issues in parts of the business, leading to the decision to exit the high-end “halo” Collection business and restructure other parts of the organization.
40	PVH CORP. 2019 PROXY STATEMENT

CD&A  Compensation Decisions for 2018
Long-Term Incentives—Stock Options and Restricted Stock Units
Objective
Annual grants under our 2006 Stock Incentive Plan of stock options and restricted stock units align the NEOs’ interests with those of our stockholders. The value of these awards is at risk and varies with the price of our common stock.
Considerations
We believe that stock options provide an incentive to recipients to increase stockholder value over the long term: the benefit of a stock option is determined by how much the price of the underlying stock appreciates over the life of the option, and an option has no value if that stock price does not increase. Moreover, we believe that stock options have the potential to deliver more value to an executive than restricted stock units.
We grant restricted stock units because they mimic the interests of stockholders, as both increases and decreases in our stock price have the same effect on holders of restricted stock units as they do on stockholders. Additionally, restricted stock units serve as a constant incentive, regardless of fluctuations in stock price.
We believe the use of a combination of stock options and restricted stock units is consistent with our compensation philosophy, as each aligns our executives with stockholder interests in different ways.
2018 decisions
We granted both stock options and restricted stock units to our Named Executive Officers during 2018, except as noted below with regard to Mr. Duane. These awards vest at a rate of 25% on each of the first four anniversaries of the grant date, except as noted below with regard to Mr. Duane. The stock options will expire 10 years after the grant date if not exercised. Grantees receive shares of our common stock upon the vesting of restricted stock units equal in number to the number of restricted stock units that vest. Grantees may elect to have us withhold shares with a value on the vesting date equal to taxes that are owed.
We entered into a three-year employment agreement with Mr. Duane in March 2018. The agreement provided for him to receive a one-time grant of RSUs with a target grant date value of  $3,300,000, and for no stock options to be granted. The target grant date value was equal to three times the aggregate target grant date value of the annual RSUs and stock options that he had received previously. These RSUs will vest in one-third increments on the first, second and third anniversaries of the grant date.
Long-Term Incentives—Performance Share Units
Objective
Annual grants under our 2006 Stock Incentive Plan of performance share units provide compensation that is at risk and contingent on the achievement of pre-determined performance criteria over an extended period. Performance share units also link to our performance and align with stockholder interests because their value will increase if our stock price is higher at the end of the performance cycle than it was on the grant date (and will decrease if the stock price is lower). Performance share units have retentive value because they generally only pay out if the participant remains employed by PVH for the entire performance cycle.
Considerations
Performance share unit awards granted in 2018 have a three-year performance cycle and will vest (or not) based on PVH’s performance against two financial metrics: absolute stock price performance (50% weight) and relative total stockholder return against the S&P 500 as constituted on the grant date (50% weight). We believe this structure for the awards provides a balanced focus on driving long-term financial performance, with the ultimate goal of creating value for our stockholders. We regularly review the financial metrics and consider alternatives but continue to believe that relative total stockholder return and absolute stock price performance best reflect increases in value for our stockholders. We also believe it is important to use different financial measures for annual and long-term incentive awards.
To reinforce the long-term focus these awards are meant to create, Mr. Chirico is required to hold for one year the after-tax shares he receives upon payout. This holding requirement is in addition to his stock ownership guideline. See “Stock Ownership Requirements” on page 47.
PVH CORP. 2019 PROXY STATEMENT	41

CD&A  Compensation Decisions for 2018
2018 PSU awards
All of our Named Executive Officers received awards of performance share units in 2018 with respect to a performance cycle generally covering the second quarter of 2018 through the first quarter of 2021. Potential payouts of these awards are determined by taking the applicable monetary amounts at threshold, target, and maximum and converting each amount to a number of shares based on the value of our common stock when the award is granted.
Performance measures
The NEOs’ performance share unit awards are subject to achievement of absolute stock price growth and relative TSR against prescribed targets. The Compensation Committee set target performance for both metrics at levels higher than median performance by the S&P 500. (The median three-year return for the S&P 500 averaged 8% for the last ten years.) The performance goals are shown below.
	Threshold*	Target*	Maximum*
Compound annual growth in stock price (%)	5	10	20
Relative TSR (percentile)	30th	55th	80th
*
These goals are presented solely for the purpose of describing our compensation program. They are not management’s estimates of results or other guidance. Investors should not apply these goals to other contexts.

The following table shows the potential payouts and the number of shares each payout represents on the grant date.
Name	Threshold ($)1	Threshold (# shares)	Target ($)1	Target (# shares)	Maximum ($)1	Maximum (# shares)
EMANUEL CHIRICO	2,567,686	16,022	5,135,211	32,043	10,270,262	64,085
MICHAEL A. SHAFFER	285,423	1,781	570,846	3,562	1,141,532	7,123
FRANCIS K. DUANE	190,389	1,188	380,618	2,375	761,075	4,749
DANIEL GRIEDER	95,194	594	190,389	1,188	380,618	2,375
STEVEN B. SHIFFMAN	190,389	1,188	380,618	2,375	761,075	4,749
1
The award values are equal to the number of shares multiplied by $160.26, the closing price of our common stock on the grant date. The award values are not calculated in the same manner as the grant date fair values we are required to include in the Summary Compensation Table, which begins on page 51.

2018 Results
We made payouts of PSU awards for the three-year performance cycle that commenced April 26, 2016 and ended on April 25, 2019. We consider these awards to be part of the compensation paid to the NEOs as of the end of 2018.
■
The TSR portion of the awards paid out between threshold and target levels, as our TSR was in the 45th percentile against the S&P 500 companies as of the grant date.

■
The absolute stock performance portion of the awards paid out slightly below target level, as our stock price improved approximately 9.5% on an annualized basis over the period.

Long-Term Incentives—2017 GRIP Awards
We granted GRIP awards under our cash-based Long-Term Incentive Plan in 2017 to incentivize Messrs. Duane, Grieder and Shiffman to drive the long-term strategy of their respective businesses, stimulate an entrepreneurial culture and enhance retention. These awards are unique to each participant’s business or businesses and are dependent upon the participants’ individual performance and the performance of their respective teams. We made similar awards, with consistent goals, to other executives within these business units to reflect their roles. The performance measure used for each NEO’s GRIP award is the EBIT of the NEO’s business unit(s) tied to the applicable three-year plan.
42	PVH CORP. 2019 PROXY STATEMENT

CD&A  Compensation Decisions for 2018
Competitive Pay for Performance
Peer Group
ClearBridge reviews with the Committee annually the compensation peer group used in the prior year, along with potential additions or deletions from the group. The companies in the proposed peer group are involved in the wholesale or retail sales of apparel and related products, use similar channels of distribution, and are of a comparable size to PVH. The Committee reviews, considers, and approves the peer group annually. Factors deliberated include changes to a peer company’s business that make our companies less comparable; pending acquisitions involving a peer company; a material change in a peer company’s financial condition or results of operations; and a diminution in the amount and quality of compensation information available regarding a peer company’s executives.
We use the peer group to provide market context for compensation decisions, both because these are the companies with which we compete for executive talent and because it helps the Compensation Committee assess the reasonableness of our compensation packages. Specifically, the Committee considers a study compiled by ClearBridge (using information culled from public filings and published compensation benchmark surveys) of compensation awarded to executives in the peer group as part of its review when considering compensation packages.
The 2018 peer group consisted of companies with wholesale or retail apparel, accessories or related products businesses and specialty retailers. The peer group companies had revenues for their most recently completed fiscal years between approximately 50% and 200% of our annual revenue, as shown below. We did not make any changes in our peer group for 2018 from the group used for 2017.

Company	Industry	Most Recent Fiscal Year Revenue	Enterprise Value (as of 2/3/19)
The Gap, Inc.	Apparel Retail	$16,580	$ 9,531
Estée Lauder	Personal Products	$13,683	$51,184
V.F. Corporation[1]	Apparel, Accessories and Luxury Goods	$13,659[1]	$35,706
L Brands, Inc.	Apparel Retail	$13,237	$12,994
Luxottica Group S.p.A.[2]	Apparel, Accessories and Luxury Goods	$10,223	$29,556
PVH Corp.	Apparel, Accessories and Luxury Goods	$ 9,657	$10,581
Foot Locker, Inc.	Apparel Retail	$ 7,939	$ 5,592
Hanesbrands Inc.	Apparel, Accessories and Luxury Goods	$ 6,804	$ 9,465
Ralph Lauren Corp.	Apparel, Accessories and Luxury Goods	$ 6,182	$ 8,379
Tapestry, Inc.	Apparel, Accessories and Luxury Goods	$ 5,880	$11,733
Levi Strauss & Co.	Apparel, Accessories and Luxury Goods	$ 5,575	n/a[3]
Capri Holdings Limited	Apparel, Accessories and Luxury Goods	$ 4,719	$ 7,084
Tiffany & Co.	Specialty Stores	$ 4,442	$11,059
Burberry Group plc	Apparel, Accessories and Luxury Goods	$ 3,836	$ 8,960

1 VF Corp. changed its fiscal year end from December to March following fiscal 2017. As a result, most recent available fiscal year revenue is for 2017. Number shown above reflects revenue for the last four quarters ended December 2018.

2 Luxottica completed a merger with Essilor International S.A. in October 2018 but continued to be publicly traded until March 2019.

3 Enterprise value is unavailable as of February 3, 2019, as Levi Strauss was not publicly traded at the time.

Revenue Summary

75th Percentile
$13,237
PVH
$9,657
Median
$6,804
25th Percentile
$5,575

Enterprise Value Summary

75th Percentile
$17,134
PVH
$10,581
Median
$10,295
25th Percentile
$8,815

PVH CORP. 2019 PROXY STATEMENT	43

CD&A  Compensation Decisions for 2018
PVH Performance Compared to Peer Group Performance
We have consistently been among the best in our peer group in terms of revenue growth, earnings per share and TSR, as shown below.
1
Earnings per share amounts used are on a non-GAAP basis, as reported by us.

2
Total stockholder return vs. S&P 500 is based on the S&P 500 companies as of March 12, 2019, which differs from the S&P 500 companies used to determine the performance share units payout for the performance period ended April 25, 2019 (see discussion on page 41).

3
Overall percentile ranking excludes TSR vs. S&P 500.

PVH Executive Compensation Compared to Peer Group Compensation
The charts below, which compare the compensation awarded to our NEOs to the compensation awarded to their counterparts in our peer group, demonstrate that the compensation paid to our NEOs is generally consistent with our competitive performance.
“Total cash compensation” consists of salary and bonus.
For the NEOs, “total compensation” consists of salary, bonus, the value of stock option and restricted stock unit grants made in 2018, and the value of the payouts received on PSUs for the performance cycle ended April 25, 2019. For peer group executives, “total compensation” includes the value at target of the long-term incentive awards granted in 2018.
44	PVH CORP. 2019 PROXY STATEMENT

CD&A  Compensation Decisions for 2018
Similarly, the distribution of our executive compensation among long- and short-term elements, and fixed and variable elements, is consistent with the distribution within our peer group.
CEO Compensation Compared to Total Stockholder Return
The following graph illustrates the strong alignment of our compensation program with the creation of long-term stockholder value. It shows Mr. Chirico’s target total compensation and actual total compensation for each of 2016, 2017 and 2018 as compared to our one-year and cumulative three-year TSR for each of those years. The alignment of pay also is consistent with TSR for the S&P 500 index, as shown below the following graph.
Target total compensation consists of salary, target bonus, the value of stock option and restricted stock unit grants made in each year, and the target value of performance share unit awards for the performance cycle beginning in each year.
Actual total compensation includes actual salary, actual bonus paid, the value of stock option and restricted stock unit grants made in each year and, for 2018, the value as of April 25, 2019, of the payout earned on the PSUs for the performance cycle ended on that date.
PVH CORP. 2019 PROXY STATEMENT	45

CD&A  Other Benefits
Other Benefits
Our Named Executive Officers, other than Mr. Grieder, participate in our Pension Plan, Supplemental Pension Plan, Associates Investment Plan (our 401(k) plan, “AIP”), Supplemental Savings Plan and Executive Medical Reimbursement Insurance Plan. Mr. Grieder participates in the Zwitserleven Pensioen Plan (a defined contribution plan for associates in the PVH Europe headquarters in Amsterdam). In addition, Messrs. Chirico and Duane are parties to capital accumulation program agreements with PVH. See “Pension Benefits,” “Defined Benefit Plans,” and “Non-qualified Deferred Compensation” for a description of the U.S. programs.
We believe the benefits offered under our retirement, pension and welfare plans serve a different purpose than the other components of compensation. In general, these benefits are designed to provide a safety net against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on compensation and years of service. Benefits offered to our executive officers are similar to those that are offered to the general associate population, with some variation to promote tax efficiency and replace benefit opportunities lost due to regulatory limits.
Perquisites are limited and generally consist of discounts in our retail stores available to all associates and, in certain cases, clothing allowances and gym memberships.
Clothing allowances. We provided clothing allowances for purchases of CALVIN KLEIN apparel to key executives of our Calvin Klein business, including Mr. Shiffman, as well as certain other executives who regularly speak publicly in order for them to portray the image of PVH and the CALVIN KLEIN brand.
Car and driver. We own a car and employ a driver who drives executives to and from meetings, including among our four New York City and five New York metropolitan area offices, and provides other services (such as messenger services). Although the majority of the driver’s services (and, therefore, the costs associated with the car) are for business purposes, we allow Mr. Chirico to use the car and driver for personal purposes — generally for his daily commute — as we believe this accommodation enables him to be more productive during this time.
We also lease a car and employ a driver who drives executives to and from meetings, and provides other services (such as messenger services), in Amsterdam, where our European headquarters is located. The majority of the driver’s services (and, therefore, the costs associated with the car) are for business purposes, although we allow Mr. Grieder to use the car and driver for personal purposes, which he has done on a limited basis.
Sporting events. As part of certain marketing activities, including sponsorships of the New York Giants and the Brooklyn Nets, we have a limited number of tickets (including use of a suite) to Giants football games at MetLife Stadium and events at the Barclays Center. These are provided at no cost to us and are available to all of our associates on a non-discriminatory basis, so they may at times be used personally by our NEOs. We also own rights to suites at Amsterdam Arena (home of Ajax Amsterdam, a team in the Eredivisie, the top soccer league in the Netherlands) and MetLife Stadium for the New York Jets, as well as a box at Arthur Ashe Stadium for the United States Tennis Association’s U.S. Open. Although primarily used for business purposes, tickets to the suites and box may on occasion be used personally by associates, including our NEOs.
SPECIAL NOTE ABOUT BENEFITS FOR MR. GRIEDER
Mr. Grieder is a resident of Switzerland and receives an allowance to cover housing expenses while working in Amsterdam. We believe this to be a common employment practice for key executives in Europe who work outside their home countries and return to their home countries for weekends. We also pay for Mr. Grieder’s personal travel costs between Amsterdam and Zurich, subject to an annual cap, in accordance with the practice of our Amsterdam office for all executives who commute to and from a home country. Finally, we reimburse Mr. Grieder for annual tax services, subject to an annual cap. This is another benefit we provide to senior executives in Amsterdam who live in other countries.
46	PVH CORP. 2019 PROXY STATEMENT

CD&A  Administration of our Compensation Programs
Administration of our Compensation Programs
Stock Ownership Requirements

Our Chief Executive Officer is required to hold shares of our common stock with an aggregate value equal to six times his annual base salary. Our other NEOs must hold our common stock with an aggregate value equal to three times their respective annual base salaries. In addition, Mr. Chirico must hold for one year the after-tax payouts of his PSU awards. NEOs who are not in compliance with their ownership guideline must hold 50% of their after-tax shares received upon vesting or exercise of awards until they are in compliance. As of the date of this Proxy Statement, all of the NEOs are in compliance with our stock ownership guidelines.

Use of Non-GAAP Results
Performance targets based on corporate or business unit performance are typically measured on a non-GAAP basis. The Compensation Committee determines at the time it establishes the targets certain types of expenses, costs, and other matters (such as acquisition and related restructuring and integration costs and subsequent changes in tax or accounting rules) that it believes should not affect the calculation of the achievement of a performance goal. Business unit performance targets also typically exclude corporate allocations, costs associated with corporate initiatives and other matters that management recommends to the Committee should not be considered.
The corporate and business unit earnings targets discussed in this Proxy Statement all include adjustments and exclusions of the type discussed above. These adjustments and exclusions may differ from those used by management when providing guidance and discussing results. As a result, the earnings results and targets discussed in this section may differ from, or may not in the future be aligned with, our reported earnings.
Timing of Equity Awards
Our equity award policy provides that the annual grant of stock options and restricted stock units to our senior executives, including our NEOs, generally will be approved by the Compensation Committee at a meeting held during the period commencing two days after the public release of the prior year’s earnings results and ending two weeks before the end of the first fiscal quarter of the current year. PSU awards are made later in the first quarter to provide time to finalize financial goals and, because the goals include stock price performance, so that the end of the performance cycle occurs shortly after we report our year-end earnings.
Equity awards may be made to our NEOs outside of the annual grant process in connection with a promotion or assumption of new or additional duties, or for another appropriate reason. All such grants to our NEOs must be approved by the Committee and generally will be made on the first business day of the month following the effective date of the precipitating event (or on the effective date, if it is the first business day of a month). The Committee retains the discretion not to make grants at the times provided in the equity award policy if the members determine the timing is not appropriate, such as if they are in possession of material non-public information. Additionally, the Committee retains the discretion to make grants, including an annual equity grant, at times other than as provided in the policy if the members determine circumstances, such as changes in accounting and tax regulations, warrant taking such an action.
Prohibition on Pledging and Hedging
We have a comprehensive Insider Trading Policy that includes a prohibition on pledging our securities, holding our securities in a margin account or engaging in hedging and similar transactions in respect of our securities. This policy, applicable to all officers and directors, was put in place to ensure that the interests of these individuals remain aligned with those of our stockholders, and that they continue to have the incentive to execute our long-term plans and achieve the performance for which their equity awards are intended.
PVH CORP. 2019 PROXY STATEMENT	47

CD&A  Administration of our Compensation Programs
Clawback Policy
Through 2017, all of our incentive compensation plans had provisions that allow us to seek recovery against individual executive officers for incentive compensation paid in certain events due to fraud or misconduct. In 2018, we adopted a Clawback Policy that permits us to recover compensation in the event of a restatement of our financial statements or a material violation of a material company policy.
Internal Pay Equity
We do not have a policy regarding internal pay equity but we do review compensation levels to ensure that appropriate internal pay equity exists. In some cases, there are differences in the compensation packages awarded to our Named Executive Officers, such as differences in the percentage of base salary payable under our incentive awards. These differences are largely the result of benchmarking but also reflect considerations such as the NEO’s seniority, relative pay and tenure. With these exceptions, our policies and decisions relating to our NEO compensation packages are substantially identical.
The following graphs show the ratios of Mr. Chirico’s target total direct compensation to that of the next highest paid executive officer and to that of all the other NEOs for each of the past three years.
Federal Income Tax Deductibility of Executive Compensation
Through 2017, Section 162(m) of the Code generally limited to $1 million per year the amount a publicly held corporation could deduct as a business expense in respect of compensation paid to the company’s chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer. The limit was subject to certain exceptions, including an exclusion for qualified performance-based compensation. Compensation paid or received under our incentive plans (other than solely time-based restricted stock and restricted stock units) has been generally intended to satisfy the requirements for deductibility. Nonetheless, our compensation philosophy and decisions were driven by factors other than deductibility. In some instances we determined it was in our best interest to provide compensation that was not fully deductible. This was the case, for example, when Mr. Chirico’s and Mr. Duane’s base salaries were set.
The U.S. Tax Cuts and Jobs Act of 2017 made certain changes to Section 162(m), effective for tax years beginning after December 31, 2017. These changes include, in part, subjecting the compensation of a company’s chief financial officer to the $1 million per year deduction limit and eliminating the exclusion for qualified performance-based compensation (though there was some transition relief for certain performance-based compensation paid pursuant to a written agreement that was in effect on November 2, 2017). We have not made any material changes to our compensation program in response to the legislation, although we did eliminate from our annual restricted stock unit and bonus awards granted in 2018 the adjusted net income goals that had been implemented solely to satisfy Section 162(m).
48	PVH CORP. 2019 PROXY STATEMENT

CD&A  Risk Considerations in Compensation Programs
Employment Agreements, Termination of Employment, and Severance
We have employment agreements with all of our Named Executive Officers that generally provide them with severance benefits and provide us with the protections of restrictive covenants. We use employment agreements to attract and retain qualified executives who could have job alternatives they might otherwise accept. Mr. Duane is the only NEO with an agreement for a fixed term. All the other agreements are evergreen, although Mr. Grieder’s is subject to a statutory retirement age. The material terms of these agreements are described under the heading “Employment Contracts,” beginning on page 55. Exhibit B provides a list of the SEC filings that have an NEO employment agreement as an exhibit.
ClearBridge has advised us that the employment agreements for our U.S.-based executives provide benefits that are generally “market,” particularly within our industry peer group. The severance multipliers under the NEOs’ agreements are as follows:
NEO	Ordinary termination	Termination following change in control
EMANUEL CHIRICO	2x base salary and target bonus	3x base salary and target bonus
MICHAEL A. SHAFFER	1.5x base salary and target bonus	2x base salary and target bonus
FRANCIS K. DUANE	Remainder of the compensation due under his employment contract	Remainder of the compensation due under his employment contract
DANIEL GRIEDER	1x base salary or, if greater, statutory severance, plus a prorated portion of target bonus	1x base salary or, if greater, statutory severance, plus a prorated portion of target bonus
STEVEN B. SHIFFMAN	2x base salary and target bonus	2x base salary and target bonus
Change in Control Provisions in Equity Plans and Awards
Our 2006 Stock Incentive Plan was amended in 2014 to provide that awards vest after a change in control (provided the awards are assumed by the acquirer) upon the earlier of the original vesting date and a termination of employment (other than for cause or voluntarily without good reason) within two years of the change in control (i.e., double trigger). The equity awards we granted prior to 2014 automatically vest upon a change in control (i.e., single trigger).
Risk Considerations in Compensation Programs
Our compensation program is a pay-for-performance model; performance-based incentives constitute a significant portion of the compensation packages awarded to executives. We believe it is important to ensure that these incentives do not indirectly encourage our associates to take actions that may conflict with our long-term best interests. We address this concern in several ways.
Pay mix. We believe that base salaries, which do not engender risky behavior, are a sufficient component of total compensation to retain and motivate our executives. Incentive compensation consists of both short-term and long-term incentives, which encourages associates to focus on both short-term results and long-term sustainable performance. Although the majority of pay is variable, incentive compensation is heavily weighted towards long-term components. These factors discourage risk-taking.
Capped awards. The payouts on annual bonus and performance share unit awards are capped, even if our performance exceeds the predetermined goals. This mitigates the risk that associates may take unwise actions to enhance our performance.
Long-term performance. Performance share unit awards are based upon our performance over a three-year period, which reduces any incentive to take short-term risks. In addition, the performance measures we use align management and stockholder interests. The outstanding awards are subject to absolute stock price appreciation and relative total stockholder return goals.
Vesting over extended periods. Stock options and restricted stock units generally do not vest fully for four years. This longer vesting period discourages unnecessary or excessive risk-taking. Additionally, our Insider Trading Policy prohibits hedging and other activities that could offset the benefits of having these as long-term awards.
PVH CORP. 2019 PROXY STATEMENT	49

CD&A  Compensation Committee Report
Performance metrics and goals. The earnings goals for annual bonus awards made to our senior executives, including the NEOs, are based upon our annual budgets, which are reviewed and approved by the Board. We believe these goals are sufficiently challenging but attainable without the need to take inappropriate risks or make material changes to our business or strategy. The bonuses payable under the annual management bonus programs, in which certain other executives participate, are based on the same performance measures as those that apply to NEO bonuses, which means that all of our associates are pursuing complementary goals, and all of those goals are consistent with stockholder interests. The one bonus plan we have in which associates may receive bonuses based upon financial metrics that differ from those in our Performance Incentive Bonus Plan and our annual management bonus program provides de minimis bonuses.
Recoupment. We adopted a Clawback Policy in 2018 that allows us to recover any incentive compensation paid or granted to any current or former Section 16 officer (the executives whose compensation is subject to Compensation Committee review and approval) in the event of a restatement of our financial statements or a material breach of a material company policy. Previously, our incentive plans provided for the recovery or cancellation of part or all of a particular participant’s bonuses and awards in the event we restated our financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of that participant.
Equity ownership. Incentive compensation has a large stock component to it. The value of equity awards is best realized through long-term appreciation of stockholder value, especially when coupled with our stock ownership guidelines. Since our NEOs are required to hold a prescribed amount of our common stock, it is in their interest not to jeopardize stock appreciation.
ClearBridge identified the above items in a risk assessment of each component of the compensation program for our NEOs that was presented to the Compensation Committee. We believe the assessment is applicable to the potential risks arising in connection with compensating our associates as well, since the programs and metrics are similar. Accordingly, we do not believe there are any risks arising from our overall compensation program that are reasonably likely to have a material adverse effect on PVH.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Compensation Committee
Henry Nasella, Chairman
Craig Rydin
Amanda Sourry
50	PVH CORP. 2019 PROXY STATEMENT

Executive Compensation Tables
Summary Compensation Table
The Summary Compensation Table includes the 2016, 2017 and 2018 compensation data for our Named Executive Officers.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards1 ($)	Option Awards2 ($)	Non-Equity Incentive Plan Compensation3 ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings4 ($)	All Other Compensation5 ($)	Total ($)
EMANUEL CHIRICO, Chairman and Chief Executive Officer, PVH Corp.	2018	1,450,000	0	8,008,708	2,054,910	4,736,850	609,305	205,831	17,065,604
	2017	1,350,000	0	6,846,778	2,280,669	4,050,000	2,493,110	197,008	17,217,565
	2016	1,350,000	0	6,867,719	2,491,935	4,050,000	1,184,388	150,488	16,094,530
MICHAEL A. SHAFFER, Executive Vice President and Chief Operating & Financial Officer, PVH Corp.	2018	916,667	0	1,399,812	809,280	1,460,483	233,719	89,336	4,909,297
	2017	900,000	0	1,350,940	619,565	1,800,000	797,833	81,563	5,549,901
	2016	891,667	0	1,251,912	673,785	1,575,000	349,103	61,320	4,802,787
FRANCIS K. DUANE, Vice Chairman, PVH Corp. and Chief Executive Officer, Heritage Brands	2018	1,141,667	0	3,699,810	0	1,552,035	377,725	101,148	6,872,385
	2017	1,116,667	0	950,696	452,115	1,968,750	1,427,958	40,861	5,957,047
	2016	1,091,667	0	1,051,384	584,660	1,925,000	700,633	72,561	5,425,905
DANIEL GRIEDER6, Chief Executive Officer, Tommy Hilfiger Global and PVH Europe	2018	997,686	0	900,127	708,120	1,948,029	N/A	122,478	4,676,440
	2017	1,014,044	0	1,400,498	576,028	1,903,249	N/A	147,328	5,041,147
	2016	937,209	0	900,790	631,005	1,682,014	N/A	152,971	4,303,989
STEVEN B. SHIFFMAN, Chief Executive Officer, Calvin Klein	2018	966,667	0	1,000,135	606,960	739,031	262,996	123,891	3,699,680
	2017	941,667	0	1,000,831	495,652	1,172,410	750,317	87,369	4,448,246
	2016	908,333	0	1,201,661	538,315	1,081,788	367,852	72,167	4,170,116
1
The compensation reported represents the aggregate grant date fair value of RSUs and PSUs granted in the fiscal year listed. These are multi-year awards that pay out in future years if performance objectives and/or service requirements are met. The reported compensation includes the full grant date value of each award in accordance with SEC rules, but we expense the cost over the period during which performance is measured or service is required.

The following sets forth the breakdown between RSUs and PSUs of the referenced stock awards:
Name	Fiscal Year	Restricted Stock Units ($)	Performance Share Unit Awards ($)	Total Stock Awards ($)
EMANUEL CHIRICO	2018	3,000,067	5,008,641	8,008,708
	2017	1,850,096	4,996,682	6,846,778
	2016	1,850,244	5,017,475	6,867,719
MICHAEL A. SHAFFER	2018	800,577	599,235	1,399,812
	2017	750,392	600,548	1,350,940
	2016	750,196	501,716	1,251,912
FRANCIS K. DUANE	2018	3,300,264	399,546	3,699,810
	2017	550,260	400,436	950,696
	2016	650,011	401,373	1,051,384
DANIEL GRIEDER	2018	700,270	199,857	900,127
	2017	1,200,280	200,218	1,400,498
	2016	700,103	200,687	900,790
STEVEN B. SHIFFMAN	2018	600,589	399,546	1,000,135
	2017	600,395	400,436	1,000,831
	2016	800,288	401,373	1,201,661
PVH CORP. 2019 PROXY STATEMENT	51

Executive Compensation Tables Summary Compensation Table
The fair value of RSUs is equal to the closing price of our common stock on the grant date multiplied by the number of units granted. The PSUs granted are subject to market conditions. The fair value of each such award was established on the grant date using the Monte Carlo simulation model, which was based on the following assumptions:
	2018	2017	2016
Weighted average grant date fair value per PSU	$159.04	$96.26	$86.96
Risk-free interest rate	2.62%	1.49%	1.04%
Expected annual dividends per share	$0.15	$0.15	$0.15
Expected Company volatility	29.78%	31.29%	28.33%
The fair value of PSUs reflects the value of the award at the grant date based on the probable outcome of the performance conditions. Mr. Chirico’s awards granted in 2018, 2017 and 2016 are subject to a holding period of one year after the applicable vesting date. For such awards, the grant date fair value was discounted 7.09%, 12.67% and 12.99%, respectively, for the restriction of liquidity, which we calculate using the Chaffe model. The value of PSUs on the grant date at the maximum performance payout level is shown in the following table and was calculated by multiplying the maximum number of shares payable by the closing price of our common stock on the grant date.
Name	2018	2017	2016
Emanuel Chirico	$10,270,262	$11,018,303	$11,621,984
Michael A. Shaffer	1,141,532	1,156,465	1,010,994
Francis K. Duane	761,075	771,011	808,776
Daniel Grieder	380,618	385,557	404,437
Steven B. Shiffman	761,075	771,011	808,776
2
The compensation reported represents the aggregate grant date fair value of stock options granted to each of our NEOs in the fiscal year listed. The fair value of each award is estimated as of the grant date using the Black-Scholes-Merton option valuation model.

The following summarizes the assumptions used to estimate the fair value of stock options granted in the fiscal year listed:
	2018	2017	2016
Weighted average grant date fair value per option	$51.60	$33.49	$35.65
Weighted average risk-free interest rate	2.78%	2.10%	1.44%
Expected annual dividends per share	$0.15	$0.15	$0.15
Weighted average Company volatility	26.93%	29.46%	34.67%
Weighted average expected option term, in years	6.25	6.25	6.25
3
The compensation reported consists of payouts in 2019 of the annual awards granted in 2018 under our Performance Incentive Bonus Plan.

4
The compensation reported consists of the changes in values under our Pension Plan, our Supplemental Pension Plan and each U.S.-based NEO’s capital accumulation program agreement, if any, as follows:

Name	Fiscal Year	Change in Pension Plan Value ($)	Change in Supplemental Pension Plan Value ($)	Change in Capital Accumulation Program Value ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings† ($)
EMANUEL CHIRICO	2018	21,923	555,942	31,440	609,305
	2017	133,366	2,190,995	168,749	2,493,110
	2016	70,979	985,601	127,808	1,184,388
MICHAEL A. SHAFFER	2018	8,248	225,471	N/A	233,719
	2017	125,466	672,367	N/A	797,833
	2016	60,200	288,903	N/A	349,103
FRANCIS K. DUANE	2018	25,409	321,528	30,788	377,725
	2017	120,192	1,151,634	156,132	1,427,958
	2016	65,797	515,489	119,347	700,633
STEVEN B. SHIFFMAN	2018	21,873	241,123	N/A	262,996
	2017	132,231	618,086	N/A	750,317
	2016	70,372	297,480	N/A	367,852
†
The amounts reported represent the aggregate change in the actuarial value of the NEOs’ accumulated benefits under all defined benefit plans.

Mr. Grieder is not a participant in either plan, nor does he have a capital accumulation program agreement. See discussion on page 46. Additional information regarding the two pension plans and our capital accumulation program is included in this section under the Pension Benefits table and under the heading “Defined Benefit Plans.” See page 64.
52	PVH CORP. 2019 PROXY STATEMENT

Executive Compensation Tables Summary Compensation Table
5
The following table provides additional information about the amounts that appear in the All Other Compensation column:

	Perquisites
Name	Fiscal Year	Clothing Allowancea ($)	Personal Travelb ($)	Housing ($)	Otherc ($)	Contributions to Defined Contribution Plansd ($)	Executive Medical Premiums ($)	Other Pension-Related Paymentse ($)	Total ($)
EMANUEL CHIRICO	2018	0	32,943	0	0	166,438	6,450	0	205,831
	2017	0	27,658	0	0	163,350	6,000	0	197,008
	2016	0	26,725	0	0	117,763	6,000	0	150,488
MICHAEL A. SHAFFER	2018	0	0	0	0	82,886	6,450	0	89,336
	2017	0	0	0	0	75,563	6,000	0	81,563
	2016	0	0	0	—	55,320	6,000	0	61,320
FRANCIS K. DUANE	2018	0	0	0	0	94,698	6,450	0	101,148
	2017	0	0	0	0	34,861	6,000	0	40,861
	2016	0	0	0	—	66,561	6,000	0	72,561
DANIEL GRIEDER	2018	0	27,649	56,328	654	14,105	0	23,742	122,478
	2017	0	40,283	54,893	3,431	13,513	0	35,208	147,328
	2016	0	40,942	53,035	2,762	10,552	0	45,680	152,971
STEVEN B. SHIFFMAN	2018	47,941	0	0	3,942	65,558	6,450	0	123,891
	2017	15,634	0	0	3,672	62,063	6,000	0	87,369
	2016	17,152	0	0	0	49,015	6,000	0	72,167
a
Mr. Shiffman had an allowance for purchases of CALVIN KLEIN apparel. See discussion on page 46. The amount reported in 2018 includes $36,347 for 2018 purchases and $11,594 for 2017 purchases reimbursed in 2018.

b
For Mr. Chirico, this represents personal use of a company car and driver. For Mr. Grieder, this represents personal use of a company car and driver and personal travel expense relating to travel between our PVH Europe headquarters in Amsterdam and his home in Zurich. See discussion on page 46.

c
Other perquisites include gym memberships and personal tax services. A dash indicates that the NEO received a personal benefit but the amount was not required to be disclosed under SEC rules.

d
For our U.S.-based NEOs, this represents contributions to our AIP and our Supplemental Savings Plan. For Mr. Grieder, this represents contributions to Zwitserleven Pensioen Plan (a defined contribution plan for associates in our European headquarters in Amsterdam).

e
A change in Dutch law that became effective in 2015 limits the allowed contributions to a defined contribution plan. As a result, we implemented a plan to pay decreasing amounts to associates who participate in that plan, including Mr. Grieder, to compensate them for the difference in the amounts that would otherwise have been contributed on their behalf to the Zwitserleven Pensioen Plan. These amounts are being paid over the five-year period ending in 2019.

6
Mr. Grieder’s cash compensation was paid in euros and has been converted at euro-to-U.S. dollar exchange rates of 1.1735 for 2018, 1.1436 for 2017 and 1.1049 for 2016, which were the average exchange rates for the applicable fiscal years.

PVH CORP. 2019 PROXY STATEMENT	53

Executive Compensation Tables Grants of Plan-Based Awards
Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards1			All Other Stock Awards: Number of Shares of Stock or Units2 (#)	All Other Option Awards: Number of Securities Underlying Options3 (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
EMANUEL CHIRICO	4/23/2018								39,000	160.26	2,054,910
	4/23/2018							18,720			3,000,067
	4/23/2018				16,022	32,043	64,085				5,008,641
	4/23/20184	1,500,000	3,000,000	6,000,000
MICHAEL A. SHAFFER	4/6/2018								16,000	156.73	809,280
	4/6/2018							5,108			800,577
	4/23/2018				1,781	3,562	7,123				599,235
	4/23/20184	462,500	925,000	1,850,000
FRANCIS K. DUANE	4/6/2018							21,057			3,300,264
	4/23/2018				1,188	2,375	4,749				399,546
	4/23/20184	431,250	862,500	2,012,500
DANIEL GRIEDER	4/6/2018								14,000	156.73	708,120
	4/6/2018							4,468			700,270
	4/23/2018				594	1,188	2,375				199,857
	4/23/20184,5	519,835	1,039,670	2,079,339
STEVEN B. SHIFFMAN	4/6/2018								12,000	156.73	606,960
	4/6/2018							3,832			600,589
	4/23/2018				1,188	2,375	4,749				399,546
	4/23/20184	365,625	731,250	1,706,250
1
These amounts represent potential payouts of PSU awards. See discussion on pages 41–42.

2
These amounts represent RSU awards. See discussion on page 41.

3
These amounts represent stock option awards. See discussion on page 41.

4
These amounts represent potential payouts of cash awards under our Performance Incentive Bonus Plan with respect to 2018 performance.

5
Potential cash payouts for Mr. Grieder have been converted at a euro-to-U.S. dollar exchange rate of 1.1735, which was the average exchange rate for 2018.

54	PVH CORP. 2019 PROXY STATEMENT

Executive Compensation Tables
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Contracts
Emanuel Chirico, Michael A. Shaffer, Francis K. Duane and Steven B. Shiffman
Our employment agreements with each of Messrs. Chirico, Shaffer, Duane and Shiffman outline the compensation and benefits to be paid to these executives during their employment and set forth their rights to severance upon termination of employment. The agreements also include certain restrictive covenants in favor of PVH. The covenants include prohibitions during and after employment against the use of confidential information, soliciting our associates for employment by themselves or anyone else and, other than following a termination without cause or for good reason, competing against us by accepting employment or being otherwise affiliated with a competitor (for Messrs. Chirico and Duane) or interfering with our business relationships. The agreements for Messrs. Chirico, Shaffer and Duane provide for an annual review of their respective salaries and permit upward adjustments of salary.
Mr. Duane was a party to the described employment agreement for approximately the first month of 2018. Mr. Duane entered into a new employment agreement effective March 1, 2018, as described immediately below. For ease of reading, the description is in the present tense even as applied to Mr. Duane.
Termination for “cause” or “good reason.” Generally, each executive is entitled to severance only if his employment is terminated by PVH without “cause” or if he terminates his employment for “good reason.”
“Cause” is generally defined as:
■
gross negligence or willful misconduct in the executive’s performance of the material responsibilities of his position, which results in material economic harm to us or our affiliates or in reputational harm causing demonstrable injury to us or our affiliates;

■
the executive’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness);

■
the executive’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation);

■
the executive’s having willfully divulged, furnished, or made accessible any confidential information (as defined in the employment agreement); or

■
any act or failure to act by the executive that, under the provisions of applicable law, disqualifies him from acting in his position.

“Good reason” is generally defined as:
■
the assignment to the executive of any duties inconsistent in any material respect with his position or any other action that results in a material diminution in such position;

■
a reduction of base salary;

■
the taking of any action that substantially diminishes (a) the aggregate value of the executive’s total compensation opportunity or (b) the aggregate value of the employee benefits provided to him;

■
requiring that the executive’s services be rendered primarily at a location or locations more than 35 miles (75 miles for Messrs. Shaffer and Shiffman) from PVH’s principal executive offices;

■
for Mr. Chirico only, solely after a change in control of PVH, a change in the Chairman of the Board of Directors such that neither the person holding such position immediately prior to the change in control nor Mr. Chirico is serving as the Chairman at any time during the one-year period following such change in control (other than as a result of such person’s cessation of service due to death or disability); or

■
for Messrs. Chirico and Duane, our failure to require any successor to assume expressly and agree to perform the executive’s employment agreement.

Generally, in the event of a termination of employment without cause or for good reason, each of these executives is entitled to a multiple (one and a half times for Messrs. Shaffer and Duane; two times for Messrs. Chirico and Shiffman) of the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). Messrs. Chirico, Shaffer, Duane and Shiffman are required to execute a release of claims in our favor in order to receive these payments. All such amounts are payable in accordance with our payroll schedule in 36 (for Messrs. Shaffer and Duane) or 48 (for Messrs. Chirico and Shiffman) substantially equal installments.
The agreements provide that for a period of time (18 months for Messrs. Shaffer and Duane, two years for Mr. Chirico and 12 months for Mr. Shiffman) following the termination of the executive’s employment without cause or for good reason, medical, dental, life, and disability insurance coverages are continued for the executive (and his family, to the extent participating prior to termination of employment), subject to cessation if the executive obtains replacement coverage from another employer (although there is no duty to seek employment

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or mitigate damages). The executive is required to pay the active employee rate, if any, for such coverage.
Termination following a change in control. Messrs. Chirico, Shaffer, Duane and Shiffman also are entitled, in lieu of the above and subject to executing a release of claims in our favor, to severance upon the termination of their employment without cause or for good reason within two years after a change in control of PVH (as defined in the agreements). In either such case, the executive will receive an aggregate amount equal to two times (three times for Mr. Chirico) the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum if the change in control constitutes a “change in the ownership” or a “change in the effective control” of PVH or a “change in the ownership of a substantial portion of  [PVH’s] assets” (each within the meaning of Section 409A of the Code). Otherwise, this amount will be paid in 48 (72 for Mr. Chirico) substantially equal payments. These executives also would receive comparable medical, dental, life and disability insurance coverage for themselves and their families for the two-year (three-year for Mr. Chirico) period immediately following such a termination, without a duty to mitigate or obtain replacement coverage from a subsequent employer. In addition, if the receipt of the foregoing severance would subject any executive to the excise tax on excess parachute payments under Section 4999 of the Code, his severance would be reduced by the amount required to avoid the excise tax if such a reduction would give him a better after-tax result than if he received the full severance amount.
Francis K. Duane
We entered into a new employment agreement with Mr. Duane on March 29, 2018. The employment agreement became effective as of March 1, 2018, and expires on February 28, 2021. It provides that he will serve as the Chief Executive Officer, Heritage Brands, and Vice Chairman, PVH Corp., in which roles he will continue the overall management of our North America wholesale customer relationships and work on corporate strategic initiatives. PVH has the right, on or after February 3, 2020, to modify Mr. Duane’s titles, duties and responsibilities so as to enable him to focus on the smooth transition of his duties as of the end of the term of the agreement.
In accordance with Mr. Duane’s employment agreement, his base salary was fixed at $1,150,000 per year effective June 1, 2018, and will continue at that level until the agreement expires. Mr. Duane’s base salary cannot be reduced.
The employment agreement also provides for Mr. Duane’s continued participation in our bonus and stock plans and other incentive compensation programs for similarly situated executives. It further provides that the only equity awards he will be eligible to receive are a single grant of restricted stock units with a fair market value on the date of grant of approximately $3.3 million,9 and the performance share unit awards described below. The restricted stock unit grant was made on the same date during 2018 on which annual awards were made to other executive officers and is subject to ratable annual vesting over a three-year period. Mr. Duane also received in 2018 and 2019, and will receive in 2020, annual awards of performance share units with a target value of  $400,000. The 2018 and 2019 performance share unit awards were, and the 2020 awards will be, granted at the same time and with similar terms and conditions as performance share unit awards granted to the other Named Executive Officers, with the actual number of shares and their value determined on the date of grant in accordance with our standard grant practices. No performance share unit award will be granted to Mr. Duane in 2021. Mr. Duane also is eligible to participate in all employee benefits and insurance plans sponsored or maintained for similarly situated executives and is entitled to reimbursement of reasonable business expenses.
Termination for “cause” or “good reason.” Mr. Duane’s employment agreement sets forth his rights to severance and other payments upon termination of employment. Generally, Mr. Duane is entitled to severance only if his employment is terminated by PVH without “cause” or by him for “good reason” prior to February 3, 2020. The definitions of each term are substantially the same as under his prior agreement, as discussed above.
Mr. Duane’s right to terminate his employment for good reason is only exercisable prior to February 3, 2020, and will not be exercisable if his compensation is reduced by the Board pursuant to our Clawback Policy described on page 48.
If Mr. Duane’s employment is terminated by us without cause or by him prior to February 3, 2020, for good reason, he is entitled, subject to executing a release of claims in our favor, to (1) an aggregate amount equal to the sum of  (A) base salary through the end of the term of the employment agreement and (B) an amount equal to the bonus that would be payable if target level performance were achieved under our annual bonus plan (if any) through the end of the term; (2) $400,000 in lieu of any annual performance share unit award that has not yet been made in accordance with the agreement; (3) full vesting of his 2018 restricted stock unit award; and (4) payment with respect to any annual performance share unit award granted in accordance with the employment agreement, calculated as if Mr. Duane retired. The severance amount payable under clause

9 The actual value of the award was determined in accordance with our standard grant practice.
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(1) would be paid in equal installments on the same schedule that base salary was paid immediately prior to the date of the termination of employment. Any amount payable under clause (2) would be paid within 30 days after Mr. Duane’s termination of employment. The employment agreement also provides that during the period that the severance amount payable under clause (1) is paid (or, if less, for the 18-month period following the date of the termination of Mr. Duane’s employment without cause or for good reason), medical, dental, life and disability insurance coverages will be continued for Mr. Duane (and his family, to the extent participating prior to termination of employment), subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Mr. Duane is required to pay the active employee rate, if any, for such coverage.
In the event of Mr. Duane’s retirement or the termination of his employment upon the scheduled expiration of the employment agreement, he is entitled to (1) the portion of his base salary for periods prior to the effective date of termination that is accrued but unpaid (if any), (2) any unreimbursed expenses, and (3) the payment or provision of certain other benefits. Additionally, if the date of the termination of employment is on or after December 31, 2020, any unvested portion of the 2018 restricted stock unit award will accelerate and become fully vested as of such date. If the date of the termination of employment is between December 31, 2019, and December 31, 2020, 66.66% of the award will vest and the unvested portion will be forfeited. If the date of the termination of employment is between December 31, 2018, and December 31, 2019, 33.33% of the award granted will vest and the unvested portion will be forfeited. Lastly, any performance share unit award will be subject to full vesting based on actual performance without any proration, and will be payable at the same time as performance share unit awards are payable to other participants, unless the date of the termination of Mr. Duane’s employment is before the last day of the first fiscal year of the performance period with respect to a specific award, in which case the award will be forfeited.
If the receipt of any of the foregoing payments and benefits would subject Mr. Duane to the excise tax on parachute payments under Section 4999 of the Code, such amounts would be reduced by the amount required to avoid the excise tax if such a reduction would give him a better after-tax result than if he received such amounts otherwise payable to him.
Mr. Duane’s employment agreement also includes certain restrictive covenants in PVH’s favor. The covenants include prohibitions during and after employment against the use of confidential information, interfering with our business relationships, soliciting our associates for employment by himself or anyone else, and competing against us or accepting employment with a competitor.
Daniel Grieder
Our employment agreement with Mr. Grieder outlines the compensation and benefits to be paid to him and sets forth the parties’ rights to terminate Mr. Grieder’s employment and the restrictive covenants to which he has agreed. Mr. Grieder’s employment agreement provides that he will serve as the Chief Executive Officer of Tommy Hilfiger Global and PVH Europe, or in such other position or positions as our Chief Executive Officer or Board of Directors may designate. It also provides that his compensation is subject to annual review and upward adjustment. The terms include payment or reimbursement of personal expenses relating to annual housing costs, personal tax and accounting support, and costs related to travel between Mr. Grieder’s home country and our PVH Europe headquarters in Amsterdam. We believe the payment and reimbursement of these types of costs is common practice for key executives in Europe who work in one country and regularly travel to their residence in their home country, and also is consistent with provisions made for other senior executives in our Amsterdam office who travel back to their home country residences.
Termination for “cause” or “good reason.” The employment agreement also sets forth Mr. Grieder’s rights to severance upon termination of employment. Generally, Mr. Grieder is entitled to severance only if his employment is terminated without “cause” or if he terminates employment for “good reason.”
“Cause” is generally defined as an urgent cause within the meaning of Dutch law and, to the extent not covered thereby, includes:
■
gross negligence or willful misconduct by Mr. Grieder in his performance of the material responsibilities of his office or position, which results in material economic harm to PVH or in material reputational harm causing demonstrable injury to us;

■
Mr. Grieder’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness), after delivery of a written demand for substantial performance and Mr. Grieder’s failure to cure such performance failure to our reasonable satisfaction within 20 days following his receipt of such written demand;

■
Mr. Grieder’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law or the equivalent under the law of any foreign jurisdiction (other than a traffic violation);

■
Mr. Grieder’s having willfully divulged, furnished or made accessible confidential information (as defined in the employment agreement); or

■
any act or failure to act by Mr. Grieder that, under the provisions of applicable law, disqualifies him from acting in any or all capacities in which he is then acting for us.

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“Good reason” is generally defined as:
■
the assignment to Mr. Grieder of any duties inconsistent in any material respect with his position, or any other action by us that results in a material diminution in such position;

■
a reduction of base salary;

■
the taking of any action by us that substantially diminishes (A) the aggregate value of Mr. Grieder’s total compensation opportunity or (B) the aggregate value of the employee benefits provided to him relative to all other similarly situated senior executives; or

■
requiring that Mr. Grieder’s services be rendered primarily at a location or locations more than 75 miles from our principal office in Amsterdam.

Either party may terminate Mr. Grieder’s employment agreement, subject to a notice period of six months for Mr. Grieder and 12 months for us, in the event of a termination without cause by us or for good reason by Mr. Grieder or a termination by voluntary resignation (without good reason) by Mr. Grieder. The agreement automatically terminates at the end of the month in which Mr. Grieder turns the statutory pension age under Dutch law (currently 65 and two months).
If Mr. Grieder’s employment is terminated without cause or for good reason, he is entitled to the greater of  (x) his base salary for 12 months and (y) the statutory severance amount provided for under Dutch law. The severance amount is payable in accordance with the Amsterdam office’s regular payroll schedule in 12 substantially equal payments, commencing on the first scheduled payroll date that occurs on or following the date that is 30 days after Mr. Grieder’s termination of employment. It is payable only if Mr. Grieder’s employment is terminated amicably through the execution and delivery by the parties of a settlement agreement acceptable under Dutch law. Mr. Grieder will receive the transition payment provided for under Dutch law if a settlement agreement is not entered into. In the event of a termination of employment without cause or for good reason, Mr. Grieder also is eligible to receive a pro rata payout of any bonus award granted with respect to the performance cycle during which notice of termination is given, based on the actual performance level achieved for the entire cycle against the performance measures established for his award. Any pro rata payout is payable at the same time that bonuses for the performance cycle are paid to similarly situated executives.
If Mr. Grieder voluntarily resigns without good reason, he is generally entitled to receive base salary for six months after the conclusion of the notice period, paid in six substantially equal payments, in consideration of his covenant not to compete.
Mr. Grieder’s employment agreement also provides that in the event of his disability, which means his inability to work for a 104-week period, Mr. Grieder is entitled to receive 70% of his base salary for the 104-week period, and we would be entitled to terminate his employment if and when permitted by applicable law and our short-term and long-term disability policies then in effect for the Amsterdam office.
The restrictive covenants in Mr. Grieder’s agreement include prohibitions during and following employment against Mr. Grieder’s use of confidential information, soliciting PVH associates for employment by himself or anyone else, interfering with our business relationships and, other than following a termination of employment without cause or for good reason, competing against us by accepting employment or being otherwise affiliated with a direct competitor of our primary businesses or products as of the date of termination.
Other Arrangements
There are a number of other arrangements that would result in payments or other benefits to some or all of our Named Executive Officers upon a termination of employment or in the event of a change in control, in addition to the severance arrangements described above.
2006 Stock Incentive Plan
Our 2006 Stock Incentive Plan enables us to grant stock options, restricted stock units, performance share units and other stock-based awards. To date, we have granted to the NEOs (i) service-based incentive and non-qualified stock options, restricted stock and restricted stock units; and (ii) contingently issuable performance share units and restricted stock units. The following describes the effect upon stock option, restricted stock unit, and performance share unit awards of a termination of employment or change in control (the only types of awards currently outstanding).
Stock options
Unvested stock options that are assumed by an acquirer upon a change in control will continue to vest on their original schedule and only become immediately exercisable in full after termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in a participant’s employment agreement) within two years of the change in control (i.e., double trigger). All unvested stock options that are not assumed by an acquirer upon a change in control will become immediately exercisable in full upon a change in control.
In the event of death, all unvested stock options generally become immediately exercisable. In the event of retirement, unvested stock options granted in the year of retirement are forfeited immediately if the recipient retires before December 31; all other unvested stock options generally become immediately exercisable upon retirement. Stock options, if unexercised, generally will expire three months after the qualification of the representative of a recipient’s estate

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(in the event of a recipient’s death) or in three years (in the event of a recipient’s retirement). In all other circumstances, all unvested stock options will expire upon the termination of the recipient’s employment. If an option holder leaves our employ other than in the case of death, retirement or termination for cause, any then-exercisable stock options previously granted to but not yet exercised by such recipient generally will expire within 90 days of such termination of employment. If a recipient is terminated for cause, all of the recipient’s exercisable stock options will immediately expire.
Restricted stock units
Unvested restricted stock units that are assumed by an acquirer upon a change in control will continue to vest on their original schedule and only vest in full on an accelerated basis after termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in a participant’s employment agreement) within two years of the change in control (i.e., double trigger). All outstanding restricted stock units that are not assumed by an acquirer upon a change in control will vest in full on an accelerated basis upon the change in control. All outstanding restricted stock units vest in full in the event the recipient dies. In the event of retirement, restricted stock units generally vest in full, except that restricted stock units granted in the year of retirement are forfeited immediately if the recipient retires before December 31. When a recipient’s employment terminates for any other reason, unvested restricted stock units are forfeited immediately.

Performance share units
The following sets forth the effect upon performance share units of certain triggering events occurring during a performance cycle.
Death	The participant’s estate will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Change in control
Awards assumed by the acquirer upon a change in control will be deemed to have satisfied the performance level achieved (if calculable at the time of the change in control) or target performance (if performance is not calculable or less than half the performance cycle has elapsed). The awards then will be deemed to be time-based and will vest upon the earlier of the participant’s termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in the participant’s employment agreement, if any) or the scheduled end of the performance cycle (i.e., double trigger).
The participant will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant, for awards not assumed by the acquirer upon a change in control.

Disability	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
Termination without cause/termination for “good reason”1
The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant, if at least the first fiscal year during the performance cycle has been completed. A participant who is terminated during the first fiscal year will not receive a payout.

Retirement	The participant will receive the full payout, if any, that would have been payable for the performance cycle if the participant retires on or after the last day of the fiscal year during which the award was granted. A participant who retires before the last day of such fiscal year will not receive a payout.
1
“Good reason” is as defined under the participant’s employment agreement.

In all other cases, a participant must be employed by us on the last day of the performance cycle in order to remain eligible to receive an award.
Payouts in the event of death or a change in control will be paid within 30 days of the triggering event unless to do so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.
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Performance Incentive Bonus Plan
The following sets forth the effect upon annual bonuses of certain triggering events occurring during a performance cycle.
Death	The participant’s estate will receive the target level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Change in control	The participant will receive the target level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Disability/retirement/ termination without cause/termination for “good reason”1	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
1
“Good reason” is as defined under the participant’s employment agreement.

In all other cases, a participant must be employed by us on the last day of the performance cycle in order to remain eligible to receive an award.
The bonus, in the event of death or a change in control, will be paid within 30 days of the triggering event unless to do so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.
Long-Term Incentive Plan
The following sets forth the effect upon Long-Term Incentive Plan awards (including GRIP awards) of certain triggering events occurring during a performance cycle.
Death	The participant’s estate will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Change in control	The award will be deemed time-based and will be payable at the target level of performance upon the earlier of the participant’s termination of employment (other than for cause or without good reason (as defined in the participant’s employment agreement, if any)) or the scheduled end of the performance cycle (i.e., double trigger).
Disability	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
Retirement/ termination without cause/termination for “good reason”1
If after the first fiscal year of the performance cycle, the participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant. A participant who is terminated during the first fiscal year will not receive a payout.

1
“Good reason” is as defined under the participant’s employment agreement.

In all other cases, a participant must be employed by us on the last day of the performance cycle in order to remain eligible to receive an award.
The payout, in the event of death or a change in control, will be paid within 30 days of the triggering event unless to do so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.
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Outstanding Equity at Fiscal Year-End
		Option Awards1				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested2 (#)	Market Value of Shares or Units of Stock That Have Not Vested3 ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested3 ($)
EMANUEL CHIRICO	4/5/2012	46,300	0	91.88	4/5/2022
	5/1/2013	50,000	0	115.05	5/1/2023
	4/3/2014	46,200	0	124.53	4/3/2024
	4/2/2015	40,200	13,400	107.47	4/2/2025
	4/1/2016	34,950	34,950	99.39	4/1/2026
	4/7/2017	17,025	51,075	101.90	4/7/2027
	4/23/2018	0	39,000	160.26	4/23/2028
	4/2/2015					7,096	771,761
	4/1/2016					9,308	1,012,338
	4/7/2017					13,617	1,480,985
	4/23/2018					18,720	2,035,987
	4/26/20164							29,742	3,234,740
	4/25/20175							26,778	2,912,375
	4/23/20186							16,022	1,742,553
MICHAEL A. SHAFFER	4/2/2015	0	3,500	107.47	4/2/2025
	4/30/2015	625	625	103.35	4/30/2025
	4/1/2016	0	9,450	99.39	4/1/2026
	4/7/2017	4,625	13,875	101.90	4/7/2027
	4/6/2018	0	16,000	156.73	4/6/2028
	4/2/2015					2,094	227,743
	4/30/2015					484	52,640
	4/1/2016					3,774	410,460
	4/7/2017					5,523	600,681
	4/6/2018					5,108	555,546
	4/26/20164							2,588	281,471
	4/25/20175							2,811	305,724
	4/23/20186							1,781	193,702
FRANCIS K. DUANE	4/2/2015	0	3,800	107.47	4/2/2025
	4/1/2016	0	8,200	99.39	4/1/2026
	4/7/2017	0	10,125	101.90	4/7/2027
	4/2/2015					2,094	227,743
	4/1/2016					3,270	355,645
	4/7/2017					4,050	440,478
	4/6/2018					21,057	2,290,159
	4/26/20164							2,070	225,133
	4/25/20175							1,874	203,816
	4/23/20186							1,188	129,207
DANIEL GRIEDER	4/3/2014	6,146	0	124.53	4/3/2024
	7/1/2014	550	0	117.71	7/1/2024
	4/2/2015	0	2,925	107.47	4/2/2025
	4/1/2016	0	8,850	99.39	4/1/2026
	4/7/2017	0	12,900	101.90	4/7/2027
	4/6/2018	0	14,000	156.73	4/6/2028
	4/2/2015					2,328	253,193
	4/1/2016					3,522	383,053
	4/7/2017					5,154	560,549
	4/6/2018					4,468	485,940
	4/26/20164							1,035	112,567
	4/25/20175							937	101,908
	4/23/20186							594	64,603
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	Option Awards1					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested2 (#)	Market Value of Shares or Units of Stock That Have Not Vested3 ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested3 ($)
STEVEN B. SHIFFMAN	4/6/2010	3,500	0	60.08	4/6/2020
	4/7/2011	3,200	0	64.97	4/7/2021
	4/5/2012	3,100	0	91.88	4/5/2022
	5/1/2013	3,300	0	115.05	5/1/2023
	4/3/2014	3,100	0	124.53	4/3/2024
	7/1/2014	3,200	0	117.71	7/1/2024
	4/2/2015	5,250	1,750	107.47	4/2/2025
	4/1/2016	7,550	7,550	99.39	4/1/2026
	4/7/2017	3,700	11,100	101.90	4/7/2027
	4/6/2018	0	12,000	156.73	4/6/2028
	4/2/2015					1,396	151,829
	4/1/2016					4,026	437,868
	4/7/2017					4,419	480,610
	4/6/2018					3,832	416,768
	4/26/20164							2,070	225,133
	4/25/20175							1,874	203,816
	4/23/20186							1,188	129,207
1
These awards consist of stock options that vest in four equal installments on each of the first four anniversaries of the grant date.

2
These awards consist of RSUs. Awards granted in 2015 vest in increments of 25.0%, 25.0% and 50.0% on the second, third and fourth anniversaries of the grant date. Awards granted in or after 2016 vest in four equal installments on each of the first four anniversaries of the grant date, except for the award granted to Mr. Duane in 2018, which vests in three equal installments on each of the first three anniversaries of the grant date. Awards granted prior to 2018, other than those granted to Mr. Grieder, also are subject to the requirement that we achieve a specific level of adjusted net income for any one of the fiscal years during the performance cycle before they vest. The required level was achieved for all applicable awards as of February 3, 2019.

3
The market value of unvested RSUs and unvested PSUs was calculated by multiplying the number of units by $108.76, the closing stock price of our common stock on February 1, 2019, the last business day of 2018.

4
These awards consist of PSU awards. The after-tax shares received by Mr. Chirico are subject to a holding period of one year after the vesting date. The above table shows the number of shares at the threshold level, as the estimated payout as of the end of 2018 was below threshold-level performance. The awards vested in April 2019 upon the certification of the satisfaction of the performance criteria. The number of shares earned was 52,001 for Mr. Chirico, 4,524 for Mr. Shaffer, 3,619 for Mr. Duane, 1,810 for Mr. Grieder and 3,619 for Mr. Shiffman.

5
These awards consist of PSU awards that will vest in April 2020 if the performance criteria are satisfied. The after-tax shares received by Mr. Chirico in the event his award pays out will be subject to a holding period of one year after the vesting date. The above table shows the number of shares at threshold level, as the estimated payout as of the end of 2018 is below threshold-level performance. The number of shares also assumes service for the entire three-year performance cycle; the awards generally pay out on a pro rata basis if the NEO does not work for the entire cycle.

6
These awards consist of PSU awards that will vest in April 2021 if the performance criteria are satisfied. The after-tax shares received by Mr. Chirico in the event his award pays out will be subject to a holding period of one year after the vesting date. The above table shows the number of shares at threshold level, as the estimated payout as of the end of 2018 is below threshold-level performance. The number of shares also assumes service for the entire three-year performance cycle; the awards generally pay out on a pro rata basis if the NEO does not work for the entire cycle.

62	PVH CORP. 2019 PROXY STATEMENT

Executive Compensation Tables Option Exercises and Stock Vested
Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise1 ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting2 ($)
Emanuel Chirico	0	0	84,479	13,378,404
Michael A. Shaffer	46,400	2,089,016	10,776	1,682,327
Francis K. Duane	38,575	1,631,625	9,001	1,402,433
Daniel Grieder	34,229	1,727,225	11,584	1,793,953
Steven B. Shiffman	0	0	8,587	1,334,989
1
The value realized on exercise equals the stock price of our common stock on the date of exercise less the exercise price, multiplied by the number of shares acquired upon exercise.

2
The value realized on vesting equals the stock price of our common stock on the date of vesting multiplied by the number of shares vested.

Pension Benefits
Name	Plan name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit1 ($)	Payments During Last Fiscal Year ($)
Emanuel Chirico	Pension Plan2	24.1667	804,050	0
	Supplemental Pension Plan2	24.1667	10,230,761	0
	Capital Accumulation Program3	10.0000	1,791,183	0
Michael A. Shaffer	Pension Plan2	27.5833	655,087	0
	Supplemental Pension Plan2	27.5833	2,547,323	0
Francis K. Duane	Pension Plan2	19.6667	700,188	0
	Supplemental Pension Plan2	19.6667	5,305,002	0
	Capital Accumulation Program3	10.0000	1,689,645	0
Daniel Grieder		N/A	N/A	N/A
Steven B. Shiffman	Pension Plan2	25.1667	793,449	0
	Supplemental Pension Plan2	25.1667	2,581,966	0
1
Please see Note 12, “Retirement and Benefit Plans,” in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended February 3, 2019, for the assumptions used in calculating the present value of the accumulated benefit. The present value of the accumulated benefit of Messrs. Chirico and Duane for the capital accumulation program was calculated using settlement rates based on the 10-year Treasury bill rates applicable under their agreements.

2
Pension Plan and Supplemental Pension Plan service credit and actuarial values are calculated as of February 3, 2019, which is the pension plan measurement date that we used for financial statement reporting purposes. Retirement age is the applicable plan’s “normal” retirement age or the earliest time when a participant may retire without an age-based reduction. The present values as of February 3, 2019, are calculated based on the following assumptions: (i) for annuity payments in the qualified plan, the RP-2014 mortality table, and the MP-2018 mortality improvement projection scale, as published by the Society of Actuaries; (ii) a 4.35% discount rate; (iii) form of payment in the qualified plan for males (60% assumed to elect a life annuity, 20% assumed to elect a 50% joint and survivor, and 20% assumed to elect a 100% joint and survivor); and (iv) Supplemental Pension Plan lump sum values based on the assumptions prescribed under the Pension Protection Act of 2006 (including, for payments projected to be made after 2019, the newly mandated unisex mortality table specified by IRS Notice 2017-60, based on the RP-2014 table, with projected mortality improvements, and December 2018 segment rates of 3.38% for payments expected to be made for the first five years, 4.32% for payments between five and 20 years, and 4.69% for payments made after 20 years).

3
Capital accumulation program credited service relates to the number of full years of vesting credit accrued by each applicable NEO based on the effective date of his underlying agreement. The benefit is fully vested after 10 years. Retirement age is the program’s “normal” retirement age or the earliest time when a participant may retire without an age-based reduction.

PVH CORP. 2019 PROXY STATEMENT	63

Executive Compensation Tables Defined Benefit Plans
Defined Benefit Plans
Pension Plan
Our Pension Plan is a qualified defined benefit plan. The Pension Plan is open to U.S.-based salaried, hourly clerical, and production, warehouse and distribution associates, with a few exceptions. Salaried associates are eligible to participate beginning on the first day of the calendar quarter after they have completed one year of service in which they have worked at least 1,000 hours. Hourly associates are eligible to participate beginning on the first day of the calendar quarter after they have completed three months of service, provided that it is anticipated they will work at least 1,000 hours in the year.
The benefits under the Pension Plan generally are based on a participant’s career average compensation, excluding relocation pay, sign-on bonus, stay bonus, clothing allowance, Long-Term Incentive Plan pay and education expenses. Pre-2000 benefits for current salaried associates are based on pre-2000 last five years’ average compensation, unless the participant’s career average compensation is greater than the last five years’ average.
The participant’s prior service benefit and future service benefit are added together to determine the total retirement benefit. The prior service benefit is calculated by taking 1.00% of the past service compensation, plus 0.50% of the past service compensation over the Social Security average breakpoint (dollar amount determined by the year in which the participant reaches Social Security Normal Retirement Age), multiplied by the prior benefit service at December 31, 1999. The future service benefit is calculated by taking 1.00% of each year’s future service compensation, plus 0.50% of each year’s future service compensation over the Social Security-covered compensation breakpoint for each year of benefit service, assuming that the total benefit service (including prior service) does not exceed 35 years.
Benefits under the Pension Plan are vested after five years of service or, if earlier, when the participant becomes totally and permanently disabled or reaches age 65. The benefits of our U.S.-based NEOs are fully vested.
Any participant who would be credited with fewer than 501 hours in a plan year due to a leave associated with the birth or adoption of a child or related childcare will be credited with 501 hours of service to prevent a break in service. A participant will not incur a break in service due to any leave of absence in accordance with the provisions of the Family and Medical Leave Act of 1993 or on account of military duty, provided they return to work within the re-employment period under Federal law.
Pension benefits become payable on the first day of the month following retirement, which is normally at age 65. Participants who have completed ten or more years of service are eligible for early retirement benefits, but they must wait until they attain age 55 before benefit payments commence. Participants who terminate employment prior to age 55 and have worked ten or more years will receive unsubsidized early retirement benefits based on the factors in the following table:
Age at Commencement	Early Retirement Factor
55	40.00%
56	43.00%
57	46.00%
58	50.00%
59	55.00%
60	60.00%
61	66.00%
62	73.00%
63	81.00%
64	90.00%
65	100.00%
64	PVH CORP. 2019 PROXY STATEMENT

Executive Compensation Tables Defined Benefit Plans
We subsidize the early retirement benefit for participants who retire when they are over age 55 and have worked more than ten years by making benefit payments in the applicable percentage shown below based on actual age and years of service.

Age at Commencement	Years of Service
	10	11	12	13	14	15	16	17	18	19	20
64	95.00%	95.15%	95.30%	95.45%	95.60%	95.75%	95.90%	96.05%	96.20%	96.35%	96.50%
63	90.00%	90.30%	90.60%	90.90%	91.20%	91.50%	91.80%	92.10%	92.40%	92.70%	93.00%
62	85.00%	85.45%	85.90%	86.35%	86.80%	87.25%	87.70%	88.15%	88.60%	89.05%	89.50%
61	80.00%	80.60%	81.20%	81.80%	82.40%	83.00%	83.60%	84.20%	84.80%	85.40%	86.00%
60	75.00%	75.75%	76.50%	77.25%	78.00%	78.75%	79.50%	80.25%	81.00%	81.75%	82.50%
59	70.00%	70.90%	71.80%	72.70%	73.60%	74.50%	75.40%	76.30%	77.20%	78.10%	79.00%
58	65.00%	66.05%	67.10%	68.15%	69.20%	70.25%	71.30%	72.35%	73.40%	74.45%	75.50%
57	60.00%	61.20%	62.40%	63.60%	64.80%	66.00%	67.20%	68.40%	69.60%	70.80%	72.00%
56	55.00%	56.35%	57.70%	59.05%	60.40%	61.75%	63.10%	64.45%	65.80%	67.15%	68.50%
55	50.00%	51.50%	53.00%	54.50%	56.00%	57.50%	59.00%	60.50%	62.00%	63.50%	65.00%

Age at Commencement	Years of Service
	21	22	23	24	25	26	27	28	29	30
64	96.65%	96.80%	96.95%	97.10%	97.25%	97.40%	97.55%	97.70%	97.85%	98.00%
63	93.30%	93.60%	93.90%	94.20%	94.50%	94.80%	95.10%	95.40%	95.70%	96.00%
62	89.95%	90.40%	90.85%	91.30%	91.75%	92.20%	92.65%	93.10%	93.55%	94.00%
61	86.60%	87.20%	87.80%	88.40%	89.00%	89.60%	90.20%	90.80%	91.40%	92.00%
60	83.25%	84.00%	84.75%	85.50%	86.25%	87.00%	87.75%	88.50%	89.25%	90.00%
59	79.90%	80.80%	81.70%	82.60%	83.50%	84.40%	85.30%	86.20%	87.10%	88.00%
58	76.55%	77.60%	78.65%	79.70%	80.75%	81.80%	82.85%	83.90%	84.95%	86.00%
57	73.20%	74.40%	75.60%	76.80%	78.00%	79.20%	80.40%	81.60%	82.80%	84.00%
56	69.85%	71.20%	72.55%	73.90%	75.25%	76.60%	77.95%	79.30%	80.65%	82.00%
55	66.50%	68.00%	69.50%	71.00%	72.50%	74.00%	75.50%	77.00%	78.50%	80.00%
All of our U.S.-based NEOs are eligible for subsidized early retirement benefits.
Benefits under the Pension Plan become payable on the first of the month following retirement, normally at age 65, absent any election by a participant to commence the payment of benefits at a different time. Benefits are payable in one of the following ways:
Life-only annuity. A participant who is not married or married less than 12 months when payments begin and who does not elect an optional payment method will receive the full amount of the benefit in equal monthly installments for life. Payments begin on the first of the month following the retirement date. After death, no additional payments are made.
50% joint & survivor annuity. A participant who is married for at least 12 months when payments begin will receive the benefit as a 50% Joint & Survivor Annuity absent an election by the participant (and spousal consent) for an optional payment form. Under this option, a participant will receive a reduced monthly benefit for life. Thereafter, the participant’s spouse receives a benefit equal to 50% of the monthly benefit the participant was receiving. If the spouse dies before the participant but after the participant begins receiving payments, the participant will continue to receive the same benefit amount for life and no additional payments are made after death.
100% (or 75% or 66 2∕3%) joint & survivor annuity. A participant will receive a reduced lifetime benefit under this option. The participant names a beneficiary and chooses the percentage of the benefit to continue to that individual after the participant’s death. After death, the beneficiary receives the percentage of benefit elected (100%, 75% or 66 2∕3%) for life. The participant’s age at the date benefits commence, the beneficiary’s age and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.
PVH CORP. 2019 PROXY STATEMENT	65

Executive Compensation Tables Defined Benefit Plans
Life & period certain annuity. A participant will receive a reduced lifetime benefit in equal monthly installments with payments guaranteed for at least the period of time elected (between one and 15 years) under this option. Payments continue for the rest of the participant’s life even if he or she lives longer than the period of time elected. However, if the participant receives less than the minimum number of payments before death, the same monthly benefit continues to the beneficiary until the combined total number of installment payments are made.
Full refund annuity. A participant will receive a reduced benefit for life, payable in equal monthly installments, under this option. If the participant dies before receiving the full single lump sum value of his or her benefit, determined at the date of retirement, the balance will be paid to the participant’s beneficiary in a single lump sum payment. In addition, payments will continue to be paid for the rest of the participant’s life, even if the guaranteed lump sum value is exceeded.
Social Security equalization. This option allows a participant who retires early to receive an increased monthly payment from the Pension Plan until the participant is eligible for Social Security benefits. After Social Security benefits begin, the monthly payment from the Pension Plan is reduced. This option does not provide any survivor benefits and, therefore, no benefit is payable after death.
Supplemental Pension Plan
Our Supplemental Pension Plan is a non-qualified defined benefit plan. Certain U.S.-based management and highly paid associates who are participants in our qualified Pension Plan, including our U.S.-based Named Executive Officers, are eligible for benefits under our Supplemental Pension Plan. This plan was created to provide deferred compensation to highly compensated individuals in an effort to promote continuity of management and increased incentive and personal interest in the welfare of PVH on the part of those who are or may become primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success.
Our Supplemental Pension Plan is designed to work in conjunction with our Pension Plan. The pension benefit outlined in our Pension Plan is calculated as if there were no compensation limits under the Code. The maximum benefit allowable is paid out under the Pension Plan and the balance is paid out under the Supplemental Pension Plan.
A participant in our Supplemental Pension Plan will not have any vested interest in such portion of any benefit that accrues on or after January 1, 2007 unless the sum of the participant’s attained age and credited vesting years equals or exceeds 65 and, while employed by us, the participant has reached age 50 and has completed at least ten credited vesting years. Five credited vesting years is required for any benefit that accrues prior to January 1, 2007.
As part of the enrollment process, a participant may elect for benefits to be paid following termination in one of the following four ways:
■
in a lump sum within 60 days of termination of employment;

■
in a lump sum deferred until January 1 of the year following termination of employment;

■
in five equal annual installments commencing January of the year following termination of employment; or

■
in ten equal annual installments commencing January of the year following termination of employment, (applicable for benefit accruals from January 1, 2019, forward).

Participants may change their benefit payment elections any time up to one year before the then-scheduled distribution date. In addition, for benefits that accrue on or after January 1, 2005, the new election must extend the commencement date of the benefit payment by at least five years from the then-scheduled distribution date.
Benefits under our Supplemental Pension Plan are unsecured and generally are payable from our general assets. Payments will be delayed if and to the extent that payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed under Section 409A will accrue interest during the deferral period at the 10-year Treasury bill rate in effect on the first business day of the plan year in which the delayed payment period commences.
Capital Accumulation Program
Our capital accumulation program is a non-qualified defined benefit program that was created to retain a select group of senior executives. Under the program, participants are party to individual agreements under which participants who remain in our employ for a period of ten years from the date of their agreement are entitled to receive payments equaling a specified benefit after the termination of their employment. The benefit vests over a five-year period, commencing on the fifth anniversary of the execution of
66	PVH CORP. 2019 PROXY STATEMENT

Executive Compensation Tables Non-Qualified Deferred Compensation
the agreement. Interest accrues on the benefit amount once it is fully vested and the participant has reached age 55. Interest is compounded annually and is equal to the average of the 10-year Treasury bill rate on the first day of each month until payment commences. The vested portion of the benefit (including any accrued interest) generally is paid in semi-monthly installments over a 10-year period commencing after the participant reaches age 65.
The agreements provide that if a participant’s employment is terminated following a change in control (as defined), the full undiscounted value of the future payments to be made to the participant under the program become immediately payable in a lump sum. The benefits under the agreements are forfeited upon a termination of a participant’s employment for cause. Each participant’s rights are subject to non-competition and non-disclosure restrictions that automatically terminate upon a change in control of PVH.
Messrs. Chirico and Duane each are parties to an agreement with us under the capital accumulation program that provide for benefits of  $2,000,000 each. Payments will be delayed if and to the extent that payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed under Section 409A will accrue interest during the deferral period at a rate per annum, equal to the average of the 10-year Treasury bill rate in effect on the first day of each calendar month during the delay period.
Non-Qualified Deferred Compensation
Our sole non-qualified deferred compensation plan is our Supplemental Savings Plan.
Name	Executive Contributions in Last Fiscal Year1 ($)	Registrant Contributions in Last Fiscal Year1 ($)	Aggregate Earnings in Last Fiscal Year2 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year3 ($)
Emanuel Chirico	365,625	156,375	162,415	—	7,145,625
Michael A. Shaffer	225,521	73,188	50,561	—	2,295,472
Francis K. Duane	387,958	85,000	124,283	—	5,339,805
Daniel Grieder	N/A	N/A	N/A	N/A	N/A
Steven B. Shiffman	457,228	55,860	74,801	—	3,249,240
1
Amounts are reported in the Summary Compensation Table for 2018.

2
Amounts are not reported in the Summary Compensation Table.

3
The amounts shown include amounts that were reported in the Summary Compensation Table for 2017 and 2016. The aggregate of the previously reported amounts is $876,076 for Mr. Chirico; $449,899 for Mr. Shaffer; $429,472 for Mr. Duane; and $824,600 for Mr. Shiffman.

Supplemental Savings Plan
Our Supplemental Savings Plan (“SSP”) is a non-qualified defined contribution plan that was designed to work in conjunction with the AIP (our 401(k) plan) to provide key executives and certain “highly compensated associates” (as defined under the Code) sufficient pre-tax retirement savings opportunities. The plan is available to associates with a minimum base salary of  $150,000 who are eligible for and participate in our AIP, including all of our U.S.-based Named Executive Officers.
Participants may elect a deferral rate of up to 25% (75% effective January 1, 2019) of base pay for their contributions. Deferrals are directed first to a participant’s AIP account up to the maximum amount of eligible pay available under the law. Effective January 1, 2019, SSP contributions for the year will not begin until the maximum permitted contributions have been made under the AIP. Eligible pay under our Supplemental Savings Plan includes all categories of pay eligible under the AIP, as well as payouts under our Performance Incentive Bonus Plan. Participants may elect to defer up to 25% (75% for bonus based on 2019 fiscal year performance) of bonus compensation into their Supplemental Savings Plan accounts. For the Supplemental Savings Plan, PVH contributes an amount equal to 100% of the first 2% of total compensation contributed by a participant, and an amount equal to 25% of the next 4% of total compensation contributed by the participant. Effective January 1, 2019, the match formula under the SSP was updated to the same formula that applies under the AIP. For the AIP, PVH contributes an amount equal to 100% of the first 1% of total compensation contributed by a participant, and an amount equal to 50% of the next 5% of total compensation contributed by the participant.
PVH CORP. 2019 PROXY STATEMENT	67

Executive Compensation Tables
Potential Payments Upon Termination and Change in Control Provisions
Our Supplemental Savings Plan is an unfunded plan. Participant contributions and our matching contributions are not invested in actual securities or maintained in an independent trust for the exclusive benefit of plan participants. Instead, for technical and tax reasons, contributions to our Supplemental Savings Plan are retained as part of our general assets — a common corporate practice. Therefore, benefits are dependent on our ability to pay them when they become due.
Participant contributions, as well as our matching contributions for the NEOs, are measured against the 10-year Treasury bill. These contributions accrue interest based on the rate of return for 10-year Treasury bills, as established on January 1 of each calendar year.
A participant’s before-tax contributions in our Supplemental Savings Plan are immediately fully vested. Our matching contributions vest ratably from the second through the fifth year of employment or, if earlier, when the participant reaches age 65, dies, or becomes totally and permanently disabled.
As part of the enrollment process, participants can elect to have their vested amount under the Supplemental Savings Plan be distributed following termination in one of the following four ways:
■
in a lump sum within 30 days of termination of employment;

■
in a lump sum deferred until January 1 of the year following termination of employment;

■
in five equal annual installments commencing January of the year following termination of employment; or

■
in ten equal annual installments commencing January of the year following termination of employment.

Payments will be delayed if and to the extent that payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed under Section 409A will accrue interest during the deferral period at a rate per annum equal to the 10-year Treasury bill rate in effect on the first day of the plan year in which the deferral begins, or, if the deferral period extends beyond the close of the plan year, the interest rate for the remainder of the deferral period will equal the 10-year Treasury bill rate on the first day of the following plan year.
Potential Payments Upon Termination and Change in Control Provisions
We maintain certain agreements, plans, and programs that require us to provide compensation to our Named Executive Officers in the event of a termination of employment or a change in control. For more information, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” beginning on page 55.
The following tables disclose the potential payments upon termination of employment or change in control with respect to each NEO. The assumptions used are set forth below the last table.
Emanuel Chirico	Voluntary Termination at February 3, 2019	Retirement at February 3, 2019	Death at February 3, 2019	Disability at February 3, 2019	Termination Without Cause or for Good Reason at February 3, 2019	Termination for Cause at February 3, 2019	Termination Without Cause or for Good Reason Upon Change in Control at February 3, 20191
Severance value2	$0	$0	$0	$0	$9,000,000	$0	$13,500,000
Performance Incentive Bonus Plan3	0	0	0	0	0	0	0
Long-Term Incentive Plan4	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of “in the money” unexercisable stock options5	0	0	695,142	0	0	0	695,142
Value of unvested restricted stock units6	0	0	5,301,071	0	0	0	5,301,071
Value of unvested performance share units7	0	0	10,199,313	2,944,777	2,944,777	0	10,199,313
Capital accumulation program8	1,791,183	1,791,183	2,029,455	1,791,183	1,791,183	0	2,324,742
Welfare benefits value9	0	0	0	0	39,936	0	59,904
Payout adjustment10	0	0	0	0	0	0	0
Total	$1,791,183	$1,791,183	$18,224,981	$4,735,960	$13,775,896	$0	$32,080,172
68	PVH CORP. 2019 PROXY STATEMENT

Executive Compensation Tables
Potential Payments Upon Termination and Change in Control Provisions
Michael A. Shaffer	Voluntary Termination at February 3, 2019	Retirement at February 3, 2019	Death at February 3, 2019	Disability at February 3, 2019	Termination Without Cause or for Good Reason at February 3, 2019	Termination for Cause at February 3, 2019	Termination Without Cause or for Good Reason Upon Change in Control at February 3, 20191
Severance value2	$0	$0	$0	$0	$2,775,000	$0	$3,700,000
Performance Incentive Bonus Plan3	0	0	0	0	0	0	0
Long-Term Incentive Plan4	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of “in the money” unexercisable stock options5	0	0	191,625	0	0	0	191,625
Value of unvested restricted stock units6	0	0	1,847,071	0	0	0	1,847,071
Value of unvested performance share units7	0	0	969,396	279,218	279,218	0	969,396
Capital accumulation program8	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value9	0	0	0	0	36,279	0	48,372
Payout adjustment10	0	0	0	0	0	0	0
Total	$0	$0	$3,008,092	$279,218	$3,090,497	$0	$6,756,464
Francis K. Duane	Voluntary Termination at February 3, 2019	Retirement at February 3, 2019	Death at February 3, 2019	Disability at February 3, 2019	Termination Without Cause or for Good Reason at February 3, 2019	Termination for Cause at February 3, 2019	Termination Without Cause or for Good Reason Upon Change in Control at February 3, 20191
Severance value2	$0	$0	$0	$0	$4,903,767	$0	$4,903,767
Performance Incentive Bonus Plan3	0	0	0	0	0	0	0
Long-Term Incentive Plan4	0	0	200,000	200,000	200,000	0	300,000
Value of “in the money” unexercisable stock options5	0	0	151,194	0	0	0	151,194
Value of unvested restricted stock units6	763,386	763,386	3,314,026	0	2,290,159	0	3,314,026
Value of unvested performance share units7	0	0	715,106	205,450	205,450	0	715,106
Capital accumulation program8	1,689,645	1,689,645	1,902,617	1,689,645	1,689,645	0	2,184,527
Welfare benefits value9	0	0	0	0	50,388	0	50,388
Payout adjustment10	0	0	0	0	0	0	0
Total	$2,453,031	$2,453,031	$6,282,943	$2,095,095	$9,339,409	$0	$11,619,008
Daniel Grieder	Voluntary Termination at February 3, 2019	Retirement at February 3, 2019	Death at February 3, 2019	Disability at February 3, 2019	Termination Without Cause or for Good Reason at February 3, 2019	Termination for Cause at February 3, 2019	Termination Without Cause or for Good Reason Upon Change in Control at February 3, 20191
Severance value2,11	$503,291	$0	$0	$1,409,214	$2,013,163	$0	$2,013,163
Performance Incentive Bonus Plan3	0	0	0	0	0	0	0
Long-Term Incentive Plan4,11	0	0	1,053,803	1,053,803	1,053,803	0	1,580,704
Value of “in the money” unexercisable stock options5	0	0	175,192	0	0	0	175,192
Value of unvested restricted stock units6	0	0	1,682,735	0	0	0	1,682,735
Value of unvested performance share units7	0	0	357,567	102,725	102,725	0	357,567
Capital accumulation program8	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value9	0	0	0	0	0	0	0
Payout adjustment10	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total	$503,291	$0	$3,269,297	$2,565,742	$3,169,691	$0	$5,809,361
PVH CORP. 2019 PROXY STATEMENT	69

Executive Compensation Tables
Potential Payments Upon Termination and Change in Control Provisions
Steven B. Shiffman	Voluntary Termination at February 3, 2019	Retirement at February 3, 2019	Death at February 3, 2019	Disability at February 3, 2019	Termination Without Cause or for Good Reason at February 3, 2019	Termination for Cause at February 3, 2019	Termination Without Cause or for Good Reason Upon Change in Control at February 3, 20191
Severance value2	$0	$0	$0	$0	$3,412,500	$0	$3,412,500
Performance Incentive Bonus Plan3	0	0	0	0	0	0	0
Long-Term Incentive Plan4	0	0	1,000,000	1,000,000	1,000,000	0	1,500,000
Value of “in the money” unexercisable stock options5	0	0	149,147	0	0	0	149,147
Value of unvested restricted stock units6	0	0	1,487,075	0	0	0	1,487,075
Value of unvested performance share units7	0	0	715,106	205,450	205,450	0	715,106
Capital accumulation program8	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value9	0	0	0	0	24,186	0	48,372
Payout adjustment10	0	0	0	0	0	0	0
Total	$0	$0	$3,351,328	$1,205,450	$4,642,136	$0	$7,312,200
1
In the event of a change in control with no termination of employment, the NEO would be entitled to all amounts (if any) set forth in this column, except for the amounts set forth on the rows entitled Severance value and Welfare benefits value.

2
Severance is calculated in accordance with the applicable NEO’s employment agreement. For each NEO, other than Mr. Grieder and Mr. Duane, for termination without cause or for good reason, severance value is equal to a multiple of the sum of the NEO’s base salary plus an amount equal to the bonus that would be payable if target level performance were achieved. For Mr. Duane, for termination without cause or for good reason, severance value is equal to the sum of  (i) his base salary through the end of his employment period; (ii) the bonus that would be payable if target level performance were achieved through the end of his employment period; and (iii) $400,000 in lieu of any annual PSU award that has not yet been made through the end of his employment agreement. For Mr. Grieder, for termination without cause or for good reason, severance value is equal to (i) the greater of his base salary for 12 months and (ii) the statutory severance amount provided under Dutch law. Additionally, for termination without cause or for good reason, Mr. Grieder would receive a pro rata payout of any bonus award granted with respect to the performance cycle during which notice of termination is given, based on the actual performance level achieved for the entire cycle. If Mr. Grieder voluntarily resigns without good reason, he is entitled to receive his base salary for six months. See pages 55–58 for applicable multiples and further detail.

3
A participant generally must be employed by PVH on the last day of the applicable performance cycle in order to remain eligible to receive a bonus under our Performance Incentive Bonus Plan. Therefore, if a termination of employment or change in control had occurred on February 3, 2019, each NEO would have been entitled to receive his actual bonus and the termination event or change in control would not have triggered a payment.

4
GRIP awards under our Long-Term Incentive Plan were granted to Messrs. Duane, Grieder and Shiffman in 2017. In the event of death or a change in control, the amounts are based on the amounts that would otherwise have been payable if the target level of performance had been achieved. In the event of disability or termination without cause or for good reason, the amounts will be paid based on actual performance. However, as actual performance is not yet known, the amounts are shown at the target level. In the event of death, disability and termination without cause or for good reason, the amounts payable are prorated 67%, representing the portion of the relevant performance cycle actually worked by each NEO as of February 3, 2019.

5
Represents the value of unexercisable “in the money” stock options outstanding as of February 3, 2019, the vesting of which would accelerate upon death, a change in control or retirement. The value is equal to the difference between the closing price of our common stock on February 1, 2019, the last business day of 2018, and the per share exercise price of each stock option that would become exercisable, multiplied by the number of shares of our common stock receivable upon exercise.

6
Represents the value of unvested restricted stock units as of February 3, 2019, the vesting of which would accelerate upon death, a change in control or retirement other than the RSUs granted to Mr. Duane in 2018. For Mr. Duane’s 2018 RSU award, in the event of voluntary termination or retirement, one-third of the award will vest and, in the event of termination without cause or for good reason, the award will vest in full. The value is equal to the closing price of our common stock on February 1, 2019, the last business day of 2018, multiplied by the number of shares of our common stock receivable upon vesting.

7
Represents the payout levels (discussed below) of the unvested PSUs as of February 3, 2019, multiplied by the closing price of our common stock on February 1, 2019, the last business day of 2018. In the event of death or a change in control, the amounts are shown based on the amounts that would otherwise have been payable for the performance cycle if the target level of performance had been achieved. In the event of disability or termination without cause or for good reason, the amounts are shown based on actual performance as of February 3, 2019, as the actual performance for the entire performance period was not known as of February 3, 2019. In the event of death, disability, termination without cause or for good reason, and change in control, the amounts payable in respect of the PSU awards granted during 2016, 2017 and 2018 are prorated 92%, 58% and 25%, respectively, representing the portion of the relevant performance cycle actually worked by our NEOs as of February 3, 2019.

8
Messrs. Chirico and Duane are our only Named Executive Officers who are parties to agreements with us under our capital accumulation program. See discussion on pages 66–67. All benefits, other than the payment to be made in connection with a change in control, are paid monthly over a 10-year period. The payouts shown include, where applicable, the interest that participants receive on the vested portion of their benefit for the period after the date on which they are scheduled to fully vest until payment. For Messrs. Chirico and Duane, interest is assumed to accrue at the average 10-year Treasury bill rate applicable under their agreements. The total value of the 120 payments is discounted to present value using a rate of 4.35%.

The capital accumulation program agreements do not specifically provide for payment upon retirement or disability. The amounts shown in the retirement and disability columns represent the amounts payable, if any, upon voluntary termination of employment.

We do not have any obligation to make payments to Messrs. Chirico or Duane in the event employment terminates for cause. The amounts shown in the Termination Without Cause or for Good Reason Upon Change in Control column represent a lump sum payment for the full benefit for each of Messrs. Chirico and Duane.

Payments will be delayed if and to the extent payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed due to the regulations promulgated under Section 409A will accrue interest during the deferral period at a rate equal to the average of the 10-year Treasury bill rates in effect on the first day of each calendar month during the delay period.

70	PVH CORP. 2019 PROXY STATEMENT

CEO Pay Ratio
9
The amounts shown represent the cost of welfare benefits, including medical, dental, life and disability coverage, that our NEOs would have received under their employment agreements if their employment had been terminated without cause or for good reason on February 3, 2019. Such benefits are not receivable if their employment is terminated for any other reason. Those benefits would continue for Mr. Duane through the end of his contract term. Those benefits would continue for two years for Mr. Chirico, one and one-half years for Mr. Shaffer, and one year for Mr. Shiffman, other than if the termination occurred within two years after a change in control, in which case benefits would continue for three years for Mr. Chirico and two years for Messrs. Shaffer and Shiffman.

10
If any of our U.S.-based NEOs would become subject to the Federal excise tax on excess parachute payments under Section 4999 of the Code as a result of the amount of his termination payments under a change in control, then such termination payments would be reduced as necessary to maximize each NEO’s respective after-tax termination payout. It is projected that none of our NEOs would have been subject to such excise taxes if they had been terminated following a change in control as of February 3, 2019.

11
Potential severance and incentive payments upon termination for Mr. Grieder have been translated at the euro-to-U.S. dollar exchange rate of 1.1471, which was the closing rate on February 1, 2019, the last business day of 2018.

CEO Pay Ratio
We are required to provide the ratio for the annual total compensation paid to Mr. Chirico, our Chief Executive Officer, to the annual total compensation of our median associate, excluding Mr. Chirico’s compensation. SEC rules permit us to use the same median associate identified in our pay ratio disclosure for 2017, subject to certain exceptions. In our case, the median associate had a significant change in circumstance and, as a result, we determined that it is not appropriate to use the same associate for this year’s disclosure. We did not otherwise have a significant change in our associate population or compensation arrangements.
We selected November 5, 2018 as the determination date for identifying our median associate. As of that date, we had 37,268 associates, with 17,253 associates based in the United States and 20,015 associates located outside of the United States. Of these associates, 9,582 worked in or were assigned to offices, 25,493 worked in retail stores and 2,193 worked in warehousing and distribution facilities. Approximately 44% of our workforce is part-time. Our use of seasonal workers is not significant to our overall population and is largely limited to the Christmas and Lunar (Chinese) New Year selling periods. We do not use a significant number of temporary associates.
Methodology
The methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our associates, as well as to determine the annual total compensation of the median associate for purposes of this disclosure were as follows:
■
We identified the median associate by using the actual earnings of our full-time, part-time, seasonal and temporary associates, which consisted of base pay, overtime, compensation and bonus, as compiled from our payroll records.

 –
We measured associate earnings using the one-year period ended October 31, 2018.

 –
Compensation paid in foreign currencies was converted to U.S. dollars using the foreign exchange rate monthly average for October 2018.

■
The pay ratio disclosure rules provide a de minimis exemption that allows for the exclusion of non-U.S. associates constituting less than 5% of our total associate population from the calculation.

 –
Specifically, we excluded all 660 associates in Brazil, 83 associates in Malaysia, 442 associates in Poland, 324 associates in Russia and 295 associates in Turkey who were employed on November 5, 2018.

 –
After applying this exemption, 17,253 associates in the United States and 18,211 outside of the United States were considered to identify the median associate.

Calculation
We determined that our median associate was a part-time, hourly retail store lead cashier who works in Suffolk County, New York, United States. The 2018 annual total compensation for our median associate was $18,089. The 2018 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $17,065,604. The estimated ratio of our CEO’s annual total compensation to our median associate’s total compensation for fiscal year 2018 is 943 to 1.
PVH CORP. 2019 PROXY STATEMENT	71

PROPOSAL 3
Amendment to Our Certificate of Incorporation to Eliminate the Supermajority Voting Requirement for Certain Transactions
Our Certificate of Incorporation provides that certain transactions between PVH and a beneficial owner of more than 5% of our common stock (a “5% Stockholder”) must be approved by a vote of 80% of our outstanding common stock unless (i) the transaction is approved by the Board of Directors before such person became a 5% Stockholder or (ii) we beneficially own a majority of the outstanding stock entitled to vote in elections of directors of such 5% Stockholder. The transactions covered by the provision are certain business combinations, transfers of our assets and issuances of our securities.
The proposed amendment eliminates that provision from our Certificate of Incorporation.
After a review of governance practices and current protections offered by the Delaware General Corporation Law, the Board has determined that eliminating this supermajority voting provision is appropriate for three reasons. First, it is considered by many governance commentators, stockholder rights advocates and stockholders to be a best practice in corporate governance not to have supermajority voting requirements. Second, the provision does not provide a substantive enhancement to our takeover defense profile. Third, we will continue to be subject to, and benefit from, Section 203 of the Delaware General Corporation Law, which provides protections similar to those that the provision provides.

The Board of Directors recommends a vote FOR the amendment to our Certificate of Incorporation to eliminate the supermajority voting requirement for certain transactions.
Proxies received in response to this solicitation will be voted FOR this proposal unless otherwise specified in a proxy.

If stockholders approve this proposal, we will file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware that eliminates the current provisions of Article Sixth of our Certificate of Incorporation, which encompasses the supermajority provision that is the subject of this proposal. The proposed Amended and Restated Certificate of Incorporation is attached as Exhibit C to this Proxy Statement.
We decided to create an Amended and Restated Certificate of Incorporation (rather than a simple amendment to our existing Certificate of Incorporation) because there have been many amendments to our Certificate of Incorporation over time, many of which are no longer relevant (such as merger documents and certificates of designation and cancellation of classes of preferred stock) and only serve to make our Certificate of Incorporation a large and unwieldy document. If we create an Amended and Restated Certificate of Incorporation reflecting all amendments, the Certificate will consist of a single document that stockholders can easily read and understand.
The affirmative vote of not less than 80% of our outstanding common stock is required to approve this proposal. As a result, an abstention or failure to vote with regard to this proposal will have the same effect as a vote against it.
72	PVH CORP. 2019 PROXY STATEMENT

PROPOSAL 4
Amendment to Our Certificate of Incorporation to Eliminate the Supermajority Voting Requirement for By-Law Amendments
Our Certificate of Incorporation provides that our By-Laws may not be adopted, altered, amended, changed or repealed by our stockholders, except by the affirmative vote of not less than 80% of our outstanding stock entitled to vote in the election of directors. The ability of stockholders to amend our By-Laws is separate from the ability of the Board of Directors to amend our By-Laws, which does not require stockholder approval.
The proposed amendment to our Certificate of Incorporation would reduce the voting requirement for stockholders to amend the By-Laws to a majority vote of our outstanding stock entitled to vote in the election of directors. As noted in the previous proposal, it is considered by many governance commentators, stockholder rights advocates and stockholders to be a best practice in corporate governance not to have supermajority voting requirements. Further, the provision serves no purpose to protect the interests of PVH or our stockholders.
If stockholders approve this proposal, we will file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware incorporating this amendment, which amends what is currently Article Seventh of our Certificate of Incorporation. We also will amend our By-Laws to conform to this amendment. The proposed Amended and Restated Certificate of Incorporation is attached as Exhibit C to this Proxy Statement. The changes to what Exhibit C shows as new Article Sixth are the changes to be made if this proposal is approved.

The Board of Directors recommends a vote FOR the amendment to our Certificate of Incorporation to eliminate the supermajority voting requirement for By-Law amendments.
Proxies received in response to this solicitation will be voted FOR this proposal unless otherwise specified in a proxy.

We decided to create an Amended and Restated Certificate of Incorporation (rather than a simple amendment to our existing Certificate of Incorporation) because there have been many amendments to our Certificate of Incorporation over time, many of which are no longer relevant (such as merger documents and certificates of designation and cancellation of classes of preferred stock) and only serve to make our Certificate of Incorporation a large and unwieldy document. If we create an Amended and Restated Certificate of Incorporation reflecting all amendments, the Certificate will consist of a single document that stockholders can easily read and understand.
The affirmative vote of not less than 80% of our outstanding common stock is required to approve this proposal. As a result, an abstention or failure to vote with regard to this proposal will have the same effect as a vote against it.
PVH CORP. 2019 PROXY STATEMENT	73

Proposal 5
Ratification of the Appointment of Auditor
The Board of Directors considers it desirable for our stockholders to pass upon the selection of the independent auditor, although stockholder ratification of the Audit & Risk Management Committee’s selection is not required. If the stockholders disapprove of the selection, the Board will request the Committee to reconsider the selection for the fiscal year ending January 31, 2021, as it would be impracticable to replace our auditors so late into our current fiscal year.
The Audit & Risk Management Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor pursuant to its charter. The Committee has selected Ernst & Young LLP, independent auditors, as our auditors for the fiscal year ending February 2, 2020. Ernst & Young LLP or one of its predecessors has served continuously as our auditors since 1938. The Committee Chairman is actively involved and consults with other members of the Committee regarding the appointment of Ernst & Young LLP’s lead engagement partner. The Committee and the Board believe the continued retention of Ernst & Young LLP to serve as our auditors is in our best interest and the best interests of our stockholders.
We expect representatives of Ernst & Young LLP to attend the meeting. Those individuals will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of the auditors.
Proxies received in response to this solicitation will be voted FOR the ratification of the appointment of the auditors unless otherwise specified in a proxy.

Fees Paid to Auditors
The following table sets forth the aggregate fees billed by Ernst & Young LLP, the member firms of Ernst & Young LLP, and their respective affiliates for professional services rendered to us for the audit of our annual financial statements for the fiscal years ended February 3, 2019, and February 4, 2018, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years and for other services rendered on our behalf during those fiscal years. All of such fees were pre-approved by the Audit & Risk Management Committee.
	2018	2017
Audit Fees1	$6,340,000	$5,970,000
Audit-Related Fees2	$108,000	$96,400
Tax Fees3	$2,260,000	$2,232,000
All Other Fees	$—	$—
1
Consists of fees for professional services performed for the audit of our annual financial statements, the audit of internal control over financial reporting in conjunction with the audit of our annual consolidated financial statements, and reviews of financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include services that are normally provided in connection with statutory filing requirements.

2
Includes fees that are related to accounting consultations concerning financial accounting and reporting standards and certain attestation services related to financial reporting.

3
Includes fees for services to assist us in the preparation of our tax returns and for the provision of tax advice. Such fees include tax compliance fees of  $545,000 in 2018 and $585,000 in 2017.

The Audit & Risk Management Committee’s charter requires it to pre-approve at its meetings all audit and non-audit services provided by our outside auditors. The charter permits the Committee to delegate to any one or more of its members the authority to grant such pre-approvals. Any such delegation of authority may be subject to any rules or limitations the members deem appropriate. The decision to pre-approve any services made by any member to whom authority has been so delegated must be presented to the full Committee at its next meeting.
74	PVH CORP. 2019 PROXY STATEMENT

Audit Committee Report
PVH management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the financial statements and express an opinion on the financial statements based on their audit. The Audit & Risk Management Committee is directly responsible for the appointment, compensation and oversight of the independent auditors, and reviews PVH’s financial reporting process on behalf of the Board of Directors.
The Audit & Risk Management Committee, in evaluating and selecting the independent auditors, considers, among other things, external data on the audit quality of the audit firm, including recent Public Company Accounting Oversight Board (“PCAOB”) reports; the audit firm’s industry experience, capabilities, and approach in handling the breadth and complexity of PVH’s global operations; the quality and consistency of the audit firm’s personnel and communication; the appropriateness of the audit firm’s fees; and the independence and objectivity of the audit firm.
As part of its oversight of PVH’s financial statements and reporting process, the Committee has met and held discussions with management, internal auditing staff and Ernst & Young LLP, the independent auditors. Management represented to the Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees.
In addition, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence and has discussed with the independent auditors the auditors’ independence from PVH and PVH management. The Committee also has considered whether the independent auditors’ provision of non-audit services to PVH is compatible with the auditors’ independence.
The Committee discussed with the internal and independent auditors the overall scope and plans for their respective audits. It meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of PVH’s internal controls, and the overall quality of PVH’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board the inclusion of the audited consolidated financial statements in PVH’s Annual Report on Form 10-K for the year ended February 3, 2019, as filed with the SEC. The Committee also has recommended stockholder ratification of the selection of the independent auditors.
The members of the Committee reviewed and met with management and the independent auditors on a quarterly basis to discuss PVH’s earnings releases and, as applicable, its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Committee also reviews and meets, when needed, in conjunction with earnings guidance issued other than in quarterly earnings releases.
Audit & Risk Management Committee
Juan R. Figuereo, Chairman
V. James Marino
Amy McPherson
Edward R. Rosenfeld
PVH CORP. 2019 PROXY STATEMENT	75

Equity Compensation Plan Information
The following table provides information as of February 3, 2019, with respect to shares of our common stock that may be issued under our existing equity compensation plan — the 2006 Stock Incentive Plan. This plan was approved by our stockholders; we have no equity compensation plans that were not approved by our stockholders.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,026,1401	$52.012	5,112,005
Equity compensation plans not approved by security holders	—	—	—
Total	2,026,140	$52.01	5,112,005
1
Consists of  (a) 848,224 shares of common stock underlying restricted stock units, (b) 387,229 shares of common stock underlying performance share units and (c) 790,687 shares of common stock underlying stock options.

2
The weighted average exercise price does not take into account performance shares, but does include restricted stock units. Excluding the restricted stock units, which have no exercise price, the weighted average exercise price is $107.81.

76	PVH CORP. 2019 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management
5% Stockholders
The following table presents certain information with respect to the persons who are known by us to be the beneficial owners of more than five percent of our common stock as of the record date for the meeting.
The persons listed below have advised us that they have sole voting and investment power with respect to the shares listed as owned by them, except as otherwise indicated.
Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
FMR LLC1 245 Summer Street Boston, MA 02210	8,286,655	11.0
The Vanguard Group, Inc.2 100 Vanguard Blvd. Malvern, PA 19355	8,075,969	10.8
JPMorgan Chase & Co.3 270 Park Avenue New York, NY 10017	6,921,010	9.2
BlackRock, Inc.4 55 East 52nd Street New York, NY 10055	5,104,773	6.8
1
FMR LLC, a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)G), is the beneficial owner of 8,286,655 shares of our common stock, including 494,231 shares with respect to which it has sole voting power and as to all 8,286,655 of which it has sole dispositive power. Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, has the sole power to dispose of these 8,286,655 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly-owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The above ownership reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). The following entities own shares included in the above ownership: FIAM LLC, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, FMR Co, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940; Fidelity Institutional Asset Management Trust Company, a bank as defined in Section 3(a)(6) of the Exchange Act; FMR CO., INC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940; and Strategic Advisers, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The above ownership does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with SEC Release No. 34-39538 (January 12, 1998). Information (other than percentage ownership) reported on the table and in this footnote is as of January 31, 2019, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by FMR LLC on February 11, 2019, with the SEC.

2
The Vanguard Group, Inc. (“Vanguard”), an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(E), may be deemed to be the beneficial owner of 8,075,969 shares of our common stock, including 86,897 shares with respect to which it has sole voting power, 15,733 shares with respect to which it has shared voting power, 7,973,890 shares of which it has sole dispositive power and 102,079 shares of which it has shared dispositive power. These amounts include the beneficial ownership by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, of 62,705 shares as a result of its serving as investment manager of collective trust accounts, and the beneficial ownership by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, of 62,625 shares as a result of its serving as investment manager of Australian investment offerings. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2018, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by Vanguard on February 12, 2019, with the SEC.

3
JPMorgan Chase & Co., a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), may be deemed to be the beneficial owner of 6,921,010 shares of our common stock, including 6,108,823 shares with respect to which it has sole voting power, 6,400 shares with respect to which it has shared voting power, 6,911,973 shares with respect to which it has sole dispositive power and 3,519 shares with respect to which it has shared dispositive power. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2018, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by JPMorgan Chase & Co. on January 25, 2019, with the SEC.

4
BlackRock, Inc., a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), may be deemed to be the beneficial owner of 5,104,773 shares of our common stock, including 4,347,809 shares with respect to which it has sole voting power and as to all 5,104,773 of which it has sole dispositive power. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2018, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by BlackRock, Inc. on February 6, 2019, with the SEC.

PVH CORP. 2019 PROXY STATEMENT	77

Security Ownership of Certain Beneficial Owners and Management
Directors, Nominees for Director, and Executive Officers
The following table presents certain information with respect to the number of shares of our common stock beneficially owned as of the record date by the following persons:
■
Each of our directors

■
Each of the nominees for director

■
Our Named Executive Officers

■
Our directors, the nominees for director and our executive officers, as a group

Each of the persons named below has sole voting and investment power with respect to the shares listed as owned by him or her except as otherwise indicated below.
	Amount Beneficially Owned1	Percent of Class
Mary Baglivo	10,843	*
Brent Callinicos	6,170	*
Emanuel Chirico	510,417	*
Francis K. Duane	21,343	*
Juan R. Figuereo	10,905	*
Joseph B. Fuller	45,020	*
Daniel Grieder	35,893	*
V. James Marino	22,080	*
G. Penny McIntyre	6,006	*
Amy McPherson	2,313	*
Henry Nasella	22,080	*
Edward R. Rosenfeld	7,170	*
Craig Rydin	23,130	*
Michael A. Shaffer	50,809	*
Steven B. Shiffman	55,699	*
Amanda Sourry	2,313	*
All directors, nominees for director and executive officers as a group (18 people)	894,273	1.2
*
Less than 1% of class.

1
The figures in the table are based upon information furnished to us by our directors, nominees for director, and executive officers and upon our records. The figures include the shares held for the benefit of our executive officers in a trust for the PVH Stock Fund. The PVH Stock Fund is one of the investment options under our Associates Investment Plan (AIP). Participants in the AIP who make investments in the PVH Stock Fund may direct the vote of shares of common stock held for their benefit in the trust for the PVH Stock Fund.

As of the record date, the following persons have the right to cast votes equal to the following number of shares held in the trust for the PVH Stock Fund (which have been rounded to the nearest full share): Emanuel Chirico, 9,514 shares; Francis K. Duane, 1,858 shares; Michael A. Shaffer, 6,721 shares; Steven B. Shiffman, 1,951 shares; and all of our directors, nominees for director and executive officers as a group, 20,747 shares.
The Trustee of the trust for the PVH Stock Fund has the right to vote shares in the trust that are unvoted as of two days prior to the meeting in the same proportion as the vote by all other participants in the AIP who have cast votes with respect to their investment in the Fund. The committee that administers the AIP makes all decisions regarding the disposition of common stock held in the trust for the Fund, other than the limited right of a participant to receive a distribution of shares held for his or her benefit. As such, the committee may be deemed to be a beneficial owner of the common stock held in the trust. Mr. Shaffer and an executive officer who is not an NEO are members of that committee. The figures in the table do not include shares in the trust for the Fund, other than those applicable to Mr. Shaffer’s and the other executive officer’s investment in the Fund, to the extent that, as members of the committee,
78	PVH CORP. 2019 PROXY STATEMENT

Delinquent Section 16(a) Reports
they may be deemed to have beneficial ownership of the shares held in the trust. There were 415,103 shares of common stock (0.6% of the outstanding shares) held in the trust as of the record date.
The table also includes the following shares which each of the individuals and the group listed on the table have the right to acquire within 60 days of the record date upon the exercise of stock options granted to them: Emanuel Chirico, 292,325 shares; Francis K. Duane, 11,275 shares; Daniel Grieder, 21,846 shares; Michael A. Shaffer, 22,725 shares; Steven B. Shiffman, 44,775 shares; and all of our directors, nominees for director and executive officers as a group, 435,796 shares.
The table also includes the following shares of common stock that are subject to restricted stock unit awards made to the individuals and as a group, the restrictions on which will lapse within 60 days of the record date: Mary Baglivo, 940 shares; Brent Callinicos, 940 shares; V. James Marino, 940 shares; Amy McPherson, 940 shares; Michael A. Shaffer, 484 shares; Amanda Sourry, 940 shares; and all of our directors, nominees for director and executive officers as a group, 5,184 shares.
The table also includes the following shares of common stock that are subject to time-vested restricted stock unit awards made to directors with respect to which the named directors have deferred vesting and receipt, principally until the date on which the director separates from service as a director (but in some cases to a date not within 60 days of the record date): Juan R. Figuereo, 6,129 shares; Joseph B. Fuller, 22,080 shares; G. Penny McIntyre, 5,006 shares; Henry Nasella, 22,080 shares; Edward R. Rosenfeld, 6,170 shares; Craig Rydin, 12,028 shares; and all of our directors, nominees for director and executive officers as a group, 73,493 shares.
The table does not include the following shares of common stock received after the record date as payouts of performance share unit awards for the three-year performance cycle ended on April 25, 2019 (see page 42): Emanuel Chirico, 52,001 shares; Francis K. Duane, 3,619 shares; Daniel Grieder, 1,810 shares, Michael A. Shaffer, 4,524 shares; Steven B. Shiffman, 3,619 shares; and all of our directors, nominees for director and executive officers as a group, 65,573 shares.
Delinquent
Section 16(a) Reports
Based upon our review of the filings furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, and on representations from our officers and directors, all filing requirements under Section 16(a) were complied with during the fiscal year ended February 3, 2019, except for the Form 4 Statements of Changes In Beneficial Ownership that were filed in connection with the annual RSU grant to each of our independent directors (Messes. Baglivo, McIntyre, McPherson and Sourry and Messrs. Callinicos, Figuereo, Fuller, Marino, Nasella, Rosenfeld and Rydin), These Forms 4 were filed one day late for everyone other than Ms. Sourry and Messrs. Rosenfeld and Rydin, whose Forms 4 were two days late. In all cases the late filings were due to an administrative error.
PVH CORP. 2019 PROXY STATEMENT	79

General Information
About the Annual Meeting
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PVH Corp. to be used at the Annual Meeting of Stockholders on Thursday, June 20, 2019, and at any adjournments thereof.
Our principal executive offices are located at 200 Madison Avenue, New York, New York 10016-3903. The approximate date on which this Proxy Statement and the enclosed proxy card were first sent or given to stockholders was May 7, 2019.
“Green” Initiative
Copies of our Annual Report on Form 10-K for our fiscal year ended February 3, 2019, excluding the exhibits, are being mailed to our stockholders together with this Proxy Statement. If you receive more than one annual report at the same address (perhaps because you share that address with another stockholder), you can opt to save us the cost of mailing duplicates. To do that, please send your written request, with account information, to the Secretary of PVH at the address shown above.
You can help us extend “green” practices even further. Instead of receiving paper copies of our Annual Reports to Stockholders and proxy statements by mail in the future, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will help us reduce our environmental impact because we can print and mail fewer copies of these materials. In addition, you will get your documents faster, and PVH will save on printing and mailing costs.
You may enroll in our electronic proxy delivery service at any time by going to www.proxyconsent.com/pvh and following the enrollment instructions. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information in the proxy materials provided to you by your bank or broker.
Who Can Vote
Common stockholders of record at the close of business on April 23, 2019, the record date for the meeting, will be entitled to one vote for each share of our common stock then held. As of the record date, there were 75,045,752 shares of common stock outstanding.
How to Vote
Stockholders vote by casting ballots (in person or by proxy), which are tabulated by the inspector of election.
The shares represented by the proxies solicited by the Board of Directors will be voted in accordance with the directions given therein unless revoked. If we receive a valid signed proxy without voting instructions, we will vote the shares represented by that proxy FOR each of the director nominees in Proposal 1, and FOR Proposals 2 through 5 described in this Proxy Statement.
If you are a stockholder of record, you can revoke your proxy at any time by sending written notice to the Secretary of PVH at the address shown above, by revoking your proxy in person at the meeting, or by presenting a later-dated proxy. Beneficial owners of our common stock should contact their bank, brokerage firm or other custodian, nominee, or fiduciary if they wish to revoke their proxy. Shares represented by proxies will be voted at the meeting unless revoked.
Abstentions and Broker Non-Votes
Abstentions and broker non-votes will be included in the determination of the number of shares present at the meeting for quorum purposes.
Abstentions will have the same effect as negative votes for Proposals 2 through 5. Abstentions will have no effect on the election of directors.
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Banks, brokers, and other nominees have discretionary voting power only with respect to the ratification of the appointment of our auditor. Broker non-votes are not counted in the tabulations of the votes cast on any other proposal because they are not considered to be entitled to vote. We encourage all beneficial owners to vote their shares because banks, brokers, and other nominees cannot vote without instructions.

80	PVH CORP. 2019 PROXY STATEMENT

General Information About the Annual Meeting  Required Vote for Each Proposal
Required Vote for Each Proposal
The table below shows the voting requirement for each proposal to be presented at the Annual Meeting.
Matter	Required Vote	Broker Discretionary Vote Allowed
Election of directors	Majority of votes cast	No
Advisory vote on executive compensation	Majority of shares present and entitled to vote on this matter	No
Approval of an amendment to our Certificate of Incorporation to eliminate the requirement of an 80% supermajority vote for stockholders to approve certain transactions with certain stockholders	80% of shares eligible to vote	No
Approval of an amendment to our Certificate of Incorporation to eliminate the requirement of an 80% supermajority vote for stockholders to amend our By-Laws	80% of shares eligible to vote	No
Ratification of Ernst & Young LLP as our independent auditor for fiscal year 2019	Majority of shares present and entitled to vote on this matter	Yes
Other Matters Presented at the Annual Meeting
The Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those described in this Proxy Statement. However, if other matters properly come before the meeting, the individuals named in the enclosed form of proxy will vote any proxies in accordance with their judgment.
Stockholder Proposals for the 2020 Annual Meeting
Proposals Pursuant to Rule 14a-8
If you wish to present a proposal at our 2020 Annual Meeting of Stockholders and want that proposal included in our Proxy Statement, we must receive the requisite information on or before January 8, 2020.
Director Nominations for Inclusion in 2020 Proxy Statement
If you wish to nominate a person for election as a director at our 2020 Annual Meeting of Stockholders and want the nominee included in our Proxy Statement pursuant to the proxy access provisions of our By-Laws, we must receive notice between December 9, 2019, and January 8, 2020. The notice must contain the information required by our By-Laws.
Other Stockholder Proposals
If you intend to present a proposal or nominate a person for election as a director at our 2020 Annual Meeting of
Stockholders other than as described above, you must comply with the requirements set forth in our By-Laws. Our By-Laws require, among other things, that we receive written notice of the intent to present a proposal or nomination between the close of business on February 21, 2020, and the close of business on March 22, 2020. The notice must contain the information required by our By-Laws.
Notice of the above matters should be directed to the Secretary of PVH at the address set forth at the top of this section.
Costs of this Proxy Solicitation
We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material that may be sent to stockholders in connection herewith. Solicitation may be made by mail, telephone, telegraph or personal interview. We may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy materials to their principals. In addition, Georgeson Inc., which is retained by us on an annual basis, will aid in the solicitation of proxies for a fee of  $7,500 plus expenses.
By order of the Board of Directors,
Mark D. Fischer
Secretary
New York, New York
May 7, 2019

PVH CORP. 2019 PROXY STATEMENT	81

Exhibit A
GAAP to Non-GAAP Reconciliations
(Dollars and Shares in Millions, Except Per Share Data)
	2018
	GAAP	Adjustments(1)	Non-GAAP	Foreign Exchange Impact	Constant Currency
Revenue — Consolidated	$9,657			$60	$9,597
Tommy Hilfiger	4,345			50	4,295
Calvin Klein	3,731			11	3,720
Heritage Brands	1,581			(1)	1,582
Earnings Before Interest and Taxes	$892	$(79)	$971
Net Income per Common Share Calculation
Net Income Attributable to PVH Corp.	$746	$4	$742
Total Shares for Diluted Net Income per Common Share	77		77
Diluted Net Income per Common Share Attributable to PVH Corp.	$9.65		$9.60
	2018 Initial Guidance
Net Income per Common Share — 2018 Initial Guidance	GAAP	Adjustments(2)	Non-GAAP
Diluted Net Income per Common Share Attributable to PVH Corp.	$8.76 – $8.86	$(0.24)	$9.00 – $9.10
	2017
	GAAP	Adjustments(3)	Non-GAAP
Revenue — Consolidated	$8,915
Tommy Hilfiger	3,893
Calvin Klein	3,462
Heritage Brands	1,560
Earnings Before Interest and Taxes	$632	$(232)	$864
Net Income per Common Share Calculation
Net Income Attributable to PVH Corp.	$538	$(86)	$624
Total Shares for Diluted Net Income per Common Share	79		79
Diluted Net Income per Common Share Attributable to PVH Corp.	$6.84		$7.94
	2016
	GAAP	Adjustments(4)	Non-GAAP
Earnings Before Interest and Taxes	$789	$(5)	$794
Net Income per Common Share Calculation
Net Income Attributable to PVH Corp.	$549	$(1)	$550
Total Shares for Diluted Net Income per Common Share	81		81
Diluted Net Income per Common Share Attributable to PVH Corp.	$6.79		$6.80
1
Adjustments for 2018 represent the elimination of  (i) the costs related to the acquisition of the 55% interest in TH Asia, Ltd. (“TH China”), our former joint venture for TOMMY HILFIGER in China, that we did not already own (the “TH China acquisition”), consisting of noncash amortization of short-lived assets; (ii) the costs related to the restructuring

A-1	PVH CORP. 2019 PROXY STATEMENT

Exhibit A
associated with the strategic changes for the Calvin Klein business announced in January 2019 (the “Calvin Klein restructuring”), primarily consisting of severance, noncash asset impairments, contract termination and other costs, and inventory markdowns; (iii) the recognized actuarial loss on retirement plans; (iv) the tax effects associated with the foregoing pre-tax items; (v) the discrete net tax benefit recorded in connection with the U.S. Tax Cuts and Jobs Act of 2017 (“U.S. Tax Legislation”); and (vi) the discrete tax benefit related to the remeasurement of certain net deferred tax liabilities in connection with the enactment of legislation in the Netherlands, which became effective on January 1, 2019.
2
Adjustments for our 2018 initial guidance represent the elimination of the costs that were expected to be incurred in connection with the TH China acquisition, consisting of noncash amortization of short-lived assets, and the resulting estimated tax effect.

3
Adjustments for 2017 represent the elimination of  (i) the costs related to the TH China acquisition, primarily consisting of noncash amortization of short-lived assets; (ii) the costs in connection with agreements to restructure our supply chain relationship with Li & Fung Trading Limited (“Li & Fung”), under which we terminated our non-exclusive buying agency agreement with Li & Fung in 2017 (the “Li & Fung termination”); (iii) the costs in connection with the relocation of the Tommy Hilfiger office in New York, including noncash depreciation expense; (iv) the costs in connection with the noncash settlement of certain of our benefit obligations related to our retirement plans as a result of an annuity purchased for certain participants, under which such obligations were transferred to an insurer; (v) the net costs in connection with the consolidation within our warehouse and distribution network in North America, which included a gain recorded on the sale of a warehouse and distribution center; (vi) the costs in connection with an amendment to Mr. Tommy Hilfiger’s employment agreement pursuant to which we made a cash buyout of a portion of the future payment obligation (the “Mr. Hilfiger amendment”); (vii) the costs in connection with the early redemption of our $700 million 4 1/2% senior notes; (viii) the costs in connection with the issuance of our €600 million 3 1/8% senior notes; (ix) the recognized actuarial loss on retirement plans; (x) the tax effects associated with the foregoing pre-tax items; (xi) the discrete tax benefits related to the resolution of uncertain tax positions; (xii) the discrete net tax benefit recorded in connection with the U.S. Tax Legislation; and (xiii) the discrete tax benefit related to an excess tax benefit from the exercise of stock options by our Chairman and Chief Executive Officer.

4
Adjustments for 2016 represent the elimination of  (i) the costs in connection with our integration of The Warnaco Group, Inc. (“Warnaco”) and the related restructuring; (ii) the costs in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business; (iii) the costs in connection with the licensing to G-III Apparel Group, Ltd. of the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada (the “G-III license”), which resulted in the discontinuation of our directly operated Tommy Hilfiger North America womenswear wholesale business in 2016; (iv) the costs in connection with the restructuring associated with the global creative strategy for CALVIN KLEIN; (v) the noncash gain recorded to write-up our equity investment in TH China to fair value in connection with the TH China acquisition; (vi) the one-time costs recorded on our equity investment in TH China prior to the TH China acquisition closing; (vii) the costs in connection with the TH China acquisition, primarily consisting of noncash valuation adjustments and amortization of short-lived assets; (viii) the costs in connection with the amendment of our credit facility; (ix) the noncash loss recorded in connection with the deconsolidation of our subsidiary that principally operated and managed our Calvin Klein business in Mexico in connection with the formation of a joint venture in Mexico (“PVH Mexico”) to operate that and other businesses (the “Mexico deconsolidation”); (x) the gain recorded in connection with a payment made to us to exit a TOMMY HILFIGER flagship store in Europe; (xi) the costs in connection with the early termination of the license agreement for the Tommy Hilfiger men’s tailored clothing business in North America in order to consolidate under a different licensee the men’s tailored businesses for all brands in North America (the “TH men’s tailored license termination”); (xii) the recognized actuarial gain on retirement plans; (xiii) the tax effects associated with the foregoing pre-tax items; and (xiv) the discrete tax benefits related to the resolution of uncertain tax positions.

PVH CORP. 2019 PROXY STATEMENT	A-2

Exhibit A
Reconciliations of GAAP Earnings Before Interest and Taxes to Non-GAAP Earnings
Before Interest and Taxes
(Dollars in Millions)
	2018	2017	2016
Earnings before interest and taxes	$892	$632	$789
% change over prior year	41%	-20%
Items excluded:
Gross profit charges associated with the Calvin Klein restructuring (inventory markdowns)	2
Gross profit charges associated with the TH China acquisition (short-lived noncash inventory valuation adjustments)			7
SG&A expenses associated with the Mr. Hilfiger amendment		83
SG&A expenses associated with the Li & Fung termination		54
SG&A expenses associated with the Calvin Klein restructuring	39
SG&A expenses associated with the TH China acquisition (primarily consisting of noncash amortization of short-lived assets)	24	27	70
SG&A expenses associated with the relocation of the Tommy Hilfiger office in New York (including noncash depreciation expense)		19
SG&A expenses associated with the noncash settlement of certain of our retirement plan benefit obligations		9
SG&A expenses associated with the consolidation within our warehouse and distribution network in North America, which included a gain recorded on the sale of a warehouse and distribution center		8
SG&A expenses associated with the issuance of our €600 million 3 1∕8% senior notes		4
SG&A expenses associated with integration of Warnaco and related restructuring			10
SG&A expenses associated with the G-III license			4
SG&A expenses associated with the global creative strategy for CALVIN KLEIN and related restructuring			6
SG&A expenses associated with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business			3
Gain recorded in connection with a payment made to us to exit a TOMMY HILFIGER flagship store in Europe (recorded in SG&A)			(18)
SG&A expenses associated with the TH men’s tailored license termination			11
Actuarial loss (gain) on retirement plans (recorded in non-service related pension and postretirement cost (income))	15	3	(39)
Gain to write-up our equity investment in TH China to fair value (recorded in other noncash gain, net)			(153)
Loss recorded in connection with the Mexico deconsolidation (recorded in other noncash gain, net)			82
Noncash amortization of short-lived assets recorded on our equity investment in PVH Mexico (recorded in equity in net income of unconsolidated affiliates)			2
One-time expenses recorded on our equity investment in TH China (recorded in equity in net income of unconsolidated affiliates)			6
Debt modification and extinguishment costs		24	16
Non-GAAP earnings before interest and taxes	$971	$864	$794
% change over prior year	12%	9%
A-3	PVH CORP. 2019 PROXY STATEMENT

Exhibit B
NEO Employment Agreements
Name	Description	SEC Filing
Emanuel Chirico
Second Amended and Restated Employment Agreement
First Amendment to Second Amended and Restated Employment Agreement
Second Amendment to Second Amended and Restated Employment Agreement
Third Amendment to Second Amended and Restated Employment Agreement

■
Annual Report on Form 10-K for the fiscal year ended February 1, 2009, Exhibit 10.15

■
Quarterly Report on Form 10-Q for the period ended May 2, 2010, Exhibit 10.1

■
Quarterly Report on Form 10-Q for the period ended August 1, 2010, Exhibit 10.6

■
Current Report on Form 8-K filed January 28, 2011, Exhibit 10.1

Michael A. Shaffer	Second Amended and Restated Employment Agreement First Amendment to Second Amended and Restated Employment Agreement	■ Annual Report on Form 10-K for the fiscal year ended February 1, 2009, Exhibit 10.30 ■ Current Report on Form 8-K filed January 28, 2011, Exhibit 10.2
Francis K. Duane	Employment Agreement	■ Annual Report on Form 10-K for the fiscal year ended February 4, 2018, Exhibit 10.8
Daniel Grieder	Employment Contract	■ Quarterly Report on Form 10-Q for the quarter ended April 30, 2017, Exhibit 10.1
Steven B. Shiffman	Second Amended and Restated Employment Agreement First Amendment to Second Amended and Restated Employment Agreement Second Amendment to Second Amended and Restated Employment Agreement	■ Annual Report on Form 10-K for the fiscal year ended February 1, 2015, Exhibits 10.25, 10.26 and 10.27
PVH CORP. 2019 PROXY STATEMENT	B-1

Exhibit C
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF PVH CORP.
PVH Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
1. The original name of the Corporation was Phillips-Van Heusen Corporation.
2. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State on April 8, 1976.
3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.
4. The text of the Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety to read as follows:
FIRST: The name of the Corporation is PVH Corp.
SECOND: The registered office of the Corporation in the State of Delaware is located at c/o Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 240,150,000. 150,000 of said shares shall be of the par value of  $100 each and shall be designated Preferred Stock and 240,000,000 of said shares shall be of the par value of  $1 each and shall be designated Common Stock.
B. The Board of Directors is hereby expressly granted the power by resolution or resolutions to issue the Preferred Stock in one or more series, which series may have such voting powers, full, limited or by series, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be fixed by the Board of Directors and as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.
C. I. Subject to any preferential dividend rights applicable to shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.
II. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of any preferential amounts applicable to shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.
III. Subject to any special voting rights applicable to shares of the Preferred Stock and except as provided or in part B of this Article Fourth, the holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together with the holders of any shares of the Preferred Stock who are entitled to vote, and not as a separate class.
FIFTH: The Board of Directors shall consist of not less than 9, nor more than 21 members as determined from time to time by the Board of Directors.
~~SIXTH A. The affirmative vote of not less than 80% of the outstanding stock of the Corporation entitled to vote thereon shall be required~~
C-1	PVH CORP. 2019 PROXY STATEMENT

Exhibit C
~~(i) to adopt any agreement for the merger or consolidation of the Corporation or any “subsidiary” (which term is hereinafter defined) into or with any other “person” (which term is also hereinafter defined) or the merger of any other person into the Corporation or any subsidiary,~~
~~(ii) to authorize any sale, lease, exchange, mortgage or pledge to any other person of all or substantially all of the property and assets of the Corporation or any subsidiary, or any part of such assets having a fair market value greater than 50% of the fair market value of the total assets of the Corporation or such subsidiary, or~~
~~(iii) to authorize the issuance or transfer by the Corporation or any subsidiary of any voting securities of the Corporation or any subsidiary having a fair market value of more than $1,000,000 in exchange or payment for the securities or property and assets (including cash) or any other person,~~
~~if, in any such case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other person is the “beneficial owner” (which term is hereinafter defined) of 5% or more of the outstanding stock of the Corporation entitled to vote in elections of directors; provided, however, that the provisions of this part A shall not apply to (1) any transaction consistent in all material respects with a memorandum of understanding approved by the Board of Directors of the Corporation prior to the time such person shall have become the beneficial owner of 5% or more of the outstanding stock of the Corporation entitled to vote in elections of directors or (II) any transaction if the Corporation and its subsidiaries beneficially own a majority of the outstanding stock entitled to vote in elections of directors of such person.~~
~~B. For the purposes of this Article SIXTH:~~
~~I. A person shall be deemed to be the “beneficial owner” of shares of stock of the Corporation (other than shares of the Corporation’s stock held in its treasury) (1) which such person and its “affiliates” and “associates” (which terms are hereinafter defined) beneficially own, directly or indirectly, whether of record or not, (2) which such person or any of its affiliates or associates has the right to acquire pursuant to any agreement, upon the exercise of conversion rights, warrants or options, or otherwise, (3) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement or (4) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation.~~
~~II. A “subsidiary” is any corporation 50% or more of the voting securities of which are owned, directly or indirectly, by the Corporation.~~
~~III. A “person” is any individual, corporation or other entity.~~
~~IV. An “affiliate” of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.~~
~~V. An “associate” of a specified person is (1) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person, or (4) any other member or partner in a partnership, limited partnership, syndicate or other group of which such specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of securities of the Corporation.~~
~~C. For the purposes of determining whether a person is the beneficial owner of 5% or more of the outstanding stock of the Corporation, the outstanding stock of the Corporation shall include shares deemed owned pursuant to the provisions of clause (2) of division I of part B of this Article SIXTH, but shall not include any other shares which may be issuable pursuant to any agreement or upon the exercise of any conversion rights, warrants or options, or otherwise, or shares owned by the Corporation or any subsidiary.~~
~~D. The Board of Directors shall, on the basis, on the basis of information known to it, make all determinations required to be made pursuant to the provisions of this Article SIXTH, including, without limiting the generality of the foregoing.~~
PVH CORP. 2019 PROXY STATEMENT	C-2

Exhibit C
~~(i) the fair market value of any assets of the Corporation or any subsidiary proposed to be disposed of and the fair market value of the total assets of the Corporation or such subsidiary,~~
~~(ii) the fair market value of any voting securities of the Corporation or any subsidiary proposed to be issued or transferred,~~
~~(iii) whether any person is the beneficial owner of 5% or more of the outstanding stock of the Corporation entitled to vote in the election of directors,~~
~~(iv) whether any memorandum of understanding is consistent in all material respects with a proposed transaction, and~~
~~(v) the persons who are the affiliates and associates of any other person.~~
~~Any such determination shall be conclusive and binding for all purposes of this Article SIXTH.~~
~~E. The affirmative vote of not less than 80% of the outstanding stock of the Corporation entitled to vote thereon shall be required (i) to adopt any agreement for the merger or consolidation of the Corporation into or with a subsidiary (but not for the merger of a subsidiary into the Corporation) or (ii) to authorize any sale, lease, exchange, mortgage or pledge to a subsidiary of all or substantially all of the property and assets of the Corporation.~~
~~F. The affirmative vote of not less than 80% of the outstanding stock of the Corporation entitled to vote thereon shall be required for the dissolution of the Corporation.~~
~~G. The affirmative vote of not less than 80% of the outstanding stock of the Corporation entitled to vote thereon shall be required to authorize any amendment to the Certificate of Incorporation of the Corporation which shall alter, amend, change, or repeal any of the provisions of this Article SIXTH.~~
~~SEVENTH~~ SIXTH: A. The Board of Directors shall have the power to adopt, alter, amend, change, or repeal the By-Laws of the Corporation.
B. The By-Laws of the Corporation shall not be adopted, altered, amended, changed or repealed by the stockholders except by the affirmative vote of not less than ~~80%~~a majority of the outstanding stock of the Corporation entitled to vote in the election of directors.
~~C. The affirmative vote of not less than 80% of the outstanding stock of the Corporation entitled to vote thereon shall be required to authorize any amendment to the Certificate of Incorporation of the Corporation which shall alter, amend, change, or repeal any of the provisions of this Article SEVENTH.~~
~~EIGHTH~~SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that nothing in this Article ~~EIGHTH~~SEVENTH shall eliminate or limit the liability of any director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived and improper benefit.
IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned, a duly authorized officer of the Corporation, on June 20, 2019.
By:
/s/ Mark D. Fischer

Mark D. Fischer
Secretary
C-3	PVH CORP. 2019 PROXY STATEMENT

CALVIN KLEIN
THE POWER of PVH

Design by Addison www.addison.com

PVH Corp.
200 Madison Avenue
New York, NY 10016
PVH.com

(Continued, and to be dated and signed on the other side.) PVH CORP. ANNUAL MEETING OF STOCKHOLDERS June 20, 2019 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 20, 2019. The proxy statement and annual report to stockholders are available to view online at www.pvhannualmeetingmaterials.com. “Green” Initiative If you would like to access the proxy information electronically in the future rather than receive paper copies in the mail, please visit www.proxyconsent.com/pvh and follow the instructions. PVH CORP. 200 Madison Avenue New York, New York 10016-3903 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS EMANUEL CHIRICO and MARK D. FISCHER, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PVH CORP. held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 20, 2019, and any adjournments thereof, on the matters printed on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted: FOR the election of all of the nominees for director. FOR the approval of the advisory resolution on executive compensation. FOR the approval of the amendment to our Certificate of Incorporation to eliminate the requirement of an 80% supermajority vote for stockholders to approve certain transactions with certain stockholders. FOR the approval of the amendment to our Certificate of Incorporation to eliminate the requirement of an 80% supermajority vote for stockholders to amend our By-Laws. FOR the ratification of auditors. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE www.proxypush.com/pvh Use the Internet to vote your proxy until 12:00 p.m. (CT) on June 19, 2019 PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on June 19, 2019. MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD The Board recommends a vote FOR all of the nominees in proposal 1 and FOR proposals 2, 3, 4 and 5 1. Election of the nominees for director listed below: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1(a) MARY BAGLIVO 1(g) G. PENNY McINTYRE 1(b) BRENT CALLINICOS 1(h) AMY McPHERSON 1(c) EMANUEL CHIRICO 1(i) HENRY NASELLA 1(d) JUAN R. FIGUEREO 1(j) EDWARD R. ROSENFELD 1(e) JOSEPH B. FULLER 1(k) CRAIG RYDIN 1(f) V. JAMES MARINO 1(l) JUDITH AMANDA SOURRY KNOX 2. Approval of the advisory resolution on executive compensation. FOR AGAINST ABSTAIN 3. Approval of the amendment to our Certificate of Incorporation to eliminate the requirement of an 80% supermajority vote for stockholders to approve certain transactions with certain stockholders. FOR AGAINST ABSTAIN 4. FOR the approval of the amendment to our Certificate of Incorporation to eliminate the requirement of an 80% supermajority vote for stockholders to amend our By-Laws. FOR AGAINST ABSTAIN 5. Ratification of auditors. FOR AGAINST ABSTAIN 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date ________________________________________________________, 2019 Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.